SCHEDULE 14A

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INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

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TELEDYNE TECHNOLOGIES INCORPORATED
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(Name of Person(s) Filing Proxy Statement)

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Teledyne Technologies Incorporated 1049 Camino Dos Rios Thousand Oaks, CA 91360

March 8, 2012

Dear Stockholder:

We are pleased to invite you to attend the 2012 Annual Meeting of Stockholders of Teledyne Technologies Incorporated. The meeting will be held on Wednesday, April 25, 2012, beginning at 9:00 a.m. (Pacific Time), at the Company’s offices at 1049 Camino Dos Rios, Thousand Oaks, California 91360.

This booklet includes the notice of meeting as well as the Company’s Proxy Statement.

Enclosed with this booklet are the following:

•	Proxy or voting instruction card (including instructions for telephone and Internet voting).

•	Proxy or voting instruction card return envelope (postage paid if mailed in the U.S.).

A copy of the Company’s 2011 Annual Report (which contains our 2011 Form 10-K) is also included.

Please read the Proxy Statement and vote your shares as soon as possible. We encourage you to take advantage of voting by telephone or Internet as explained on the enclosed proxy or voting instruction card. Or, you may vote by completing, signing and returning your proxy or voting instruction card in the enclosed postage-paid envelope. It is important that you vote, whether you own a few or many shares and whether or not you plan to attend the meeting.

If you are a stockholder of record and plan to attend the meeting, please mark the “WILL ATTEND” box on your proxy card so that you will be included on our admittance list for the meeting.

Thank you for your investment in our Company. We look forward to seeing you at the 2012 Annual Meeting.

Sincerely,

Robert Mehrabian

Chairman, President and

Chief Executive Officer

TELEDYNE TECHNOLOGIES INCORPORATED

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

MEETING DATE:	April 25, 2012

TIME:	9:00 a.m. Pacific Time

PLACE:	Teledyne Technologies Incorporated 1049 Camino Dos Rios Thousand Oaks, California 91360

RECORD DATE:	March 1, 2012

AGENDA

1)	Election of a class of three directors for a three-year term;

2)	Approval of the Teledyne Technologies Incorporated Amended and Restated 2008 Incentive Award Plan;

3)	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2012;

4)	Approval of a non-binding advisory resolution on the Company’s executive compensation (commonly referred to as a “say on pay” resolution); and

5)	Transaction of any other business properly brought before the meeting.

STOCKHOLDER LIST

A list of stockholders entitled to vote will be available during business hours for 10 days prior to the meeting at the Company’s executive offices, 1049 Camino Dos Rios, Thousand Oaks, California 91360, for examination by any stockholder for any legally valid purpose.

ADMISSION TO THE MEETING

Teledyne’s stockholders or their authorized representatives by proxy may attend the meeting. If you are a stockholder of record and you plan to attend the meeting, please mark the “WILL ATTEND” box on your proxy card so that you will be included on our admittance list for the meeting. If your shares are held through an intermediary, such as a broker or a bank, you should present proof of your ownership at the meeting. Proof of ownership could include a proxy from your bank or broker or a copy of your account statement.

Important Notice Regarding the Availability of Proxy Materials for the 2012 Annual Meeting to be held on April 25, 2012: In accordance with rules issued by the Securities and Exchange Commission, you may access our 2011 Annual Report and our Proxy Statement at www.teledyne.com/2012annualmeeting, which does not have “cookies” that identify visitors to the site.

By Order of the Board of Directors,

John T. Kuelbs

Executive Vice President, General Counsel

and Secretary

March 8, 2012

PROXY STATEMENT

DEFINED TERMS

In this Proxy Statement, Teledyne Technologies Incorporated is sometimes referred to as the “Company” or “Teledyne”. References to “ATI” mean Allegheny Technologies Incorporated, formerly known as Allegheny Teledyne Incorporated, the company from which we were spun off on November 29, 1999.

PROXY STATEMENT

FOR 2012 ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement, the accompanying proxy card and the Annual Report to Stockholders of Teledyne are being mailed on or about March 16, 2012. The Board of Directors of Teledyne is soliciting your proxy to vote your shares at the 2012 Annual Meeting of Stockholders. The Board is soliciting your proxy to give all stockholders of record the opportunity to vote on matters that will be presented at the Annual Meeting. This Proxy Statement provides you with information on these matters to assist you in voting your shares.

VOTING PROCEDURES

Who May Vote

If you were a stockholder at the close of business on March 1, 2012, you may vote at the Annual Meeting. On that day, there were 36,711,684 shares of our common stock outstanding.

Each share is entitled to one vote. In order to vote, you must either designate a proxy to vote on your behalf or attend the meeting and vote your shares in person. Our Board of Directors requests your proxy so that your shares will count toward determination of the presence of a quorum and your shares can be voted at the meeting.

Methods of Voting

All stockholders of record may vote by transmitting their proxy cards by mail. Stockholders of record can also vote by telephone or Internet. Stockholders who hold their shares through a bank or broker can vote by telephone or Internet if their bank or broker offers those options.

•

By Mail.    Stockholders of record may complete, sign, date and return their proxy cards in the postage-paid envelope provided. If you sign, date and return your proxy card without indicating how you want to vote, your proxy will be voted as recommended by the Board of Directors.

•	By Telephone or Internet. Stockholders of record may vote by using the toll-free number or Internet website address listed on the proxy card. Please see your proxy card for specific instructions.

Revoking Your Proxy

You may change your mind and revoke your proxy at any time before it is voted at the meeting by:

•	sending a written notice to the Secretary for receipt prior to the meeting that you revoke your proxy;

•	transmitting a proxy dated later than your prior proxy either by mail, telephone or Internet; or

•	attending the Annual Meeting and voting in person or by proxy (except for shares held in the employee benefit plan).

Voting By Employee Benefit Plan Participants

Participants who hold common stock in the Teledyne Technologies Incorporated 401(k) Plan may instruct the plan trustee how to vote the shares of common stock allocated to their accounts. You may either (1) sign and return the voting instruction card provided by the plan or (2) transmit your instructions by telephone or Internet. If you do not transmit instructions by 11:59 p.m. (Eastern Time), on April 20, 2012, your shares will not be voted by the plan trustee, except as otherwise required by law.

Voting Shares Held By Brokers, Banks and Other Nominees

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and “Withhold” and, with respect to any proposals other than the election of directors, “Against” votes, abstentions and broker non-votes. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner, despite voting on at least one other proposal for which it does have discretionary authority or for which it has received instructions. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as “Against” vote for proposals other than the election of directors. For the election of directors, abstentions will have no effect. Broker non-votes have no effect and will not be counted towards the vote total for any proposal, including the election of directors, say on pay and the approval of the Amended and Restated 2008 Incentive Award Plan. Abstentions and broker non-votes will be included in determining the presence of a quorum.

If your shares are held by your broker, bank or other agent as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker, bank or other agent to vote your shares. If you do not give instructions to your broker, bank or other agent, they can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange on which your broker, bank or other agent may vote shares held in street name in the absence of your voting instructions. The only item that is considered routine under the rules of the New York Stock Exchange to be considered at this year’s Annual Meeting is the ratification of the selection of our independent auditors (Item 3). On non-discretionary items for which you do not give instructions to your broker, bank or other agent, the shares will be treated as broker non-votes.

Confidential Voting Policy

We maintain a policy of keeping stockholder votes confidential.

BOARD COMPOSITION AND PRACTICES

Information and Meetings

The Board of Directors directs the management of the business and affairs of the Company as provided in our Amended and Restated Bylaws and pursuant to the laws of the State of Delaware. Except for Dr. Robert Mehrabian, our Chairman, President and Chief Executive Officer, the Board is not involved in day-to-day operations. Members of the Board keep informed about our business through discussions with the senior management and other officers and managers of the Company and its subsidiaries, by reviewing information provided to them, and by participating in Board and committee meetings.

We encourage, but do not require, that all our directors attend all meetings of the Board of Directors, all committee meetings on which the directors serve and the annual stockholders meeting. In 2011, the Board of Directors held seven meetings and acted by written consent one time. During 2011, all directors attended at least 75% of the aggregate number of meetings of the Board and Board committees of which they were members. All of the current directors attended the 2011 Annual Meeting of Stockholders.

Number of Directors

The Board of Directors determines the number of directors, which under our Amended and Restated By-laws must consist of not less than four members and not more than 10 members. The Board has currently fixed the number at nine members.

Director Terms

The directors are divided into three classes and the directors in each class serve for a three-year term. The term of one class of directors expires each year at the Annual Meeting of Stockholders. The Board may fill a vacancy by electing a new director to the same class as the director being replaced. The Board may also create a new director position in any class and elect a director to hold the newly created position until the term of the class expires.

Directors’ Retirement Policy

On June 1, 2000, we adopted a retirement policy for directors. This policy, as amended, generally requires directors to retire at the Annual Meeting following their 75th birthday. Mr. Cahouet, age 79, is currently serving through the 2014 Annual Meeting under a waiver granted by the Board. This policy also requires a director to offer to tender his or her resignation if such director has a change in professional status.

Board Structure

The Board of Directors currently consists of nine directors, eight of whom are considered independent under existing rules of the New York Stock Exchange and the Securities and Exchange Commission. The Chairman of the Board, who is also our President and Chief Executive Officer and is not considered an independent director, presides at meetings of stockholders and Board meetings. The Board has formally designated Frank V. Cahouet, one of our independent directors, to serve as the lead director under circumstances when the Chairman, President and Chief Executive Officer is unable to perform the duties of that office. In addition, the Board’s three standing committees consist solely of independent directors.

The Board believes that its current independent Board structure is best for our Company and provides good corporate governance and accountability. The Board does not have a fixed policy regarding the separation of the roles of the Chairman of the Board and the Chief Executive Officer because it believes the Board should be able to freely select the Chairman of the Board based on criteria that it deems to be in the best interests of the Company and its stockholders. The Board does not believe its independence is compromised by having a single person serve as Chairman and Chief Executive Officer. The functions of the Board are carried out by the full Board, and when delegated, by the Board committees. Each director is a full and equal participant in the major strategic and policy decisions of our Company and the Chairman has no greater or lesser vote on matters considered by the Board. Our non-management directors meet in executive session without management (including the Chief Executive Officer) on a regularly scheduled basis. Committee chairs rotate as presiding director in such sessions.

The Board believes that currently it is in the best interests of the Company and its stockholders to have a single person serve as Chairman and Chief Executive Officer to provide unified leadership and direction and an independent lead director to serve when the Chairman and Chief Executive Officer is unable to perform the duties of that office. However, consistent with good corporate governance principles, the Nominating and Governance Committee will continue to review periodically this issue to determine whether, based on the relevant facts and circumstances at such future times, separation of these offices would serve the best interests of the Company and its stockholders.

CORPORATE GOVERNANCE

Director Independence

In April 2011, our Nominating and Governance Committee assessed, and our Board of Directors determined, the independence of each director in accordance with the then existing rules of the New York Stock Exchange and the Securities and Exchange Commission. In order to comply with such items, our Nominating and Governance Committee considered various relationship categories including: whether the director is an employee, amount of stock ownership and commercial, industrial, banking, consulting, legal, accounting or auditing, charitable and familial relationships, as well as a range of individual circumstances. See “Certain Transactions” at page 68. The Board did consider that certain directors consider themselves to be social friends. As a result, the Nominating and Governance Committee, followed by the Board, determined that each member of our Board of Directors did not have any material relationships with us and was thus independent, with the exception of Dr. Mehrabian, our Chairman, President and Chief Executive Officer. Our management, after reviewing director questionnaires, reported to our Board in February 2012 that information on which the board based its independence assessment in April 2011 has not materially changed. The independent directors by name are: Roxanne S. Austin, Frank V. Cahouet, Charles Crocker, Kenneth C. Dahlberg, Simon M. Lorne, Paul D. Miller, Michael T. Smith and Wesley W. von Schack.

The Nominating and Governance Committee, followed by the Board, also determined that each member of our Personnel and Compensation Committee is an “outside director” within the meaning of Rule 162(m) of the Internal Revenue Code and are “non-management directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934.

All of the Board’s standing committees consist only of independent directors.

Corporate Governance and Ethics Guidelines

At the time we became a public company in 1999, our Board of Directors adopted many “best practices” in the area of corporate governance, including separate standing committees of the Board for each of audit, nominating and governance and personnel and compensation matters, charters for each of the committees, and corporate ethics and compliance guidelines.

Our ethics and compliance guidelines for employees are contained in the Corporate Objectives and Guidelines for Employee Conduct. These guidelines apply to all our employees, including our principal executive, financial and accounting officers. Our employees receive annual ethics training and questionnaires are distributed annually to various personnel in an effort to confirm compliance with these guidelines. It is our policy not to waive compliance with these guidelines. We also have a specialized code of ethics for financial executives that supplements the employee guidelines. In addition, we have ethics and compliance guidelines for our service providers.

In July 2007, our Board of Directors adopted a code of business conduct and ethics for directors. This code is intended to provide guidance to directors to help them recognize and deal with ethical issues, including conflicts of interest, corporate opportunities, fair dealing, compliance with law and proper use of the Company’s assets. It also provides mechanisms to report possible unethical conduct.

Our Board of Directors has adopted Corporate Governance Guidelines. These Corporate Governance Guidelines were initially developed by our Nominating and Governance Committee and are reviewed at least annually by such Committee. These Corporate Governance Guidelines incorporate practices and policies under which our Board has operated since its inception, in addition to many of the requirements of the Sarbanes-Oxley Act of 2002 and the New York Stock Exchange. Some of the principal subjects covered by the Corporate Governance Guidelines include:

•	Director qualification standards.

•	Director responsibilities.

•	Director access to management and independent advisors.

•	Director compensation.

•	Director orientation and continuing education.

•	Management succession.

•	Annual performance evaluation of the Board and Committees.

Copies of our Corporate Governance Guidelines, our Corporate Objectives and Guidelines for Employee Conduct, our codes of ethics for directors, financial executives and service providers and our committee charters are available on our website at www.teledyne.com. We intend to post any amendments to these policies, and any waivers of the provisions thereof related to directors or executive officers, on our website. If at any time you would like to receive a paper copy, free-of-charge, please write to John T. Kuelbs, Executive Vice President, General Counsel and Secretary, Teledyne Technologies Incorporated, 1049 Camino Dos Rios, Thousand Oaks, California 91360.

Risk Management Oversight

The risk oversight function of the Board is carried out by both the Board and the Audit Committee. As provided in its charter, the Audit Committee meets periodically with management to discuss the Company’s major financial and operating risk exposures and the steps, guidelines and policies taken or implemented relating to risk assessment and risk management. Matters of strategic risk are considered by the Board as a whole. At each meeting, our Chief Business Risk Assurance Officer reports directly to the Audit Committee on the activities of the Company’s internal audit function. Management also reports to the Audit Committee on legal, tax, finance, accounting and pension matters at least quarterly. The Board is provided with reports on legal matters at periodic scheduled meetings and on other matters related to risk oversight on an as needed basis. In addition, the Audit Committee reviews with management the “risk factors” that appear in our Annual Report on Form 10-K prior to its filing.

We have an Enterprise Risk Management Committee, consisting of executive officers and other employees, to identify significant company risks and determine whether we have appropriate risk management policies, practices, and procedures in place. In 2011, the Enterprise Risk Management Committee considered the changing risk profile of the Company as a result of the divestiture of our piston engine businesses, the acquisition of Canada-based DALSA Corporation and other factors. Our Vice President and Treasurer periodically reports to the Audit Committee on the progress and results of this program.

Risks Related to Compensation Policies and Practices

The Company and the Personnel and Compensation Committee have undertaken a process to determine whether the Company’s overall compensation program for employees creates incentives for employees to take excessive or unreasonable risks that could materially harm the Company. As part of this process, the Company received input and analysis from its independent compensation consultant and management prepared a framework of potential risk and evaluated the Company’s compensation policies in the context of this framework. The results of this evaluation were reviewed by and discussed with the Personnel and Compensation Committee.

We believe that several features of our compensation policies for management employees appropriately mitigate such risks, including a balanced mix of long- and short-term compensation incentives, the use of incentive award plans with capped payouts, the use of a diverse mix of performance measures in our incentive award plans and our stock ownership requirements for key officers. In addition, we use our annual business plan as a baseline for our Annual Incentive Plan targets, which the Personnel and Compensation Committee regards as setting an appropriate level of risk taking for the Company. We also believe the Company’s internal legal and financial controls appropriately mitigate the probability and potential impact of an individual employee committing the Company to a harmful long-term business transaction in exchange for short-term compensation benefits.

In light of these features of our compensation program and these additional controls, our management and our Personnel and Compensation Committee have concluded that the risks arising from our employee compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

Sarbanes-Oxley Disclosure Committee

We have a Sarbanes-Oxley Disclosure Committee. Current members include: John T. Kuelbs, Executive Vice President, General Counsel and Secretary; Dale A. Schnittjer, Senior Vice President and Chief Financial Officer; Susan L. Main, Vice President and Controller; Stephen F. Blackwood, Vice President and Treasurer; Ivars R. Blukis, Chief Business Risk Assurance Officer; Robyn E. McGowan, Vice President, Administration and Human Resources and Assistant Secretary; Melanie S. Cibik, Vice President, Associate General Counsel and Assistant Secretary; Brian A. Levan, Director of External Financial Reporting and Assistant Controller; S. Paul Sassalos, Senior Corporate Counsel and Assistant Secretary; Jason VanWees, Vice President, Corporate Development and Investor Relations; and Patrick Neville, Vice President and Chief Information Officer. Among its tasks, the Disclosure Committee discusses and reviews disclosure issues to help us fulfill our disclosure obligations on a timely basis in accordance with SEC rules and regulations and is intended to be used as an additional resource for employees to raise questions regarding accounting, auditing, internal controls and disclosure matters.

We have a confidential Ethics/Help Line, where questions or concerns about us can be raised confidentially and anonymously. The Ethics/Help line is available to all of our employees, as well as concerned individuals outside the Company. The toll-free help line number is 1-877-666-6968.

The receipt of concerns about our accounting, internal controls and auditing matters will be reported to the Audit Committee.

Communications with the Board

Our Corporate Governance Guidelines provide that any interested parties desiring to communicate with our non-management directors, including our lead director, may contact them through our Secretary, John T. Kuelbs, whose address is: Teledyne Technologies Incorporated, 1049 Camino Dos Rios, Thousand Oaks, California 91360.

ITEM 1 ON PROXY CARD — ELECTION OF DIRECTORS

The Board of Directors has nominated for election this year the class of three incumbent directors whose terms expire at the 2012 Annual Meeting. The three-year term of the class of directors nominated and elected this year will expire at the 2015 Annual Meeting. The three individuals who receive the highest number of votes cast will be elected.

If you sign and return your proxy card, the individuals named as proxies in the card will vote your shares for the election of the three named nominees, unless you provide other instructions. You may withhold authority for the proxies to vote your shares on any or all of the nominees by following the instructions on your proxy card. If a nominee becomes unable to serve, the proxies will vote for a Board-designated substitute or the Board may reduce the number of directors. The Board has no reason to believe that any nominee will be unable to serve.

Background information about the nominees and continuing directors follows, including the specific experiences, qualifications, attributes and skills that the Board believes qualifies each of the below named individuals to serve as a director of the Company, in light of the Company’s business and structure.

Nominees — For Terms Expiring at 2015 Annual Meeting (Class I)

Simon M. Lorne Vice Chairman and Chief Legal Officer of Millennium Management LLC Director since 2004 Age: 65	Simon M. Lorne is the Vice Chairman and Chief Legal Officer of Millennium Management LLC, a hedge fund management company. From March 1999 to March 2004, prior to the time he became a Teledyne Director, Mr. Lorne was a partner with Munger Tolles & Olson, LLP, a law firm whose services Teledyne has used from time to time. Mr. Lorne has also previously served as a Managing Director, with responsibility for Legal Compliance and Internal Audit of Citigroup/Salomon Brothers and as the General Counsel at the Securities and Exchange Commission in Washington, D.C. Mr. Lorne served as a director of Opsware, Inc., a provider of data center automation software, from 2000 to 2007. Since 1999, Mr. Lorne has been co-director of Stanford Law School’s Directors’ College. Since 2011, Mr. Lorne has served on the Advisory Council of the Public Company Accounting Oversight Board. Mr. Lorne is a member of our Audit Committee and our Nominating and Governance Committee.

The following experience, qualifications, attributes and/or skills led the Board to conclude that Mr. Lorne should serve as a director: his professional background and experience, current and previously held senior-executive level positions, senior level experience at a government regulator, his service on other public and private company boards, Teledyne board experience, board attendance and participation, and his expertise in finance, mergers and acquisitions, securities laws and corporate governance.

Paul D. Miller Retired Chairman of Alliant Techsystems, Inc. (ATK) Director since 2001 Age: 70	Paul D. Miller was the Chairman of the Board of ATK (Alliant Techsystems, Inc.), an advanced weapon and space systems company, until April 2005. From January 1999 until October 2004, he had also been Chief Executive Officer of ATK. Prior to retirement from the U.S. Navy in 1994, Admiral Miller served as Commander-in-Chief, U.S. Atlantic Command and NATO Supreme Allied Commander — Atlantic. He is also a director of Donaldson Company, Inc., a manufacturer of filtration systems, and Huntington Ingalls Industries, Inc., a shipbuilding company. Mr. Miller is a member of our Audit Committee and our Nominating and Governance Committee.

The following experience, qualifications, attributes and/or skills led the Board to conclude that Admiral Miller should serve as a director: his executive, professional and military background and experience, current and previously held senior-executive level positions, his service on other public and private company boards, Teledyne board experience, board attendance and participation, his extensive experience with and leadership positions in the defense community, his knowledge of finance, manufacturing, human resources, corporate governance and audit functions and his extensive understanding of strategic planning, tactical business decision making and risk management.

Wesley W. von Schack Chairman of AEGIS Insurance Company and Retired Chairman, President and Chief Executive Officer of Energy East Corporation Director since 2006 Age: 66	Wesley W. von Schack is Chairman of AEGIS Insurance Company, a position he has held since 2007. He currently serves as the lead director and Chairman of the Executive Committee of The Bank of New York Mellon Corporation and serves as the lead director of Edward Lifesciences Corporation. Dr. von Schack served as Chairman, President and Chief Executive Officer of Energy East Corporation, a diversified energy services company, from 1996 until his retirement in September 2009. Dr. von Schack served as a director of Mellon Financial Corporation from 1989 to 2007. Dr. von Schack is director emeritus of the Gettysburg Foundation, and is a member of the President’s Council — Peconic Land Trust. Dr. von Schack is a member of our Nominating and Governance Committee and our Personnel and Compensation Committee.

The following experience, qualifications, attributes and/or skills led the Board to conclude that Dr. von Schack should serve as a director: his professional background and experience, previously held senior-executive level positions, his service on other private and public company boards, his leadership positions at private foundations, his Teledyne board experience, board attendance and participation, and his extensive experience with companies in the energy sector and in regulated industries.

The Board of Directors Recommends

a Vote FOR the Election of the Nominees

Continuing Directors — Terms Expire at 2013 Annual Meeting (Class II)

Charles Crocker Chairman and Chief Executive Officer, Crocker Capital and Retired Chairman and Chief Executive Officer of BEI Technologies, Inc. Director since 2001 Age: 73	Charles Crocker currently serves as the Chairman and Chief Executive Officer of Crocker Capital, a private investment company. Mr. Crocker was the Chief Executive Officer of the Custom Sensors and Technologies Division of Schneider Electric until January 2006. Mr. Crocker was the Chairman and Chief Executive Officer of BEI Technologies, Inc., a diversified technology company, from March 2000 until October 2005, when it was acquired by Schneider Electric. Mr. Crocker served as Chairman, President and Chief Executive Officer of BEI Electronics from October 1995 to September 1997, at which time he became Chairman, President and Chief Executive Officer of BEI Technologies, Inc. He serves as a director of Franklin Resources, Inc. and its subsidiary, Fiduciary Trust International, and ConMed Healthcare Management, Inc. Mr. Crocker has been Chairman of the Board of Children’s Hospital in San Francisco, Chairman of the Hamlin School’s Board of Trustees and President of the Foundation of the Fine Arts Museums of San Francisco. Mr. Crocker is the Chair of our Personnel and Compensation Committee and a member of our Nominating and Governance Committee.

The following experience, qualifications, attributes and/or skills led the Board to conclude that Mr. Crocker should serve as a director: his professional background and experience, current and previously held senior-executive level positions, his service on other public and private company boards, Teledyne board experience, board attendance and participation, and his extensive experience with technology companies serving both the commercial and defense sectors.

Robert Mehrabian Chairman, President and Chief Executive Officer of the Company Director since 1999 Age: 70	Robert Mehrabian is the Chairman, President and Chief Executive Officer of Teledyne Technologies Incorporated. He has been the President and Chief Executive Officer of Teledyne since its formation in 1999. He became Chairman of the Board in December 2000. Prior to the spin-off of the Company by ATI in November 1999, Dr. Mehrabian was the President and Chief Executive Officer of ATI’s Aerospace and Electronics segment since July 1999 and had served ATI in various senior executive capacities since July 1997. Before joining ATI, Dr. Mehrabian served as President of Carnegie Mellon University. He is also a director of PPG Industries, Inc. Dr. Mehrabian served as a director of Mellon Financial Corporation from 1994 to 2007 and served as director of its successor The Bank of New York Mellon Corporation until April of 2011.

The following experience, qualifications, attributes and/or skills led the Board to conclude that Dr. Mehrabian should serve as a director: his leadership skills acquired while serving as the Company’s Chief Executive Officer and Chairman, previously held senior-executive level positions at public companies and at academic institutions, his service on public company boards, and his extensive knowledge and understanding of the Company’s business, operations, products and services.

Michael T. Smith Retired Chairman of the Board and Chief Executive Officer of Hughes Electronics Corporation Director since 2001 Age: 68	Michael T. Smith is the retired Chairman of the Board and Chief Executive Officer of Hughes Electronics Corporation, holding such positions from October 1997 until May 2001. Mr. Smith is also a director of Ingram Micro Corporation, a technology sales, marketing and logistics company, FLIR Systems, Inc., which produces infrared cameras, thermal imaging software and temperature measurement devices, and WABCO Holdings, Inc., which provides electronic and electromechanical products for the automotive industry. Mr. Smith served as a director of ATK (Alliant Techsystems, Inc.), an advanced weapon and space systems company, from 1997 to 2009, and Anteon International Corporation, an information technology and systems engineering solutions company, from 2005 to 2006. Mr. Smith is also the former chairman of the Aerospace Industries Association, an industry trade organization, and is a charter member of the Electronic Industries Foundation Leadership Council. Mr. Smith is the Chair of our Nominating and Governance Committee and is a member of our Audit Committee.

The following experience, qualifications, attributes and/or skills led the Board to conclude that Mr. Smith should serve as a director: his professional background and experience, previously held senior-executive level positions, his service on other public and private company boards, Teledyne board experience, board attendance and participation, and his extensive experience with companies in the aerospace, defense, engineering, communications and manufacturing sectors.

Continuing Directors — Terms Expire at 2014 Annual Meeting (Class III)

Roxanne S. Austin President of Austin Investment Advisors Director since 2006 Age: 51	Ms. Austin is President of Austin Investment Advisors, a private investment and consulting firm, a position she has held since 2004. From July 2009 through July 2010, Ms. Austin also served as the President and Chief Executive Officer of Move Networks, Inc., a provider of Internet television services. Ms. Austin served as President and Chief Operating Officer of DIRECTV, Inc. from June 2001 to December 2003. She also served as Executive Vice President of Hughes Electronics Corporation and as a member of its executive committee until December 2003. From 1997 to June 2001, Ms. Austin was the Corporate Senior Vice President and Chief Financial Officer of Hughes Electronics Corporation. Prior thereto, she held various senior financial positions with Hughes Electronics Corporation. Prior to joining Hughes in 1993, Ms. Austin was a partner at the accounting firm Deloitte & Touche. Ms. Austin is also a director of Target Corporation, Abbott Laboratories and Telefonaktiebolaget LM Ericsson. She serves on the Board of Trustees of the California Science Center. Ms. Austin is a member of our Personnel and Compensation Committee and our Nominating and Governance Committee.

The following experience, qualifications, attributes and/or skills led the Board to conclude that Ms. Austin should serve as a director: her professional background and experience, current and previously held senior-executive level positions, her service on other public and private company boards, Teledyne board experience, board attendance and participation, and her extensive experience in electronics, communications, aerospace, defense and related industries and specialized expertise in public company accounting and mergers and acquisitions.

Frank V. Cahouet Retired Chairman and Chief Executive Officer of Mellon Financial Corporation Director since 1999 Age: 79	Frank V. Cahouet served as the Chairman, President and Chief Executive Officer of Mellon Financial Corporation, a bank holding company, and Mellon Bank, N.A., prior to his retirement on December 31, 1998. Mr. Cahouet has served as a director of NBH Holdings Corp., a bank holding company, since 2009. Mr. Cahouet served as a director of Korn/Ferry International, a provider of recruiting services, from 1997 to 2009, and Saint-Gobain Corporation, a manufacturer of glass, ceramics, plastics and cast iron, from 1992 to 2008. Mr. Cahouet is a trustee emeritus of both Carnegie Mellon University and the University of Pittsburgh. He is on the board of regents of Saint Vincent Seminary, a member of the board of trustees for the Historical Society of Western Pennsylvania and a council member of The Pennsylvania Society. He is a director of The World Affairs Council of Pittsburgh and is director emeritus of Extra Mile Education Foundation. In addition, he serves on the Advisory Board of the Little Sisters of the Poor. Mr. Cahouet is Chair of our Audit Committee and a member of our Nominating and Governance Committee. Mr. Cahouet has been designated to serve as our lead director under circumstances when the Chairman, President and Chief Executive Officer is unable to perform the duties of that office.

The following experience, qualifications, attributes and/or skills led the Board to conclude that Mr. Cahouet should serve as a director: his professional background and experience, previously held senior-executive level positions, his service on other public and private company boards, leadership positions with private foundations, Teledyne board experience, board attendance and participation, and his extensive experience in accounting, finance and banking.

Kenneth C. Dahlberg Retired Chairman of the Board and Former Chief Executive Officer of Science Applications International Corporation (SAIC) Director since 2006 Age: 67	Kenneth C. Dahlberg served as Chief Executive Officer of Science Applications International Corporation (SAIC), a research and engineering firm specializing in information systems and technology, from November 2003 through September 2009. Prior to joining SAIC, Mr. Dahlberg served as executive vice president of General Dynamics where he was responsible for its Information Systems and Technology Group and prior to that served as President and Chief Officer of Raytheon Systems. Mr. Dahlberg served as Chairman of the Board of Directors of SAIC until his retirement in June 2010. Mr. Dahlberg is also a director of Motorola Solutions, Inc., a provider of mission critical communication products and services, and Parsons Corp., a privately-held engineering, construction, technical and management services firm. Mr. Dahlberg is a member of our Personnel and Compensation Committee and our Audit Committee.

The following experience, qualifications, attributes and/or skills led the Board to conclude that Mr. Dahlberg should serve as a director: his professional background and experience, previously held senior-executive level positions, his service on other public company boards, Teledyne board experience, board attendance and participation, his extensive experience with companies in the defense industry and his background and experience in design engineering, production, system development and services.

COMMITTEES OF OUR BOARD OF DIRECTORS

Our Board of Directors has established an Audit Committee, a Nominating and Governance Committee and a Personnel and Compensation Committee. From time to time, our Board of Directors may establish other committees. Each of the Audit Committee, Nominating and Governance Committee and Personnel and Compensation Committee has a written charter that can be accessed on our website at www.teledyne.com.

Audit Committee

The members of the Audit Committee are:

Frank V. Cahouet, Chair

Kenneth C. Dahlberg

Simon M. Lorne

Paul D. Miller

Michael T. Smith

The Audit Committee held six meetings in 2011.

The primary purpose of the Audit Committee is to assist the Board’s oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements, the qualification and the independence of our independent auditor, and the performance of our internal audit function and independent auditor. As provided in its charter, the Audit Committee is directly responsible for the appointment, retention, compensation, oversight, evaluation and termination of our independent auditor (including resolving disagreements between management and the independent auditor regarding financial reporting). The Audit Committee has been designated as the “qualified legal compliance committee.” In carrying out its responsibilities, the Audit Committee undertakes to do many things, including:

•	Retain and approve the terms of the engagement and fees to be paid to the independent auditor.

•	Evaluate the performance of the independent auditor.

•	Receive written periodic reports from the independent auditor delineating all relationships between the independent auditor and us.

•

Review with the independent auditor any problems or difficulties the independent auditor may have encountered and any management letter provided by the independent auditor and our response to that letter.

•	Review our annual audited financial statements and the report thereon and quarterly unaudited financial statements with the independent auditor and management prior to publication of such statements.

•	Discuss with management the earnings press releases (including the type of information and presentation of information).

•	Review major issues regarding accounting principles and financial statement presentations and judgments made in connection with the preparation of our financial statements.

•	Meet periodically with management to review our financial risk exposures and the steps management has taken to monitor and control such exposures.

•

Review with our General Counsel legal matters that may have a material impact on the financial statements, our compliance policies and any material reports or inquiries received from regulators or governmental agencies.

The charter of the Audit Committee was last amended and restated on December 15, 2009. The Audit Committee charter provides that our senior internal auditing executive reports directly and separately to the Chair of the Audit Committee and the Chief Executive Officer. As required by the charter, our Audit Committee also has established procedures for the receipt, retention and treatment of complaints regarding accounting, internal controls and auditing matters. See “Corporate Governance — Sarbanes-Oxley Disclosure Committee” at page 6.

The Audit Committee meets the size, independence and experience requirements of the New York Stock Exchange, including the enhanced independence requirements for Audit Committee members under Exchange Act Rule 10A-3. The Board of Directors has determined that Frank V. Cahouet is an “audit committee financial expert” within the meaning of the SEC regulations and all of the members are “independent” and “financially literate” under the New York Stock Exchange listing standards. Our Corporate Governance Guidelines provide that no director may serve as a member of the Audit Committee if such director serves on the audit committees of more than two other public companies unless the Board determines that such simultaneous service would not impair the ability of such director to effectively serve on the Audit Committee. Any such determination must be disclosed in the annual Proxy Statement. Besides our Audit Committee, Mr. Smith simultaneously serves on the audit committee of two other public companies and Admiral Miller simultaneously serves on the audit committee of one other public company.

The report of the Audit Committee is included under “Item 3 on Proxy Card — Ratification of Appointment of Independent Registered Public Accounting Firm” at page 29.

Nominating and Governance Committee

The members of the Nominating and Governance Committee are:

Michael T. Smith, Chair

Roxanne S. Austin

Frank V. Cahouet

Charles Crocker

Simon M. Lorne

Paul D. Miller

Wesley W. von Schack

The Nominating and Governance Committee held three meetings in 2011.

The Nominating and Governance Committee undertakes to:

•

Identify individuals qualified to become members of the Board of Directors and to make recommendations to the Board of Directors with respect to candidates for nomination for election at the next annual meeting of stockholders or at such other times when candidates surface or are proposed and, in connection therewith, consider suggestions submitted by our stockholders.

•	Develop and recommend to the Board of Directors corporate governance guidelines.

•	Determine and make recommendations to the Board of Directors with respect to the criteria to be used for selecting new members of the Board of Directors.

•	Oversee the annual process of evaluation of the performance of our Board of Directors and committees.

•	Make recommendations to the Board of Directors concerning the membership of committees of the Board and the chairpersons of the respective committees.

•	Make recommendations to the Board of Directors with respect to the remuneration paid and benefits provided to members of the Board in connection with their service on the Board or on its committees.

•	Administer our formal compensation programs for directors, including the administrative rules relating to non-employee director equity compensation under the 2008 Incentive Award Plan.

•

Make recommendations to the Board of Directors concerning the composition, organization and operations of the Board of Directors and its committees, including the orientation of new members and the flow of information.

•	Evaluate Board and committee tenure policies, as well as policies covering the retirement or resignation of incumbent directors.

•	Evaluate proposals of stockholders intended to be presented at stockholder meetings.

The charter of the Nominating and Governance Committee was last amended and restated on December 21, 2010. The members of the Nominating and Governance Committee are “independent” under the New York Stock Exchange listing standards.

The Nominating and Governance Committee will consider stockholder recommendations for nominees for director. Any stockholders interested in suggesting a nominee should follow the procedures outlined in “Other Information — 2013 Annual Meeting and Stockholder Proposals” at page 70.

The Nominating and Governance Committee utilizes a variety of methods for identifying and evaluating all nominees for directors. The Committee periodically assesses the appropriate size of the Board and whether vacancies on the Board are expected due to retirement, change in professional status or otherwise. Candidates may come to the attention of the Committee through current Board members, members of our management, stockholders and other persons. The Committee to date has not engaged a professional search firm. Candidates are evaluated at meetings of the Committee and may be considered at any point during the year.

As stated in the Corporate Governance Guidelines, nominees for director are to be selected on the basis of, among other criteria, experience, knowledge, skills, expertise, integrity, diversity, ability to make analytical inquiries, understanding of or familiarity with our business, products or markets or similar business, products or markets, and willingness to devote adequate time and effort to Board responsibilities. The Committee may establish additional criteria and is responsible for assessing the appropriate balance of criteria required of Board members. Although we do not have a written policy with respect to Board diversity, the Nominating and Governance Committee and the Board believe that a diverse board leads to improved Company performance by encouraging new ideas, expanding the knowledge base available to management and fostering a boardroom culture that promotes innovation and vigorous deliberation. Consequently, when evaluating potential nominees, the Committee considers individual characteristics that may bring diversity to the Board, including gender, race, national origin, age, professional background, unique skill sets and areas of expertise.

Personnel and Compensation Committee

The members of the Personnel and Compensation Committee are:

Charles Crocker, Chair

Roxanne S. Austin

Kenneth C. Dahlberg

Wesley W. von Schack

The Personnel and Compensation Committee held five meetings and acted one time by written consent in 2011.

The Personnel and Compensation Committee’s principal authority and responsibilities include:

•	Making recommendations to the Board of Directors concerning executive management organization matters generally.

•

In the area of compensation and benefits, make recommendations to the Board of Directors concerning employees who are also directors, review and approve the corporate goals and objectives relevant to the chief executive officer and other executive officer compensation, evaluate chief executive officer and other executive officer performance in light of those goals and objectives, and determine and approve all compensation of the chief executive officer and other executive officers based on this evaluation.

•

Periodically, and when appropriate, review and approve the following as they affect the chief executive officer and executive officers: (a) any employment agreements and severance arrangements; (b) any change-in-control agreements and change-in-control provisions affecting any elements of compensation and benefits; and (c) any special or supplemental compensation and benefits for the chief executive officer and executive officers and individuals who formerly served as chief executive officer and executive officers, including supplemental retirement benefits and the perquisites provided to them during and after employment.

•	Oversee the Company’s compliance with the requirement under the New York Stock Exchange rules that, with limited exceptions, require shareholder approval for equity compensation plans.

•

Subject to such shareholder approval, or as otherwise required by applicable law, establish, amend and, where appropriate, terminate incentive compensation plans, equity-based plans, benefit plans, and other bonus arrangements for the Company; and pursuant to the terms of such plans, as may at the time be in effect, administer such plans and make appropriate interpretations and determinations and take such actions as shall be necessary or desirable thereunder, including approval of awards granted pursuant to such plans and repurchase of securities from terminated employees.

•

Making recommendations to the Board of Directors concerning policy and procedures relating to employee benefits and employee benefit plans, including incentive compensation plans and equity based plans and applicable clawback provisions.

•	Overseeing our formal incentive compensation programs, including equity-based plans.

•

Serving as “Named Fiduciary” under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), of all “employee benefit plans,” as defined in Section 3(3) of ERISA, maintained by us with respect to both plan administration and control and management of plan assets.

•	Make recommendations to the Board of Directors concerning matters relating to stockholder votes on compensation and the frequency of those votes.

While reviewed annually, the charter of the Personnel and Compensation Committee was last amended and restated on December 20, 2011. The members of the Personnel and Compensation Committee are “independent” under the New York Stock Exchange listing standards.

Our Chief Executive Officer works with the Personnel and Compensation Committee Chair, our Vice President of Administration and Human Resources and the Office of the Corporate Secretary in establishing the agenda for the Committee and makes compensation recommendations for the named executives (other than himself). The Personnel and Compensation Committee’s Chair reports the committee’s recommendations on executive compensation to the Board. The Personnel and Compensation Committee has the authority, under its charter, to obtain advice and assistance from internal or external legal, accounting or other advisors. The Personnel and Compensation Committee has the sole authority and resources to retain and terminate any compensation consultant to be used to assist in the evaluation of the Chief Executive Officer’s or other executive officers’ compensation and has sole authority to approve the consultant’s fees and other retention terms. As discussed below under “Compensation Discussion and Analysis,” the Committee retained Exequity LLP to assist the Committee in fulfilling its responsibilities in 2011. The Personnel and Compensation Committee may delegate its responsibility to control and manage the plan assets of our employee benefit plans. In addition, under the terms of our stock incentive plans, the Personnel and Compensation Committee may delegate its powers and authority under the stock incentive plan as it deems appropriate to a subcommittee and/or designated officers and, as discussed below under “Compensation Discussion and Analysis,” the Personnel and Compensation Committee has made a limited delegation of authority to grant stock options to our Chief Executive Officer pursuant to this authority.

The 2011 Report of the Personnel and Compensation Committee is included under “Executive and Director Compensation” at page 53.

ITEM 2 ON PROXY CARD

APPROVAL OF

TELEDYNE TECHNOLOGIES INCORPORATED

AMENDED AND RESTATED

2008 INCENTIVE AWARD PLAN

We are asking you to approve the proposed Teledyne Technologies Incorporated Amended and Restated 2008 Incentive Award Plan (the “Amended 2008 Plan”). Our Board of Directors (the “Board”) adopted and approved the Amended 2008 Plan on February 28, 2012, subject to stockholder approval. The Amended 2008 Plan constitutes an amendment and restatement of the Teledyne Technologies Incorporated 2008 Incentive Award Plan (the “Original 2008 Plan”), which was approved by our stockholders on April 23, 2008. In the event that our stockholders do not approve the Amended 2008 Plan, then it will not become effective, no awards will be granted thereunder, and the Original 2008 Plan will continue in full force and effect in accordance with its terms as previously approved by our stockholders. The Amended 2008 Plan amends the Original 2008 Plan in the following material respects:

•

The maximum number of shares of our common stock that were authorized for issuance under the Original 2008 Plan was 1,610,000 shares. The maximum number of shares of our common stock that may be issued or awarded under the Amended 2008 Plan is increased by 2,627,000 shares to a total of 4,237,000 shares. Of the 1,610,000 shares previously authorized for issuance under the Original 2008 Plan, 52,992 shares of our common stock remained available for issuance under the Original 2008 Plan as of January 31, 2012. The increased share reserve under the Amended 2008 Plan results in a total of 2,679,992 shares of our common stock that would be available for grant under the Amended 2008 Plan as of January 31, 2012.

•	The number of shares that are deemed to have been granted under the Amended 2008 Plan in settlement of any full value award is increased to 1.83.

•	The plan administrator has the right to provide that awards granted under the Amended 2008 Plan will be subject to the provisions of any claw-back policy implemented by Teledyne.

•	The term of the plan is extended such that awards may be granted under the Amended 2008 Plan until February 28, 2022, unless the Amended 2008 Plan is terminated earlier by the Board.

The continued effectiveness of the Amended 2008 Plan after the date of the 2012 Annual Meeting is subject to the approval of the Amended 2008 Plan by our stockholders. Stockholder approval of the Amended 2008 Plan is desired, among other reasons, to comply with the listing rules of the New York Stock Exchange and to permit the tax deductibility by Teledyne of awards under the Amended 2008 Plan under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). The proposal to adopt the Amended 2008 Plan will be approved by the stockholders if it receives the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the proposal. If you sign and return your proxy card, your shares will be voted (unless you indicate to the contrary) to approve the Amended 2008 Plan. If you specifically abstain from voting on the proposal, your shares will, in effect, be voted against the proposal. Broker non-votes, if any, will not be counted as being entitled to vote on the proposal and will not affect the outcome of the vote. Brokers and nominees will not have any discretionary voting privilege with respect to this proposal. If the Amended 2008 Plan is not approved by our stockholders, it will not become effective and the Original 2008 Plan will continue in full force and effect in accordance with its terms.

As of January 31, 2012, 52,992 shares remained available for issuance under the Original 2008 Plan. Any awards outstanding under the Original 2008 Plan will remain outstanding and in full force and effect in accordance with the terms of the Original 2008 Plan and the applicable award agreements. If the Amended 2008 Plan is approved by our stockholders, we intend to file with the Securities and Exchange Commission a Registration Statement on Form S-8 covering the shares of our common stock and other securities issuable under the Amended 2008 Plan. We will also file an appropriate supplemental listing application with the New York Stock Exchange.

The Board believes that the Amended 2008 Plan will promote the success and enhance the value of our Company by continuing to link the personal interest of eligible individuals to those of our stockholders and by providing eligible individuals with an incentive for outstanding performance.

A summary of the principal provisions of the Amended 2008 Plan is set forth below. This summary is qualified in its entirety by reference to the Amended 2008 Plan itself, which is included as ANNEX A.

Shares Available for Awards

Subject to certain adjustments set forth in the plan, the maximum number of shares of our common stock that may be issued or awarded under the Original 2008 Plan, without giving effect to the proposed amendment and restatement increasing the number of shares available for grant thereunder, is 1,610,000. If the Amended 2008 Plan is approved by our stockholders, the maximum number of shares of our common stock that may be issued or awarded under the Amended 2008 Plan will be increased by an additional 2,627,000 shares to 4,237,000 shares. The aggregate number of shares of common stock available for issuance under the Amended 2008 Plan will be reduced by 1.83 shares for each share of common stock delivered in settlement of any full value award, which is any award other than an option, stock appreciation right or other award for which the holder pays the intrinsic value existing as of the date of grant (whether directly or by forgoing a right to receive a payment from the Company).

To the extent that an award terminates, expires, lapses for any reason, or is settled in cash, any shares of common stock subject to the award will again be available for the grant of an award pursuant to the Amended 2008 Plan. The following shares, however, may not again be made available for issuance as awards under the Amended 2008 Plan: (i) shares not issued or delivered as a result of the net settlement of an outstanding option or stock appreciation right, (ii) issued shares used to pay the exercise price or withholding taxes related to an outstanding award or (iii) shares repurchased on the open market with the proceeds of the option exercise price. While we have never issued such awards, for purposes of calculating the number of shares available for issuance under the Amended 2008 Plan, to the extent that a stock appreciation right is settled in common stock, the full number of shares subject to such stock appreciation right will be counted, regardless of the actual number of shares issued upon settlement.

Awards

The Amended 2008 Plan provides for the grant of incentive stock options, nonqualified stock options, restricted stock, stock appreciation rights, coupled stock appreciation rights, independent stock appreciation rights, performance shares, dividend equivalents, stock payments, deferred stock, restricted stock units, performance bonus awards and performance awards to our employees, consultants and directors, who are referred to as eligible individuals. Except as otherwise provided by the plan administrator, no award granted under the Amended 2008 Plan may be assigned, transferred or otherwise disposed of by the grantee, except to our Company, or by will or the laws of descent and distribution or pursuant to beneficiary designation procedures approved from time to time by the plan administrator. The plan administrator may, however, permit an award to be transferred without consideration to certain persons or entities related to the holder or who are otherwise approved, provided that no transfer of an incentive stock option will be permitted to the extent that the transfer would cause the option to fail to qualify as an “incentive stock option” under the Internal Revenue Code.

The maximum number of shares of our common stock which may be subject to awards granted to any one eligible individual during any calendar year is 750,000 shares and the maximum amount that may be paid to an eligible individual in cash during any calendar year with respect to one or more cash-based performance awards is $5,000,000.

Awards under the Amended 2008 Plan will be evidenced by a written award agreement that sets forth the terms, conditions and limitations for each award, as determined by the plan administrator, which initially will be the Personnel and Compensation Committee.

Stock Options

Stock options, including incentive stock options, as defined under Section 422 of the Internal Revenue Code, and nonqualified stock options, may be granted pursuant to the Amended 2008 Plan. The option exercise price of all stock options granted pursuant to the plan will be based on a price that will not be less than 100% of the fair market value of our common stock on the date of grant. No incentive stock option may be granted to a grantee who owns more than 10% of the total combined voting power of all classes of our capital stock on the date of grant unless the exercise price is at least 110% of the fair market value at the time of grant. For purposes of the Amended 2008 Plan, provided that our common stock continues to be traded on the New York Stock Exchange or another exchange, the “fair market value” of the common stock on any given date will be the closing price of a share as reported by the New York Stock Exchange (or such other source, such as the Wall Street Journal, as we may deem reliable) for that date, or if no sale occurred on that date, the first trading day immediately prior to such date during which a sale occurred. On March 7, 2012 the closing price of our common stock as reported on the New York Stock Exchange was $56.87 per share.

Notwithstanding whether an option is designated as an incentive stock option, to the extent that the aggregate fair market value of the shares with respect to which such option is exercisable for the first time by any optionee during any calendar year exceeds $100,000, such excess will be treated as a nonqualified stock option.

The plan administrator will determine the methods of payment of the exercise price of an option, including, without limitation, cash, shares of our common stock with a fair market value on the date of delivery equal to the exercise price of the option or exercised portion thereof (including shares issuable upon exercise of the option) or other property acceptable to the plan administrator (including the delivery of a notice that the holder has placed a market sell order with a broker with respect to shares then issuable upon exercise of the option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to us in satisfaction of the option exercise price, provided that payment of such proceeds is then made to us not later than settlement of such sale). However, no holder who is a director or an executive officer of our Company within the meaning of Section 13(k) of the Exchange Act will be permitted to pay the exercise price of an option in any method which would violate Section 13(k) of the Exchange Act.

Stock options may be exercised as determined by the plan administrator, but in no event after the tenth anniversary of the date of grant. However, in the case of an incentive stock option granted to a person who owns more than 10% of the total combined voting power of all classes of our capital stock on the date of grant, such term will not exceed five years.

Restricted Stock

Eligible individuals may be issued restricted stock in such amounts and on such terms and conditions as determined by the plan administrator. Restricted stock will be evidenced by a written restricted stock agreement. The restricted stock agreement will contain restrictions on transferability and other such restrictions as the plan administrator may determine, including, without limitation, limitations on the right to vote restricted stock or the right to receive dividends on the restricted stock. These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the plan administrator determines at the time of grant of the award or thereafter.

Stock Appreciation Rights

A stock appreciation right (or a “SAR”) is the right to receive payment of an amount equal to the excess of the fair market value of a share of our common stock on the date of exercise of the SAR over the per-share exercise price of the SAR, which exercise price will not be less than the fair market value of a share of our common stock on the date of grant of the SAR. The plan administrator may issue SARs in such amounts and on such terms and conditions as it may determine, consistent with the terms of the Amended 2008 Plan. SARs may be exercised as determined by the plan administrator, but in no event after the tenth anniversary of the date of grant. The plan administrator may elect to pay SARs in cash, in our common stock or in a combination of cash and our common stock. A SAR may be coupled with an option issuance and be exercisable only when and the extent the related option is exercisable.

Other Awards under the Plan

The Amended 2008 Plan provides that the plan administrator may also grant or issue performance shares, performance stock units, dividend equivalents, stock payments, deferred stock, restricted stock units, performance bonus awards and performance awards or any combination thereof to eligible employees, consultants and directors. The terms of each such grant or issuance will be set by the plan administrator in its discretion. The plan administrator may establish the exercise price or purchase price, if any, of any such award, provided that such price will not be less than the par value of a share of our common stock, unless otherwise permitted by applicable state law.

Any such award will only vest or be exercisable or payable while the holder is an employee, consultant or director of our Company or our qualifying corporate subsidiaries, provided that the plan administrator, in its sole discretion, may provide that any such award may vest or be exercised or paid subsequent to a termination of employment or service, as applicable, or following a change in control (as defined in the Amended 2008 Plan) of our Company, or because of the holder’s retirement, death or disability, or otherwise. However, to the extent required to preserve the tax deductibility under Section 162(m) of the Internal Revenue Code, any such provision with respect to awards that are intended to constitute “qualified performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code will be subject to the requirements of Section 162(m) of the Internal Revenue Code that apply to such “qualified performance-based compensation.”

Payments with respect to any such award will be made in cash, in our common stock or a combination of both, as determined by the plan administrator.

Performance Shares.    Awards of performance shares are denominated in a number of shares of our common stock and may be linked to any one or more performance criteria determined appropriate by the plan administrator, in each case on a specified date or dates or over any period or periods determined by the plan administrator.

Dividend Equivalents.    Dividend equivalents are rights to receive the equivalent value (in cash or our common stock) of dividends paid on our common stock. They represent the value of the dividends per share paid by us, calculated with reference to the number of shares that are subject to any award held by the holder.

Stock Payments.    Stock payments include payments in the form of our common stock or options or other rights to purchase our common stock, in each case made in lieu of all or any portion of the compensation that would otherwise be paid to the holder. The number of shares will be determined by the plan administrator and may be based upon specific performance criteria determined appropriate by the plan administrator, determined on the date such stock payment is made or on any date thereafter.

Performance Bonus Awards.    Any eligible individual selected by the plan administrator may be granted a cash bonus payable upon the attainment of performance goals that are established by the plan administrator and relate to any one or more performance criteria determined appropriate by the plan administrator on a specified date or dates or over any period or periods determined by the plan administrator. Any such cash bonus paid to a “covered employee” within the meaning of Section 162(m) of the Internal Revenue Code may be a performance award as described below.

Performance Awards

The plan administrator may grant performance awards to eligible individuals, which are awards based upon the attainment of specified performance criteria designated by the administrator, and such awards may be granted to “covered employees,” as defined in Section 162(m) of the Internal Revenue Code, as performance-based awards that are intended to be “qualified performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code in order to preserve the deductibility of these awards for federal income tax purposes. Eligible individuals are only entitled to receive payment for a performance-based award for any given performance period to the extent that pre-established performance goals set by the plan administrator for the period are satisfied. These pre-established performance goals must be based on one or more of the following performance criteria: (i) net earnings (either before or after interest, taxes, depreciation and amortization), (ii) gross or net sales or revenue, (iii) net income (either before or after taxes), (iv) operating income or profit (earnings from continuing operations before interest and taxes), (v) cash flow (including, but not limited to, operating cash flow and free cash flow), (vi) return on assets, (vii) return on investment or working capital, (viii) return on stockholders’ equity, (ix) return on sales, (x) gross or net profit or operating margin, (xi) costs, (xii) funds from operations, (xiii) expense, (xiv) working capital, (xv) earnings per share, (xvi) price per share of common stock, (xvii) regulatory body approval for commercialization of a product, (xviii) implementation or completion of critical projects, (xix) market share, (xx) reductions in inventory, (xxi) inventory turns and on-time delivery performance, (xxii) levels of accounts receivable and inventory and (xxiii) economic value added (the amount, if any by which net operating profit after tax exceeds a reference cost of capital). These performance criteria may be measured in absolute terms or as compared to performance in an earlier period or as compared to any incremental increase or as compared to results of a peer group, industry index or other companies or a business plan. With regard to a particular performance period, the plan administrator will have the discretion to select the length of the performance period, the type of performance-based awards to be granted, and the goals that will be used to measure the performance for the period. In determining the actual size of an individual performance-based award for a performance period, the plan administrator may reduce or eliminate (but not increase) the award. Generally, an eligible individual will have to be employed by our Company on the date the performance-based award is paid to be eligible for a performance-based award for any period.

Plan Administrator

Unless otherwise determined by our Board, the Amended 2008 Plan will be administered by a committee consisting of at least two directors, each of whom qualifies as a non-employee director pursuant to Rule 16b-3 of the Exchange Act, an “outside director” pursuant to Section 162(m) of the Internal Revenue Code and an independent director under the rules of the principal securities market on which our shares are traded. Our Personnel and Compensation Committee will be the administrator of the Amended 2008 Plan. However, our Nominating and Corporate Governance Committee will administer the plan with respect to awards granted to our non-employee directors. In addition, our Board may at any time exercise any rights and duties of the Personnel and Compensation Committee as they relate to the Amended 2008 Plan except with respect to matters which under Rule 16b-3 of the Exchange Act or Section 162(m) of the Internal Revenue Code, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Personnel and Compensation Committee.

The governance of the Personnel and Compensation Committee will be subject to its charter as approved by our Board. Any action taken by the Personnel and Compensation Committee under the Amended 2008 Plan will be valid and effective, whether or not its members at the time of such action are later determined not to have satisfied the requirements for membership provided in the Amended 2008 Plan or the charter of the Personnel and Compensation Committee.

The plan administrator will have the exclusive authority to administer the plan, including, but not limited to, the power to determine eligibility, the types and sizes of awards, the price and timing of awards and the acceleration or waiver of any vesting or forfeiture restriction, provided that the plan administrator will not have the authority to accelerate vesting or waive the forfeiture of any performance-based awards under Section 162(m) of the Internal Revenue Code.

Eligibility

Employees, consultants and directors of our Company and our qualifying corporate subsidiaries are referred to as eligible individuals and are eligible to be granted non-qualified stock options, restricted stock, stock appreciation rights, performance share awards, performance stock units, dividend equivalents, stock payments, deferred stock, restricted stock units, and performance bonus awards under the Amended 2008 Plan. Only employees of our Company and our qualifying corporate subsidiaries are eligible to be granted options that are intended to qualify as “incentive stock options” under Section 422 of the Internal Revenue Code. We and our subsidiaries currently have approximately 8,870 employees worldwide and our Board consists of eight non-employee directors who would be eligible to participate in the Amended 2008 Plan.

Adjustments

If there is any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of our assets to stockholders, or any other change affecting the shares of our common stock or the share price of our common stock other than an equity restructuring (as defined in the Amended 2008 Plan), the plan administrator will make such proportionate adjustments, if any, as the plan administrator in its discretion may deem appropriate to reflect such change with respect to (i) the aggregate number and type of shares that may be issued under the Amended 2008 Plan (including, but not limited to, adjustments of the number of shares available under the plan and the maximum number of shares which may be subject to one or more awards to an eligible individual pursuant to the plan during any calendar year), (ii) the terms and conditions of any outstanding awards (including, without limitation, any applicable performance targets or criteria with respect thereto), and (iii) the grant or exercise price per share for any outstanding awards under the plan. If there is any equity restructuring, (i) the number and type of securities subject to each outstanding award and the grant or exercise price per share for each outstanding award, if applicable, will be proportionately adjusted, and (ii) the plan administrator will make proportionate adjustments to reflect such equity restructuring with respect to the aggregate number and type of shares that may be issued under the Amended 2008 Plan (including, but not limited to, adjustments of the number of shares available under the plan and the maximum number of shares which may be subject to one or more awards to an eligible individual pursuant to the plan during any calendar year). Adjustments in the event of an equity restructuring will not be discretionary. Any adjustment affecting an award intended as “qualified performance-based compensation” will be made consistent with the requirements of Section 162(m) of the Internal Revenue Code. The plan administrator also has the authority under the Amended 2008 Plan to take certain other actions with respect to outstanding awards in the event of a corporate transaction, including provision for the cash-out, termination, assumption or substitution of such awards.

Change in Control

Except as may otherwise be provided in any written agreement between the holder and us, in the event of a change in control (as defined in the Amended 2008 Plan) of our Company in which awards are not converted, assumed, or replaced by the successor, the plan administrator may provide that such awards will become fully exercisable and that all forfeiture restrictions on such awards will lapse. Upon, or in anticipation of, a change in control, the plan administrator may cause any and all awards outstanding under the Amended 2008 Plan to terminate at a specific time in the future and will give each holder the right to exercise such awards during a period of time as the plan administrator, in its sole discretion, will determine.

Termination or Amendment

With the approval of our Board, the plan administrator may terminate, amend, or modify the Amended 2008 Plan at any time. However, stockholder approval will be required for any amendment to the extent necessary and desirable to comply with any applicable law, regulation or stock exchange rule, to increase the number of shares available under the plan or to permit the grant of options or SARs with an exercise price below fair market value on the date of grant. In addition, absent stockholder approval, no option or SAR may be amended to reduce the per-share exercise price of the shares subject to such option or SAR below the per-share exercise price as of the date the option or SAR was granted and, except to the extent permitted by the plan in connection with certain changes in capital structure, no option or SAR may be granted in exchange for, or in connection with, the cancellation or surrender of an option or SAR having a higher per-share exercise price.

No award may be granted pursuant to the Amended 2008 Plan after the tenth anniversary of the effective date of the plan, which is February 28, 2012, the date the Amended 2008 Plan was adopted by our Board. Any awards that are outstanding on the tenth anniversary of the effective date will remain in force according to the terms of the Amended 2008 Plan and the applicable award agreement.

Federal Income Tax Consequences

The federal income tax consequences of the Amended 2008 Plan under current U.S. federal income tax law are summarized in the following discussion which deals with the general tax principles applicable to the Amended 2008 Plan and is intended for general information only. The following discussion of federal income tax consequences does not purport to be a complete analysis of all of the potential tax effects of the Amended 2008 Plan. It is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. Foreign, state and local tax laws, and estate and gift tax considerations are not discussed, and may vary depending on individual circumstances and from locality to locality.

Stock Options

With respect to nonqualified stock options, we are generally entitled to deduct and the optionee recognizes taxable income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. An optionee receiving incentive stock options will not recognize taxable income upon grant. Additionally, if applicable holding period requirements are met, the optionee will not recognize taxable income at the time of exercise. However, the excess of the fair market value of the shares received over the option price is an item of tax preference income potentially subject to the alternative minimum tax. If common stock acquired upon exercise of an incentive stock option is held for a minimum of two years from the date of grant and one year from the date of exercise, the gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the exercise price) upon disposition of the common stock will be treated as a long-term capital gain or loss, and we will not be entitled to any deduction. If the holding period requirements are not met, the incentive stock option will be treated as one which does not meet the requirements of the Internal Revenue Code for incentive stock options and the tax consequences described for nonqualified stock options will apply.

Other Awards

The current federal income tax consequences of other awards authorized under the Amended 2008 Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as nonqualified stock options; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); stock-based performance awards, dividend equivalents and other types of awards are generally subject to tax at the time of payment. Compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, we will generally have a corresponding deduction at the time the holder recognizes income, subject to Section 162(m) of the Internal Revenue Code with respect to “covered employees.”

Section 409A of the Internal Revenue Code

Certain types of awards under the Amended 2008 Plan may constitute, or provide for, a deferral of compensation under Section 409A of the Internal Revenue Code. Unless certain requirements set forth in Section 409A are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest penalties). To the extent applicable, the Amended 2008 Plan and awards granted under the Amended 2008 Plan will be structured and interpreted to comply with Section 409A and the Department of Treasury regulations and other interpretive guidance that may be issued pursuant to Section 409A.

Tax Deductibility and Section 162(m) of the Internal Revenue Code

Section 162(m) of the Internal Revenue Code generally places a $1 million annual limit on the amount of compensation paid to certain “covered employees” that may be deducted by our Company for federal income tax purposes unless such compensation constitutes “qualified performance-based compensation” which is based on the achievement of pre-established performance goals set by a committee of the Board pursuant to an incentive plan that has been approved by our Company’s stockholders. The Amended 2008 Plan provides that certain awards made thereunder may, in the discretion of the plan administrator, be structured so as to qualify for the “qualified performance-based compensation” exception to the $1 million annual deductibility limit of Section 162(m).

Other Considerations

Awards that are granted, accelerated or enhanced upon the occurrence of a change in control may give rise, in whole or in part, to excess parachute payments within the meaning of Section 280G of the Internal Revenue Code to the extent that such payments, when aggregated with other payments subject to Section 280G, exceed the limitations contained in that provision. Such excess parachute payments are not deductible by our Company and are subject to a 20% excise tax payable by the recipient.

The Amended 2008 Plan is not subject to any provision of the Employee Retirement Income Security Act of 1974, as amended, and is not qualified under Section 401(a) of the Internal Revenue Code. Special rules may apply to a holder who is subject to Section 16 of the Exchange Act. Certain additional special rules apply if the exercise price for an option is paid in common stock previously owned by the holder rather than in cash.

If the Amended 2008 Plan is not approved by our stockholders within the twelve-month period following the Board’s initial adoption of the plan on February 28, 2012, then it will not become effective, no awards will be granted thereunder, and the Original 2008 Plan will continue in full force and effect in accordance with its terms as previously approved by our stockholders.

Non-Employee Director Stock Compensation

In connection with the adoption of the Amended 2008 Plan, on February 28, 2012, our Board adopted administrative rules under the plan related to non-employee director stock compensation, which rules would become effective upon stockholder approval of the Amended 2008 Plan. The rules reserve up to 200,000 shares of common stock under the Amended 2008 Plan for issuance to our non-employee directors in connection with retainer fees and meeting fees as well as our annual stock option grants as described below. In lieu of cash annual retainer fees, cash Committee Chair fees and cash meeting fees, this plan permits non-employee directors to elect to receive shares of our common stock and/or stock options or to defer compensation under the Teledyne Technologies Incorporated Executive Deferred Compensation Plan (including a phantom share fund); provided, however, that at least 25% of the annual retainer fee must be paid in the form of our common stock and/or options to acquire our common stock. It also provides for certain automatic stock option grants for 4,000 shares of our common stock at the end of each Annual Meeting of Stockholders. If a non-employee director is first elected other than at an annual meeting, such non-employee director would receive an automatic option grant for 2,000 shares of our common stock.

Stock options granted to non-employee directors as part of the annual grant have exercise prices equal to the fair market value of our common stock on the date of grant. For a non-employee director that elects to have all or a portion of his or her retainer or meeting fees paid in the form of stock options, the number of shares to be subject to the stock option is determined by dividing the applicable portion of the non-employee director’s fees elected to be received as stock options by an amount equal to the fair market value of a share of common stock on the date of grant multiplied by 0.3333, and the exercise price for such non-employee director’s stock options is paid in installments to the Company as the director’s retainer fees are earned. For non-employee directors that elect to receive meeting fees or annual retainer fees in the form of a stock award the number of shares to be subject to the stock award is determined by dividing the applicable portion of the non-employee director’s fees elected to be received as stock by an amount equal to the fair market value of a share of our common stock on the meeting date. For annual retainer fees, which are paid semi-annually, the grant date is the first business day of January and July.

Delegation of Authority

The Amended 2008 Plan provides that the Board or the Personnel and Compensation Committee may from time to time delegate to a committee of one or more members of the board or one or more officers of the Company the authority to grant or amend awards, subject to certain conditions and restrictions. In connection with the adoption of the Amended 2008 Plan, the Personnel and Compensation Committee delegated to our Chief Executive Officer the authority to grant options to purchase up to 50,000 shares of common stock under the Amended 2008 Plan, subject to stockholder approval of the Amended 2008 Plan. This delegated authority is intended to be used to issue stock options to facilitate acquisitions, to recognize promotions and achievements and to further employee retention in other circumstances. The Nominating and Corporate Governance Committee has been delegated authority to administer the administrative rules for non-employee director stock compensation under the Amended 2008 Plan.

New Plan Benefits

No awards will be granted pursuant to the Amended 2008 Plan unless and until it is approved by our stockholders. In addition, awards are subject to the discretion of the plan administrator and no determination has been made as to the types or amounts of awards that will be granted to specific individuals pursuant to the plan, except with respect to the grants to our non-employee directors of 4,000 shares of our common stock on the date of the 2012 Annual Meeting of Stockholders, as described above. Therefore, it is not possible to determine the benefits that will be received in the future by eligible individuals (other than the non-employee directors) under the Amended 2008 Plan or the benefits that would have been received by such eligible individuals if the Amended 2008 Plan had been in effect in the fiscal year ended January 1, 2012.

Awards under the Original 2008 Plan

The following table sets forth summary information concerning the number of shares of our common stock subject to option and restricted stock grants made under the Original 2008 Plan to our named executive officers, directors and employees as of January 31, 2012.

Awards Granted Under the Original 2008 Plan

Since Inception of Plan Through January 31, 2012

Name	Number of Shares Underlying Option Grants	Number of Shares Underlying Restricted Stock and Restricted Stock Unit Grants	Number of Shares Paid Pursuant to Performance Share Program(1)	Number of Shares Potentially Payable Pursuant to Performance Share Program(2)
Robert Mehrabian	70,000	22,885	31,322	11,526
Chairman of the Board, President and Chief Executive Officer

Dale A Schnittjer	30,000	10,487	12,679	4,402
Senior Vice President and Chief Financial Officer

John T. Kuelbs	30,000	11,713	13,762	4,916
Executive Vice President, General Counsel and Secretary

Aldo Pichelli	27,000	10,219	8,019	4,288
President and Chief Operating Officer, Instrumentation and Aerospace and Defense Electronics Segments

Rex D. Geveden	20,000	8,801	3,649	2,909
President, Engineered Systems Segment and Teledyne Scientific & Imaging, LLC

All current executive officers as a group	191,000	79,767	73,517	30,533
All current non-employee directors as a group	134,396	—	—	—
Simon M. Lorne, 2012 director nominee	33,122	—	—	—
Paul D. Miller, 2012 director nominee	15,647	—	—	—
Wesley W. von Schack, 2012 director nominee	12,000	—	—	—
Each associate of any such directors, executive officers or nominees	—	—	—	—
Each other person who received or is to receive 5% of such options, warrants or rights	—	—	—	—
All employees, including current officers who are not executive officers, as a group	739,632	81,917	72,666	42,493	(3)

(1)	The 2006-2008 cycle of our Performance Share Program (“PSP”) was established in January 2006. Selected officers and key employees were entitled to earn performance units under the PSP to the extent certain performance objectives were achieved over the three-year period beginning in 2006 and ending in 2008. The performance units earned under the PSP were paid in three installments — one each in 2009, 2010 and 2011 — with each installment paid half in cash and half in shares of our common stock, with the shares being issued under the Original 2008 Plan. The shares listed in the table represent those shares issued in satisfaction of the performance units earned by the respective employees.

(2)

The 2009-2011 cycle of our PSP was established in January 2009 under the Original 2008 Plan. Selected officers and key employees were entitled to earn performance units under the PSP to the extent certain performance objectives were achieved over the three-year period beginning in 2009 and ending in 2011. The performance units earned under the PSP are to be paid in three installments — one each in 2012, 2013 and 2014 — with each installment to be paid half in cash and half in shares of our common stock, to the extent shares are available for grant. If we do not have sufficient full value award shares available for grant, then cash will be paid in lieu of shares, as provided in the PSP. For the installment payment made in 2012, we issued no shares of our common stock in satisfaction of performance units and all payments to our employees due in 2012 were made solely in cash. The shares listed in the table represent those shares that may be issued during 2013 and 2014 in satisfaction of the performance units earned during the 2009-2011 cycle of our PSP.

(3)	This amount includes 14,990 shares of stock potentially issuable to certain Canadian employees under our 2012-2014 cycle of our PSP, which was established in January 2012, assuming goals are met at 100% of performance targets.

Certain information regarding prior awards to our individual named executive officers and our directors under the Original 2008 Plan is presented in the section headed “Compensation Disclosure and Analysis” and in the tables below captioned “Summary Compensation Table,” “Grants of Plan Based Awards,” “Outstanding Equity Awards at Fiscal Year-End” and “Options Exercised and Stock Vested.”

Equity Compensation Plan Information

The following table summarizes information about our common stock that may be issued upon the exercise of options, warrants and rights under all of our equity compensation plans, as of January 1, 2012:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted- Average Exercise Price of Outstanding Options, Warrants or Rights (b)		Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans [excluding securities reflected in column (a)] (c)
Equity compensation plans approved by security holders:
1999 Incentive Plan(1)	567,604		$41.11		—
1999 Non-Employee Director Stock Compensation Plan(1)	202,160		$23.27		—
2002 Stock Incentive Plan(1)	963,152		$31.19		—
2008 Incentive Plan	1,072,058	(2)	$44.17	(3)	110,440	(4)
Employee Stock Purchase Plan(5)	—		—		1,000,000
Equity compensation plans not approved security holders	—		—		—

Total	2,804,974		$37.40		1,110,440	(6)

(1)	The 1999 Incentive Plan, the 2002 Stock Incentive Plan and the 1999 Non-Employee Director Stock Compensation Plan terminated following stockholder approval of the 2008 Incentive Award Plan at our 2008 Annual Meeting of Stockholders. No additional awards may be granted under these plans.

(2)	Includes (i) 73,038 shares potentially issuable under the second and third installments of the 2009-2011 cycle of our PSP, which will be paid in equal installments in 2013 and 2014 to the extent sufficient shares are available, and (ii) 4,399 restricted stock units. Does not include up to 14,990 shares of stock potentially issuable to certain Canadian employees under the 2012-2014 cycle of our PSP, which was established in January 2012, assuming goals are met at 100% of performance targets.

(3)	Does not include the securities described in footnote (2) above, which do not have an exercise price.

(4)

The number of shares available for future issuance under the Original 2008 Plan (which was 52,992 as of January 31, 2012) does not reflect the 73,038 shares potentially issuable under the 2009-2011 cycle of our PSP or the 14,990 shares potentially issuable to certain Canadian employees under the 2012-2014 cycle of our PSP.

Because the shares underlying these performance awards are payable only to the extent sufficient shares are available at the time of payment, we do not reduce the number of shares available for grant under the Original 2008 Plan with respect to such awards until such shares are actually delivered to the respective award holders.

(5)	We maintain an Employee Stock Purchase Plan (commonly known as The Stock Advantage Plan) for eligible employees. It enables employees to invest in our common stock through automatic, after-tax payroll deductions, within specified limits. We add a 25% matching Company contribution up to $1,200 annually. Our contribution is currently paid in cash and the plan administrator purchases shares of our common stock in the open market.

(6)	Does not include shares of our common stock available for issuance under the Amended 2008 Plan proposed for approval by our stockholders at our 2012 Annual Meeting of Stockholders. If approved, the aggregate number of shares of our common stock available for issuance under the Amended 2008 Plan will be 2,679,992 shares, reduced by 1.83 shares for each share delivered in settlement of any full value award.

If our stockholders do not approve the Amended 2008 Plan, the Original 2008 Plan will remain in effect as previously approved by our stockholders.

Failure of our stockholders to approve this proposal will not affect any awards that may have been granted previously under the Original 2008 Plan or the ability of Teledyne to grant awards under the Original 2008 Plan or otherwise.

The Board of Directors Recommends

a Vote FOR Approval of the

Teledyne Technologies Incorporated

Amended and Restated

2008 Incentive Award Plan.

ITEM 3 ON PROXY CARD —

RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP

AS THE COMPANY’S INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm for fiscal 2012. Ernst & Young LLP has served as our independent registered public accounting firm since the November 29, 1999 spin-off. The Audit Committee believes that Ernst & Young LLP is knowledgeable about our operations and accounting practices and is well qualified to act in the capacity of independent registered public accounting firm.

Although the appointment of an independent registered public accounting firm is not required to be approved by the stockholders, the Audit Committee and the Board of Directors believe that stockholders should participate in such selection through ratification. The proposal to ratify the Audit Committee’s appointment of Ernst & Young LLP will be approved by the stockholders if it receives the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the proposal. If you sign and return your proxy card, your shares will be voted (unless you indicate to the contrary) to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for 2012. If you specifically abstain from voting on the proposal, your shares will, in effect, be voted against the proposal. Broker non-votes, if any, are included in determining the presence of a quorum at the Annual Meeting, but will not be counted as being entitled to vote on the proposal and will not affect the outcome of the vote. If the stockholders do not ratify the selection of Ernst & Young LLP, the Audit Committee will reconsider the appointment of an independent registered public accounting firm. It is expected that representatives of Ernst & Young LLP will be present at the meeting and will have an opportunity to make a statement and respond to appropriate questions.

The Board of Directors Recommends

a Vote FOR Ratification of the Appointment

of Ernst & Young LLP as the

Company’s Independent Registered Public Accounting Firm.

Fees Billed by Independent Registered Public Accounting Firm

The following table sets forth fees billed by Ernst & Young LLP for professional services rendered for 2011 and 2010 (in thousands).

	2011	2010
Audit Fees(1)	$1,419.0	$1,392.3
Sarbanes-Oxley Act Section 404 Fees	639.7	609.0
Statutory audits (United Kingdom subsidiaries)	210.5	189.9

Total Audit Fees	2,269.2	2,191.2

Audit-Related Fees
Employee Benefit Plan Financial Statement Audits	56.9	56.2
Environmental Financial Assurances	12.0	12.0

Total Audit-Related Fees	68.9	68.2

Tax Fees(2)	134.7	105.6
All Other Fees(3)	—	579.8

Total	$2,472.8	$2,944.8

Total Audit and Audit-Related Fees	$2,338.1	$2,259.4

(1)	Aggregate fees billed for professional services rendered for the audit of our annual financial statements and for the reviews of financial statements included in our quarterly reports on Form 10-Q and accounting consultations on matters reflected in the financial statements.

(2)	Tax fees related to tax compliance and advisory services for our U.K. subsidiaries and for tax advice on the application for a change in accounting method for tax purposes.

(3)	All other fees related to an internal control and inventory review at a business unit.

Audit Committee Pre-Approval Policies

In October 2002, our Audit Committee adopted guidelines relating to the rendering of services by external auditors. The guidelines require the approval of the Audit Committee prior to retaining any firm to perform any Audit Services. “Audit Services” include the services necessary to audit our consolidated financial statements for a specified fiscal year and the following audit and audit-related services: (a) Statement on Auditing Standards No. 71 quarterly review services; (b) regulatory and employee benefit plan financial statement audits; and (c) compliance and statutory attestation services for our subsidiaries. Subject to limited exceptions, the guidelines further provide that the Audit Committee must pre-approve the engagement of Ernst & Young LLP to provide any services other than Audit Services. The Chair of the Audit Committee may, however, pre-approve the engagement of Ernst & Young LLP for such non-audit services to the extent the fee is reasonably expected to be less than $150,000. If the fee for any non-audit services is reasonably expected to be $250,000 or more, we must seek at least one competing bid from another firm prior to engaging Ernst & Young LLP, unless there are exceptional circumstances or if it relates to the public offering of our securities. The guidelines prohibit us from engaging Ernst & Young LLP to perform any of the following non-audit services or other services that the Public Company Accounting Oversight Board determines by regulation to be prohibited: bookkeeping or other services related to accounting records or financial statements; financial information systems design and implementation; appraisal or valuation services, fairness opinions, or contribution-in-kind reports; actuarial services; internal auditing outsourcing services; management functions or human resources; broker or dealer, investment advisor, or investment banking services; or legal services and expert services unrelated to the audit.

For 2011, all audit and non-audit services rendered by Ernst & Young LLP were pre-approved in accordance with our guidelines.

In making its recommendation to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 30, 2012, the Audit Committee considered whether the provision of non-audit services by Ernst & Young LLP is compatible with maintaining Ernst & Young LLP’s independence.

AUDIT COMMITTEE REPORT

The following report of the Audit Committee is included in accordance with the rules and regulations of the Securities and Exchange Commission. It is not incorporated by reference into any of our registration statements under the Securities Act of 1933.

Report of the Audit Committee

The following is the report of the Audit Committee with respect to the audited financial statements for the fiscal year ended January 1, 2012 (the “Financial Statements”) of Teledyne Technologies Incorporated and its consolidated subsidiaries (the “Company”).

The responsibilities of the Audit Committee are set forth in the Audit Committee Charter, as amended and restated as of December 15, 2009, which has been adopted by the Board of Directors. The Audit Committee is comprised of five directors. The Company’s Board of Directors has determined that each of the members of the Audit Committee is independent in accordance with the applicable rules of the New York Stock Exchange. The Board of Directors has also determined that at least one director has “financial management expertise” under New York Stock Exchange listing standards and that Frank V. Cahouet is an “audit committee financial expert” within the meaning of the Securities and Exchange Commission regulations.

Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, the Company’s internal controls and financial reporting process and the procedures designed to assure compliance with accounting standards and applicable laws and regulations. Ernst & Young LLP (“Ernst & Young”), the Company’s independent registered public accounting firm, is responsible for performing an independent audit of the Company’s Financial Statements and expressing an opinion as to their conformity with generally accepted accounting principles. The Audit Committee reviewed and discussed the Company’s Financial Statements with management and Ernst & Young, and discussed with Ernst & Young the matters required to be discussed by Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee has received written disclosures and the letter from Ernst & Young required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young’s communication with the Audit Committee concerning independence and has discussed with Ernst & Young its independence.

The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not, and do not represent themselves to be, performing the functions of auditors or accountants. Members of the Audit Committee may rely without independent verification on the information provided to them and on the representations made by management and Ernst & Young. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company’s auditors are in fact “independent”.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Financial Statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 1, 2012 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Board of Directors:

Frank V. Cahouet, Chair

Kenneth C. Dahlberg

Simon M. Lorne

Paul D. Miller

Michael T. Smith

February 28, 2012

ITEM 4 ON PROXY CARD —

ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION

In accordance with Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which was added under the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are asking stockholders to approve an advisory resolution on the Company’s executive compensation as reported in this Proxy Statement. As described below in the “Compensation Discussion and Analysis” section of this Proxy Statement, our executive compensation program is designed to attract and retain high quality executives and to align the interest of management with the interests of stockholders by rewarding both short and long term performance.

Teledyne performed strongly in 2011. Net income from continuing operations and revenue for 2011 increased by 18.5% and 18.1%, respectively, over 2010 results. Earnings per share in 2011 was a record $6.84, with earnings per share from continuing operations increasing 15.9% over 2010. Over the past ten years earnings per share from continuing operations has grown at a compounded annual growth rate of 33.5%. Key strategic accomplishments in 2011 included completing the sale of our general aviation piston engine businesses and the acquisition of DALSA Corporation, in addition to other acquisitions and investments. We believe that our performance-oriented executive compensation program played an important role in our 2011 growth and successes.

We urge stockholders to read the “Compensation Discussion and Analysis” below, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and related compensation tables and narratives which provide detailed information on the compensation of our named executives. The Personnel and Compensation Committee believes that the policies and procedures articulated in the “Compensation Discussion and Analysis” are effective in achieving our goals and that the compensation of our named executive officers reported in this Proxy Statement has supported and contributed to the Company’s success.

We are asking stockholders to approve the following advisory resolution at the 2012 Annual Meeting:

RESOLVED, that the compensation paid to the Company’s named executives, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables and narrative in the Proxy Statement for the Company’s 2012 Annual Meeting of Stockholders, is hereby APPROVED.

This advisory resolution, commonly referred to as a “say on pay” resolution, is not binding on the Board of Directors. Although non-binding, the Board and the Personnel and Compensation Committee will carefully review and consider the voting results when evaluating our executive compensation program.

The proposal to adopt the advisory resolution set forth above will be approved by the stockholders if it receives the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the proposal. If you sign and return your proxy card, your shares will be voted (unless you indicate to the contrary) to approve the advisory resolution. If you specifically abstain from voting on the proposal, your shares will, in effect, be voted against the proposal.

Following the 2011 Annual Meeting of Stockholders, our Board of Directors voted to hold a vote on this advisory “say on pay” resolution on an annual basis.

The Board of Directors Recommends

a Vote FOR Approval of the Advisory Resolution

on Executive Compensation.

OTHER BUSINESS

We know of no business that may be presented for consideration at the meeting other than the four action items indicated in the Notice of Annual Meeting. If other matters are properly presented at the meeting, the persons designated as proxies in your proxy card may vote at their discretion.

Following adjournment of the formal business meeting, Dr. Robert Mehrabian, Chairman, President and Chief Executive Officer, will address the meeting and will hold a general discussion period during which the stockholders will have an opportunity to ask questions about our Company and businesses.

STOCK OWNERSHIP INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

The rules of the Securities and Exchange Commission require that we disclose late filings of reports of stock ownership (and changes in stock ownership) by our directors and statutory insiders. To the best of our knowledge, all of the filings for our directors and statutory insiders were made on a timely basis in 2011.

Five Percent Owners of Common Stock

The following table sets forth the number of shares of our common stock owned beneficially by each person known to us to own beneficially more than five percent of our outstanding common stock. As of February 17, 2012, we had received notice that the individuals and entities listed in the following table are beneficial owners of five percent or more of our common stock. In general, “beneficial ownership” includes those shares that a person has the power to vote or transfer, and options to acquire common stock that are exercisable currently or within 60 days. As of February 17, 2012, we had 36,673,814 shares outstanding.

Name and Address of Beneficial Owner	Number of Shares	Percent of Class
BlackRock, Inc.(1)	2,742,075	7.5%
40 East 52nd Street, New York, NY 10022
Wellington Management Company LLP(2)	2,540,439	6.9%
280 Congress St. Boston, MA 02210
FMR LLC(3)	2,355,311	6.4%
82 Devonshire Street Boston, MA 02109
Singleton Group LLC(4)	1,999,900	5.5%
335 North Maple Drive, Suite 177 Beverly Hills, CA 90210
The Vanguard Group, Inc.(5)	1,875,833	5.1%
100 Vanguard Blvd Malvern, PA 19355

1.	Based on an amendment to Schedule 13G filed by BlackRock, Inc. on February 10, 2012.

2.	Wellington Management Company LLP filed an amendment to its Schedule 13G on February 14, 2012, reporting that in its capacity as investment adviser, it may be deemed to beneficially own and have shared dispositive power with respect to 2,504,439 shares which are held of record by clients of Wellington Management, and that it has shared voting power with respect to 1,719,462 shares.

3.	FMR LLC, filed an amendment to its Schedule 13G on February 14, 2012, reporting that it has sole voting power with respect to 230 shares and beneficially owns and has sole dispositive power with respect to 2,355,311 shares.

4.	Singleton Group LLC, jointly with William W. Singleton, Christina Singleton Mednick and Donald E. Rugg, filed a Schedule 13G on July 31, 2007. Mr. Singleton, Ms. Mednick and Mr. Rugg reported that they share voting and dispositive power with respect to 1,999,900 shares in their capacities as managers of Singleton Group LLC. Mr. Rugg reported that he owned an additional 45 shares of common stock directly, with respect to which he has sole voting and dispositive power.

5.	The Vanguard Group, Inc. filed a Schedule 13G on February 9, 2012, reporting sole voting power and shared dispositive power with respect to 54,659 shares and sole dispositive power with respect to 1,821,174 shares.

Stock Ownership of Management

The following table shows the number of shares of common stock reported to us as beneficially owned by (i) each of our directors and each executive officer named in the executive compensation tables and (ii) all of our directors and Section 16 statutory officers as a group, in each case based upon the beneficial ownership of such persons of common stock as reported to us as of February 17, 2012, including shares as to which a right to acquire ownership exists (for example, through the exercise of stock options) within the meaning of Rule 13d-3(d)(1) under the Securities Exchange Act of 1934. Certain shares beneficially owned by our officers and directors may be held in accounts with third party brokerage firms, where such shares may from time to time be subject to a security interest for margin credit provided in accordance with such brokerage firm’s policies.

Beneficial Owner	Number of Shares		Percent of Class
Robert Mehrabian	333,408	(1)	*
John T. Kuelbs	231,283	(2)	*
Dale A. Schnittjer	165,549	(3)	*
Aldo Pichelli	110,311	(4)	*
Rex D. Geveden	31,542	(5)	*
Roxanne S. Austin	22,189	(6)	*
Frank V. Cahouet	118,846	(7)	*
Charles Crocker	60,701	(8)	*
Kenneth C. Dahlberg	37,014	(9)	*
Simon M. Lorne	64,950	(10)	*
Paul D. Miller	61,902	(11)	*
Michael T. Smith	72,752	(12)	*
Wesley W. von Schack	29,683	(13)	*
All directors and executives as a group (14 persons)	1,421,775	(14)	3.8%

*	Less than one percent.

1.	The amount includes 126,043 shares held by The Mehrabian Living Trust, of which Dr. Mehrabian and his wife are trustees. The amount also includes 16,814 shares of unvested restricted stock subject to forfeiture and 163,300 shares of our common stock underlying stock options exercisable within 60 days of February 17, 2012.

2.	The amount includes 65,588 shares held jointly through the John T. Kuelbs and J. Michele Kuelbs trust, of which Mr. Kuelbs and his wife are trustees. The amount also includes 8,605 shares of unvested restricted stock subject to forfeiture and 48,300 shares of our common stock underlying stock options exercisable within 60 days of February 17, 2012. Includes 10,499 shares held in Teledyne’s 401(k) plan and 2,473 shares acquired under Teledyne’s Employee Stock Purchase Plan based on information received as of January 24, 2012. Also includes 15,600 shares held by Mr. Kuelbs’ wife, beneficial ownership of which is disclaimed.

3.	The amount includes 51,967 shares held by the Schnittjer 2002 Trust, of which Mr. Schnittjer and his wife are trustees. The amount also includes 7,705 shares of unvested restricted stock subject to forfeiture and 102,950 shares of our common stock underlying stock options exercisable within 60 days of February 17, 2012. Also includes 2,927 shares acquired under Teledyne’s Employee Stock Purchase Plan based on information received as of January 24, 2012.

4.	The amount includes 40,452 shares held by the Pichelli Living Trust, of which Mr. Pichelli and his wife are trustees. The amount also includes 7,509 shares of unvested restricted stock subject to forfeiture and 58,660 shares of our common stock underlying stock options exercisable within 60 days of February 17, 2012. Also includes 884 shares held in Teledyne’s 401(k) plan and 526 shares acquired under Teledyne’s Employee Stock Purchase Plan based on information received as of January 24, 2012.

5.	The amount includes 6,503 shares of unvested restricted stock subject to forfeiture and 15,994 shares of our common stock underlying stock options exercisable within 60 days of February 17, 2012. Also includes 546 shares acquired under Teledyne’s Employee Stock Purchase Plan and 950 shares held in Teledyne’s 401(k) plan based on information received as of January 24, 2012.

6.	The amount includes 2,000 shares held by the Thomas and Roxanne Austin Trust and 18,000 shares of our common stock underlying stock options exercisable within 60 days of February 17, 2012.

7.	This amount includes 43,841 shares held by a revocable trust, of which Mellon Bank, N.A. is trustee. The amount also includes 39,507 shares of our common stock underlying stock options exercisable within 60 days of February 17, 2012.

8.	The amount includes 13,513 shares held by The Crocker Revocable Trust, Charles Crocker, Trustee and 32,518 shares of our common stock underlying stock options exercisable within 60 days of February 17, 2012.

9.	The amount includes 31,599 shares of our common stock underlying stock options exercisable within 60 days of February 17, 2012.

10.	The amount includes 61,950 shares of our common stock underlying stock options exercisable within 60 days of February 17, 2012.

11.	The amount includes 53,128 shares of our common stock underlying stock options exercisable within 60 days of February 17, 2012.

12.	The amount includes 59,505 shares of our common stock underlying stock options exercisable within 60 days of February 17, 2012. The amount also includes 200 shares owned by Mr. Smith’s wife, beneficial ownership of which is disclaimed.

13.	The amount includes 19,390 shares of our common stock underlying stock options exercisable within 60 days of February 17, 2012.

14.	This amount includes an aggregate of 442,866 shares of our common stock underlying stock options exercisable within 60 days of February 17, 2012. This amount includes shares to which beneficial ownership is disclaimed as follows: 200 shares owned by Mr. Smith’s wife and 15,600 shares owned by Mr. Kuelbs’ wife. See also footnotes 1, 2, 3, 4, 6, 7 and 8 for the number of shares held jointly and in trusts.

Phantom Shares.    Under the Teledyne Technologies Incorporated Non-Employee Director Stock Compensation Plan, non-employee directors may elect to defer payment of up to 75% of their annual retainer fees and committee chair fees and 100% of their meeting fees under the Teledyne Technologies Incorporated Executive Deferred Compensation Plan. Under the Deferred Compensation Plan, non-employee directors may elect to have their deferred monies treated as though they are invested in our common stock (called the “Teledyne Common Stock Phantom Fund”). Deferrals to the Teledyne Common Stock Phantom Fund mirror actual purchases of stock, but no actual stock is issued and the award is settled in cash. There are no voting or other stockholder rights associated with the fund. As of February 18, 2012, the following directors had the following number of phantom shares of common stock under the Deferred Compensation Plan: Charles Crocker — 451 phantom shares; Frank V. Cahouet — 8,871 phantom shares; Simon Lorne — 1,049 phantom shares; Paul D. Miller — 3,607 phantom shares; and Michael T. Smith — 781 phantom shares.

EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

Executive Summary and 2011 Overview

Our Compensation Objectives and Programs:

Our objective with respect to executive compensation is to attract and retain executives of the highest quality and to align the interest of management with the interests of stockholders by rewarding both short and long term performance. The key components of our executive compensation program are reviewed annually for appropriateness and include a balanced mix of short- and long-term compensation and cash and equity compensation.

Our executive compensation program is performance-oriented and based on a mix of multiple metrics, financial targets and performance periods. Short term cash compensation consists of competitive base salaries and the Annual Incentive Plan (AIP). The AIP is our annual performance-based bonus program that is designed to principally reward year-over-year profitable growth. Longer term compensation consists of stock options, performance-based restricted stock awards and a performance share program (PSP). Stock options are time-based incentives that vest over a three year period and are intended to reward executives for absolute stock price appreciation. Performance-based restricted stock awards are intended to reward executives for total shareholder return relative to the Russell 2000 Index over a three year performance period. The PSP is designed to reward executives for achieving a mix of both profitable long-term growth and total shareholder return relative to the Russell 2000 Index over a three year performance period. In addition, since payments under the PSP are made in three annual installments following the completion of the three year performance cycle, the PSP also serves to reinforce long-term executive retention.

Compensation for senior executives at Teledyne is determined by the Personnel and Compensation Committee. The Personnel and Compensation Committee sets target amounts for overall compensation and specific compensation components and determines the mix of short- and long-term compensation in part by benchmarking Teledyne’s pay against the compensation at peer group companies. The Personnel and Compensation Committee receives advice and assistance in setting compensation from an independent compensation consultant.

At the Company’s 2011 Annual Meeting of Stockholders held on April 27, 2011, approximately 92.6% of stockholders voted to approve the non-binding advisory vote on executive compensation. The Personnel and Compensation Committee believes this level of stockholder support reflects a strong endorsement of our compensation policies and philosophy and did not change its approach to executive compensation in 2011. The Personnel and Compensation Committee will continue to consider the outcome of the Company’s “say on pay” votes when making future compensation decisions for the named executive officers.

Highlights of 2011 Performance:

Teledyne performed strongly in 2011. Net income from continuing operations and revenue for 2011 increased by 18.5% and 18.1%, respectively, over 2010 results. Earnings per share in 2011 was a record $6.84, with earnings per share from continuing operations increasing 15.9% over 2010. Over the past ten years earnings per share from continuing operations has grown at a compounded annual growth rate of 33.5%.

In 2011 Teledyne completed two of its most significant strategic transactions to date: the acquisition of DALSA Corporation in February and the sale of Teledyne’s general aviation piston engine businesses in April. These two transactions have transformed Teledyne into a company that primarily serves industrial growth markets. In 2011, the executive team at Teledyne devoted considerable time and effort to implementing a smooth and successful integration of DALSA Corporation.

Our successes in 2011 were reflected in Teledyne’s stock price. Teledyne’s stock price increased 24.7% in 2011, compared to a decrease of 4.2% for the Russell 2000 Index. The graph below shows Teledyne’s cumulative total stockholder return (i.e. price change plus reinvestment of dividends) on our common stock for the five fiscal years ending January 1, 2012, as compared to the Standard & Poor’s 500 Composite Index, the Russell 2000 Index, the Standard & Poor’s 1500 Industrials and the Dow Jones World Aerospace & Defense Index. The graph assumes $100 was invested on December 29, 2006. We have now included in the stock performance graph the Standard & Poor’s 1500 Industrials Index to eventually replace the Dow Jones World Aerospace & Defense Index because we believe that the companies and industries represented in the Standard & Poor’s 1500 Industrials Index better reflect the diverse markets in which we currently participate. In accordance with the rules of the Securities and Exchange Commission, this presentation is not incorporated by reference into any of our registration statements under the Securities Act of 1933.

Summary of 2011 Executive Compensation Developments

Teledyne’s executive compensation in 2011 reflected the strong financial performance of the Company. As a result of the strong year-over-year performance in 2011 and the achievement by individual executives of their personal goals, AIP awards for 2011 received by named executive officers were on average 181% of the target amounts. Dr. Robert Mehrabian, Teledyne’s Chairman, President and Chief Executive Officer, received an AIP award of $1,850,000 which was 209% of his target amount and which included an upward discretionary adjustment by the Personnel and Compensation Committee of 17.1%. As more fully discussed below, the Personnel and Compensation Committee determined that the discretionary adjustment was warranted in the case of Dr. Mehrabian due to the outstanding financial performance of the Company in 2011 and his leadership in completing the acquisition of DALSA Corporation and the sale of Teledyne’s piston engine businesses.

Named executives in general received merit increases in base salary in the range of 2.75%-3.00% in 2011, effective September 1, 2011. The merit increases were based on benchmarking against peer companies and individual performance. Stock options and performance-based restricted stock awards were also made in 2011, in amounts largely consistent with prior year awards when such awards were made.

During the three year period ended December 31, 2011, Teledyne’s stock price growth was 84.1% of the growth in the Russell 2000 Index for the same period. As a result, in January 2012, participants in Teledyne’s performance-based restricted stock program forfeited 15.9% of their 2009 restricted stock award, which had a three year performance period ended December 31, 2011.

Teledyne’s 2009-2011 performance cycle under the PSP ended on December 31, 2011. In January 2012, the Personnel and Compensation Committee determined that 100% of the target performance for this performance cycle was met. Pursuant to the proxy disclosure rules of the Securities and Exchange Commission, cash awards under our PSP are deemed earned in the last year of the three year performance cycle, at the time when performance criteria are satisfied (which for this particular award is fiscal year 2011), even though payments are made to participants in three annual installments after the end of the performance cycle so long as the participants remain employed by Teledyne. As a result, the full cash value of the 2009-2011 PSP award is included in the Summary Compensation Table as 2011 compensation under the column headed “Non-Equity Incentive Plan Compensation,” even though no payments took place in 2011 and the award will not be fully paid until 2014. This is explained in more detail in footnote 5 to the Summary Compensation Table on page 53.

Commitment to Best Practices:

The Personnel and Compensation Committee periodically reviews its compensation policies and practices in light of best practices and makes appropriate adjustments when necessary. For example, in 2010, the Personnel and Compensation Committee asked each of our senior executives to amend their change in control severance agreements to eliminate automatic single trigger vesting of stock options, excise tax gross-ups for “excess parachute” payments and to change the formula used to calculate severance payments.

Teledyne seeks to develop pay programs that are reflective of good corporate governance. Among other things:

•	we do not guarantee bonuses or, outside of certain new hires, equity or option grants;

•

base salaries and other components of compensation are decided within the context of a peer group approved by the Personnel and Compensation Committee, which consists entirely of independent directors;

•	performance incentive awards are capped and there may be no payout if minimum performance goals are not achieved;

•

executive perks that are generally not available to other employees are minimal — and in the case of our Chief Executive Officer limited to a car allowance (we discontinued making club memberships available to all executive officers in 2007);

•	we have never re-priced stock options;

•	the only named executive that has an employment agreement is our Chairman, President and Chief Executive Officer, and that agreement can be terminated by Teledyne on twelve months notice; and

•	we implemented stock ownership guidelines for key executive officers and directors in 2008.

Teledyne does not have in place formal policies related to the “clawback” of incentive compensation in the event of financial restatements and similar events, but the Personnel and Compensation Committee has discussed adopting such a policy and intends to do so once the Securities and Exchange Commission adopts final rules implementing Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act related to the recovery of erroneously awarded compensation.

Personnel and Compensation Committee

The Personnel and Compensation Committee reviews and administers the compensation for the Chief Executive Officer and other members of senior management, including the named executive officers listed on the Summary Compensation Table beginning on page 53 of this Proxy Statement. In the case of the Chief Executive Officer, the compensation determination made by the Committee is reviewed by the entire Board. The Committee is composed exclusively of non-employee, independent directors. The Committee retained compensation consultants Exequity LLP to assist the Committee in fulfilling its responsibilities in 2011. The services that Exequity LLP performed for Teledyne were related to executive compensation and were primarily in support of decision-making by the Committee. No other services were provided by Exequity LLP for the Company. The Committee has also considered publicly available market and other data on executive compensation matters.

The Personnel and Compensation Committee has a written charter that delineates its responsibilities, a full copy of which is posted on our website at www.teledyne.com. Among other duties, the charter states that the Committee shall review and approve the corporate goals and objectives relevant to the chief executive officer and other executive officer compensation, evaluate chief executive officer and other executive officer performance in light of those goals and objectives, and determine and approve all compensation of the chief executive officer and other executive officers based on this evaluation. In determining the long-term incentive component of Chief Executive Officer compensation, the Committee considers corporate performance and shareholder return relative to the Russell 2000 Index, the value of similar incentive awards to chief executive officers at comparable companies and the awards given to the Chief Executive Officer in past years. The charter also states that the Committee will review and approve any employment agreements and severance arrangements, any change-in-control agreements and change-in-control provisions affecting any elements of compensation and benefits, and any special or supplemental compensation and benefits for the chief executive officer and executive officers, including supplemental retirement benefits and the perquisites provided to them during and after employment.

Our Chief Executive Officer works with the Personnel and Compensation Committee Chair, our Vice President of Administration and Human Resources and the Office of the Corporate Secretary in establishing the agenda for the Committee and makes compensation recommendations for the named executives (other than himself).

Peer Group Comparisons

Our peer group that we use for comparative purposes is intended to be representative of companies of similar size to us in the industries in which we compete, specifically instrumentation, digital imaging, aerospace and defense electronics and systems engineering. Such peer group is not used for the purposes of the performance graph included in the “Executive Summary and 2011 Overview” section above and in our Annual Report. In order to provide industry specific data for those jobs not matched to positions in the peer group, data from other published survey sources was used as additional reference.

Our peer group for 2011 compensation purposes was comprised of the following companies:

Ametek Inc. CACI International, Inc. Crane Co. Curtiss-Wright Corporation Esterline Technologies Corporation Flir Systems, Inc.	ManTech International Corp. MOOG, Inc. Orbital Sciences Corporation PerkinElmer, Inc. Roper Industries Inc. Teradyne Inc.

This is the same peer group used for 2010. Our peer group contains companies with median annual revenues and market capitalizations of $2.0 billion and $2.6 billion, respectively. In 2011, Teledyne’s annual revenues were approximately $1.9 billion and its market capitalization as of end of 2011 was approximately $2.1 billion. The Committee generally sets compensation levels at or above the median for our peer group in recognition that we compete with much larger companies for executive-level talent. The Committee also reviews data collected from a broader industry peer group consisting of 68 companies in order to understand what an executive with comparable responsibility to a company executive would earn in the broader industry. The companies in the general industry group have annual revenues of between $1.0 billion and $3.0 billion.

Determining the Amount and Mix of Compensation

In July of each year the Personnel and Compensation Committee, with assistance from Exequity LLP, reviews and compares each named executive’s pay to various market data points for that named executive’s position. For purposes of this review, the Committee considers an executive’s total annual compensation to be the sum of current year base salary, actual cash bonus paid in the current fiscal year, the aggregate fair value of stock options granted during the fiscal year, the face value of performance-based restricted stock granted during the fiscal year and the target value of PSP awards, annualized over three years. The Committee is guided by market benchmark information in setting compensation levels and determining the mix of cash and non-cash compensation. It typically aims to set fixed pay at the 50th percentile and performance-based compensation at between the 50th percentile and 75th percentile. For 2011, targeted total compensation slightly trailed the median for peer group companies at the time it was established.

Our compensation program is designed to balance our need to provide our executives with incentives to achieve our short-and long-term performance goals with the need to pay competitive base salaries. The Personnel and Compensation Committee will consider the amount of prior salary increases, stock option grants and performance-based restricted stock grants as a factor in determining compensation for the current period. The following allocation of compensation between base salary, bonus and estimated long-term compensation for our named executives was presented to and reviewed by the Personnel and Compensation Committee at the time that it approved 2011 compensation for named executives:

	Robert Mehrabian	Dale A. Schnittjer	John T. Kuelbs	Aldo Pichelli	Rex Geveden
Base salary	28%	33%	34%	33%	34%
Estimated target bonus	28%	20%	20%	20%	21%
Estimated long-term compensation	44%	47%	46%	48%	45%

Base Salary.    Base salary for all management positions generally will be targeted at the unit’s industry/market median for comparable positions unless there are sound reasons, such as competitive factors for a particular executive’s skill set, for varying significantly from industry medians. The Personnel and Compensation Committee’s judgment will always be the guiding factor in base salary determinations, as well as any other compensation issue. The principal factors considered in decisions to adjust base salary are changes in compensation in our general industry and at our peer companies, our recent and projected financial performance, individual performance measured against pre-established goals and objectives, criticality of the executive’s role, level of experience and market demand.

In 2011, base salaries for Dr. Mehrabian, Mr. Schnittjer and Mr. Kuelbs increased by 2.75% year over year and the base salary for Mr. Pichelli increased by 3.0% year over year. The base salary for Mr. Geveden did not change in 2011, but his salary increased from $325,978 to $361,000 in January 2012. Base salaries are reviewed by the Committee in July of each year and take effect on September 1 of each year. Base salaries are also reviewed at the time of a promotion or other changes in responsibilities.

Short-Term Incentives.    AIP awards are cash bonuses based on the achievement of pre-defined performance measures, with up to 200% of the target award paid in the case of significant over-achievement. The majority of the awards are based on our achievement of financial performance goals, with a smaller portion tied to the achievement of pre-established individual goals.

The AIP award is expressed as a percentage of the participant’s base salary earned during the plan year. The following schedule shows the award guidelines for the 2011 awards for named executives as a percentage of 2011 base salary:

	AIP Award as a Percent of Salary
Participants	Target	Maximum	Actual
Robert Mehrabian	100%	200%	209%
Dale A. Schnittjer	60%	120%	118%
John T. Kuelbs	60%	120%	112%
Aldo Pichelli	60%	120%	108%
Rex D. Geveden	60%	120%	81%

The target and maximum percentages were the same as in 2010. The maximum level does not take into effect discretionary adjustments that may be made by our Personnel and Compensation Committee.

The AIP award is tied to the achievement of predetermined levels of operating profit, revenue, accounts receivable and inventory as a percentage of revenue (ARIS) and the achievement of specific individual performance goals. We chose operating profit, revenue and ARIS as the components of the award because we believe these measures are key objective indicators of our year-over-year financial performance. The use of revenue and operating profit is designed to encourage profitable growth, while the use of ARIS is designed to promote operational efficiency. The AIP components are weighted as follows for corporate executives and business segment presidents:

Corporate Officers Award Component	Weighting	Segment Presidents: Award Component	Weighting
Operating Profit	40%	Total Company Operating Profit	10%
Revenue	25%	Operating Profit at Business Segment	30%
ARIS	15%	Total Company Revenue	5%
Individual Performance Objectives	20%	Revenue at Business Segment	20%

Total	100%	ARIS (Total Company)	5%

		ARIS (Business Segment)	10%
		Individual Performance Objectives	20%

		Total	100%

Each of the performance measures allows for participants to earn between zero and 200% of the target at threshold and maximum performance levels, with the overall weighting emphasizing profitable growth that exceeds our business plan. Operating profit serves as an absolute threshold for the entire AIP: if operating profit is below 75% of target, no AIP award will be earned. Both the operating profit and revenue components are further weighted so that performance above the target is rewarded proportionally better than performance below the target, as more fully described below:

Operating Profit	If actual performance equals or exceeds 120% of target, the component is weighted by multiplying the percentage by 2 (200%). If actual performance is less than 75% of target, the component is given a weighting of 0%. To the extent actual performance falls between 75% and 120% of target, the multiplying factor is adjusted proportionally.

Revenue	If actual performance equals or exceeds 120% of target, the component is weighted by multiplying the percentage by 2 (200%). If actual performance is less than 67% of target, the component is given a weighting of 0%. To the extent actual performance falls between 67% and 120% of target, the multiplying factor is adjusted proportionally.

ARIS	If actual performance is equal to or greater than 105% of target the component is weighted by multiplying the percentage by 2 (200%). If actual performance is equal to or less than 95% of target, the component is given a weighting of 0%. To the extent actual performance falls between 95% and 105% of target, the multiplying factor is adjusted proportionally.

Individual Performance Objectives	Weighted proportionally on a scale of 0% to 200%.

The sum of the components, after being weighted for performance, is then multiplied by the executive’s target AIP award as a percent of base annual salary to arrive at the executive’s performance adjusted AIP percentage. To this amount the Personnel and Compensation Committee may make an upward or downward discretionary adjustments of up to 20%, provided the aggregate of all upward discretionary adjustments may not exceed 5% of the total amount of the total AIP bonus.

The tables below show operating profit, revenue and ARIS for 2011 as compared to target amounts: by relevant business segment:

Operating profit (in millions):

	Target	Actual 2011 Results	2011 Results as a Percentage of Target
Teledyne (corporate)	$183.4	$224.0	122.2%
Instrumentation Segment	$111.8	$123.8	110.7%
Digital Imaging Segment	$5.3	$18.6	353.3%
Aerospace and Defense Electronics Segment	$81.7	$92.3	113.0%
Engineered Systems Segment	$26.4	$24.3	92.0%

Revenue (in millions):

	Target	Actual 2011 Results	2011 Results as a Percentage of Target
Teledyne (corporate)	$1,905.1	$1,959.1	102.8%
Instrumentation Segment	$605.1	$629,1	104.0%
Digital Imaging Segment	$331.7	$349.7	105.4%
Aerospace and Defense Electronics Segment	$657.2	$674.8	102.7%
Engineered Systems Segment	$338.6	$305.5	90.2%

ARIS:

	Target	Actual 2011 Results	2011 Results as a Percentage of Target
Teledyne (corporate)	24.3%	22.3%	108.0%
Instrumentation Segment	22.7%	24.1%	93.8%
Digital Imaging Segment	25.0%	22.6%	109.7%
Aerospace and Defense Electronics Segment	28.4%	26.5%	106.7%
Engineered Systems Segment	9.6%	8.0%	116.7%

For purposes of determining operating profit and revenue for the AIP, we exclude the results from acquisitions made in the current (2011) fiscal year that were not in our 2011 business plan as well as certain one-time events, including acquisition expenses and write downs associated with acquisitions, and we make adjustments for intercompany sales, corporate expense and tax credit transactions. Target amounts are derived from our 2011 business plan, which is presented to and approved by our Board in January of each year.

The following is an illustration of the AIP award calculation using the example of a hypothetical corporate executive with a salary of $300,000 and a target AIP award of 60%, using actual corporate performance results for 2011:

Performance Goal	Performance Goal as % of AIP Award	Actual Performance as a % of Target	Weighting of Performance Goal (multiplier)	Adjusted Performance Goal as a % of AIP Award
Operating Profit	40%	122.2%	200%	80% [40%*2.0]
Revenue	25%	102.8%	114%	28.5% [25%*1.14]
ARIS	15%	108.0%	200%	30% [15%*2.0]
Individual Objectives	20%	100%	100%	20% [20%*1.0]
Performance Weighing of AIP Award				158.5%

Assuming no discretionary adjustment by the Personnel and Compensation Committee, the hypothetical executive’s performance adjusted AIP award would be 95.1% of salary (60% *1.585), or $285,300.

Individual performance objectives typically consist of five or six goals for each named executive that are weighted in terms of importance. Some of the goals are corporate-level goals shared by all named executives and some goals are specific to individual executives. The goals are qualitative and quantitative in nature. Corporate-level goals included continued implementation of our three-year strategic plan and achieving specific revenue and earnings per share targets higher than targets set forth in our strategic plan. Individual-specific goals included achieving specified targets for cost reductions, free cash flow, warranty and rework costs and working capital, improving linear shipments, ensuring effective internal control procedures, succession planning, and successfully managing litigation and disputes. In 2011, no single individual performance goal for any named executive was tied to more than 6% of a named executive’s actual bonus.

The Committee determined that Dr. Mehrabian achieved 200% of his individual performance objectives, Mr. Schnittjer achieved 160% of his individual performance objectives, Mr. Kuelbs achieved 155% of his individual performance objectives, Mr. Pichelli achieved 150% of his individual performance objectives and Mr. Geveden achieved 140% of his individual performance objectives.

In determining the actual 2011 Annual Incentive Plan awards, the Personnel and Compensation Committee exercised its authority to make upward discretionary adjustments in the case of some of the named executive officers. Dr. Mehrabian earned an AIP award equal to 178.5% of his base salary, to which was applied a 17.1% upward discretionary adjustment. The Personnel and Compensation Committee determined an upward discretionary adjustment was appropriate due to the outstanding financial performance of the Company in 2011 and his leadership in completing the acquisition of DALSA Corporation and the sale of Teledyne’s piston engine businesses.

For the other named executives, the Personnel and Compensation Committee considered the recommendations of our Chairman and Chief Executive Officer in making upward discretionary adjustments to their AIP awards. Mr. Schnittjer earned an AIP award equal to 102.3% of his base salary, to which was applied a 15% upward discretionary adjustment. Mr. Schnittjer was recommended for an upward discretionary adjustment based on his exceptional performance and his role and decision making in connection with succession planning. Mr. Kuelbs earned an AIP award equal to 101.7% of his base salary, to which was applied a 10% upward discretionary adjustment. Mr. Kuelbs was recommended for an upward discretionary adjustment based on his achievement of major milestones in 2011, in particular his role in successfully closing the sale of the Company’s piston engine business. Mr. Pichelli earned an AIP award equal to 89.6% of his base salary, to which was applied a 20% upward discretionary adjustment. Mr. Pichelli was recommended for an upward discretionary adjustment based on the success of the business segments he oversees, especially in the face of declining defense budgets. Mr. Geveden earned an AIP award equal to 67.7% of his base salary, to which was applied a 20% upward discretionary adjustment. Mr. Geveden was recommended for an upward discretionary adjustment based on a number of factors, including his leadership in reducing costs and the successful procurement of new long-term defense programs, his integration of various business units into the Engineered Systems segment and the his contributions to other Teledyne business units.

For 2011, aggregate awards for all employees were paid from a pool equal to 8.2% of operating profit before payment of AIP awards, which is less than the 11% limit initially established by the Committee when it approved the 2011 AIP goals. The 11% limit is a cap for the aggregate bonus amounts. It is not a pre-determined amount from which bonuses are to be distributed. In 2002, the Personnel and Compensation Committee determined that the bonus pool would not exceed 11% of operating profit before payment of AIP awards, which was consistent with historical levels. The 11% cap has been part of the AIP since that time, as the Committee considers it to be an appropriate upper limit to the potential bonus payments, although it reserves the right to modify this percentage. The size of the final AIP pool will depend on the financial performance of the Company or applicable business unit versus predetermined financial targets discussed above and the size of the base annual salaries of the employee participants.

Long-Term Incentives.    Long-term incentives consist of three components: stock options, a three-year performance share program and a performance-based restricted stock award program. We believe that the incentives provided by our stock options, performance share award and performance-based restricted stock award programs are consistent with our compensation goals of employee retention, rewarding executives for long-term performance and rewarding executives for long-term increases in our stock price, both in absolute terms and as compared to the broader market. The terms of our 2008 Incentive Award Plan require that all full value awards, which include shares issued under our performance-based restricted stock award program and performance share program, have vesting schedules of at least three years. Our Amended and Restated 2008 Incentive Award Plan, if approved, will have similar requirements. We believe the three year vesting or performance period of our long-term incentives is consistent with market practice and our overall compensation objectives.

Stock Options.    Stock options are generally awarded annually to a broad group of key employees who are nominated by management to receive awards and whose awards the Personnel and Compensation Committee approves. In practice, the amount of the award generally depends on the employee’s position. Stock options provide our employees with the opportunity to participate in shareholder value created as a result of stock price appreciation, and as a result further our objective of aligning the interests of management with the interests of our stockholders.

All stock options granted are non-qualified stock options, vest at a rate of one-third per year, with full vesting at the end of three years and have a term of ten years. A description of the terms under our incentive plans related to the treatment of stock options upon termination of employment can be found under the heading “Potential Payments Upon Termination or a Change in Control” on page 63 of this Proxy Statement.

In 2011, we awarded stock options for an aggregate of 494,038 shares of common stock to Teledyne employees, of which options to purchase 92,000 shares of common stock were awarded to named executives. For purposes of the Summary Compensation Table, stock options are valued at fair value calculated in accordance with FAS Topic 718 and the compensation expense associated with an executive’s stock options as of the end of our 2011 fiscal year is reported in the Option Awards column.

The following schedule represents award guidelines established by the Personnel and Compensation Committee for named executives and the actual stock option grants awarded to those named executives in 2011:

	Annual Stock Option Award Guidelines
Participants	Minimum	Maximum	Actual 2011
Robert Mehrabian	25,000	50,000	35,000
Dale A. Schnittjer	15,000	25,000	15,000
John T. Kuelbs	15,000	25,000	15,000
Aldo Pichelli	7,000	15,000	15,000
Rex D. Geveden	7,000	15,000	12,000

Actual awards made within the guidelines, except for awards made to the Chief Executive Officer, are based on the recommendation of the Chief Executive Officer and approval of the Personnel and Compensation Committee. The award for the Chief Executive Officer is made at the sole discretion of the Committee. In determining the amount of options awarded to named executives in 2011, the Committee used historical grants as a guideline and considered the market data provided by its independent consultant.

Performance Share Program.    PSP awards are intended to reward executives to the extent we achieve specific pre-established financial performance goals and provide a greater long-term return to shareholders relative to a broader market index. The PSP provides grants of performance share units, which key officers and executives may earn if we meet specified performance objectives over a three-year period. Forty percent of the award is based on the achievement of specified levels of operating profit, 30% on the achievement of specified levels of revenue and 30% on the achievement of specified levels of return to shareholders. For the 2006-2008 and 2009-2011 cycles, the Russell 2000 Index is the benchmark for the specified return to shareholders component. No awards are made if the three-year aggregate operating profit is less than 75% of target, unless the Committee determines otherwise. The percentages referred to above are then adjusted to reflect the extent to which actual performance is greater or less than the target. Performance above the target is rewarded proportionally better than performance below the target, as more fully described below:

Operating Profit	If actual performance equals or exceeds 120% of the target, the component is weighted by multiplying the percentage by 2 (200%). If actual performance is less than 75% of target, the component is given a weighting of 0%. To the extent actual performance falls between 75% and 120% of target, the multiplying factor is adjusted proportionally.
Revenue	If actual performance equals or exceeds 120% of the target, the component is weighted by multiplying the percentage by 2 (200%). If actual performance is less than 67% of target, the component is given a weighting of 0%. To the extent actual performance falls between 67% and 120% of target, the multiplying factor is adjusted proportionally.
Return to Shareholders	If actual performance equals or exceeds 120% of the target, the component is weighted by multiplying the percentage by 2 (200%). If actual performance is less than 67% of target, the component is given a weighting of 0%. To the extent actual performance falls between 67% and 120% of target, the multiplying factor is adjusted proportionally.

The sum of the components, after being weighted for performance, is then multiplied by the executive’s target PSP opportunity percentage to arrive at the executive’s performance adjusted PSP award, which is expressed as a percentage of base salary. The maximum award is 200% of the executive’s target PSP opportunity percentage.

Awards are generally paid to the participants in three annual installments after the end of the performance cycle so long as they remain employed. A description of the treatment of PSP awards upon termination of employment can be found under the heading “Potential Payments Upon Termination or a Change in Control” beginning on page 63 of this Proxy Statement. Awards are generally paid 50% in cash and 50% in stock, subject to availability of shares.

The 2009-2011 performance cycle had the following target performance goals:

Performance Goal	Target
Operating Profit	Aggregate of $551 million for three years
Revenue	Aggregate revenue of $5.72 billion for three years
Return to Shareholders	Return on Teledyne stock equal to the return of the Russell 2000 Index over three years

On April 26, 2011, the Personnel and Compensation Committee adjusted the performance targets for revenue and operating profit under the 2009-2011 cycle of the Teledyne Performance Share Program (PSP) to reflect the completion of the sale of Teledyne’s piston engine businesses, which comprised Teledyne’s former Aerospace Engines and Components segment, on April 19, 2011, and the restatement of prior year financial data to classify the Aerospace Engines and Components segment as discontinued operations. Prior to this adjustment, the revenue target for the 2009-2011 PSP cycle was an aggregate of $6.236 billion for the three year performance period and the operating profit target for the 2009-2011 PSP cycle was an aggregate of $589 million for the three year performance period. Consistent with this adjustment, results from the former Aerospace Engines and Components segment during the performance period, as well as any gain on the sale of the piston engine businesses, were consequently disregarded in determining whether performance targets under the PSP were met.

The potential cash and stock payouts under the 2009-2011 performance cycle to the named executive officers are set forth in the Outstanding Stock Awards at Fiscal Year End table. In January 2012, the Committee determined that 100% of the target performance under the 2009-2011 performance cycle was met. As of the end of the 2011 fiscal year, there were 39 participants in the 2009-2011 performance cycle. All of the named executives in the Summary Compensation Table participate in the 2009-2011 PSP. Actual cash and stock payments under the 2009-2011 PSP will occur in three equal annual installments, with the first installment being paid in or around February 2012, provided the named executive officer remains an employee at the time of the applicable payout. The first installment payment under the 2009-2011 performance cycle will be paid entirely in cash, due to insufficient shares being available under our 2008 Incentive Award Plan; however, subsequent installments are expected to be made in both cash and stock, assuming approval of the Amended and Restated 2008 Incentive Award Plan by shareholders at the Annual Meeting.

Pursuant to Securities and Exchange Commission guidance, the entire cash portion of the performance share award for the 2009-2011 performance cycle is included in the Summary Compensation Table under the Non-Equity Incentive Plan Compensation column for 2011, which is the year in which the performance criteria were met. For purposes of the Summary Compensation Table, the stock portion of the performance share award for the 2009-2011 performance cycle is valued at fair value calculated in accordance with FAS 718 and included in the “Stock Award” column of the Summary Compensation Table in the year in which the performance cycle was established (for purposes of the 2009-2011 performance cycle the entire share portion of the award was included in compensation for 2009). The total number of shares each named executive is entitled to receive under the 2009-2011 performance share program over the three year payout period is located in the Outstanding Equity Awards at Fiscal Year End table under the column headed “Number of Shares or Units of Stock That Have Not Vested.”

In January 2006, the Committee established a performance cycle for the three-year period ended December 31, 2008. With respect to this 2006-2008 cycle, in January 2009 the Committee determined that 193% of the target performance was met. The amount of cash that the named executives received under the 2006-2008 performance cycle in 2011 can be found in footnote 5 to the Summary Compensation Table and the number of shares that the named executives received can be found in the Option Exercises and Stock Vested table.

Restricted Stock Award Program.    This program provides grants of performance-based restricted stock, generally each calendar year, to key employees at an aggregate fair market value equal to 30% of each recipient’s annual base salary as of the date of the grant, unless otherwise determined by the Committee. The restrictions are subject to both a time-based and performance-based component. In general, the restricted period for each grant of performance-based restricted stock extends from the date of the grant to the third anniversary of such date, with the restrictions lapsing on the third anniversary. However, unless the Committee determines otherwise, if we fail to meet certain minimum performance goals for a multi-year performance cycle (typically three years) established by the Committee as applicable to a performance-based restricted stock award, then all of the restricted stock would be forfeited. If we achieve the minimum performance goals, but fail to attain an aggregate level of 100% of the targeted performance goals, then a portion of the restricted stock would be forfeited.

The targeted performance goal for 2011, as in previous years, is the price of our common stock as compared to the Russell 2000 Index. In order for a participant to retain any of the restricted shares, our three-year aggregate return to shareholders (as measured by our stock price) must be more than 35% of the performance of the Russell 2000 Index for the three-year period. If our stock performance is less than 35% of the Russell 2000 Index performance, all restricted shares would be forfeited. If it ranges from 35% to less than 100%, a portion of the restricted shares will be forfeited. If it is 100% or greater, no shares are forfeited and the participant does not receive additional shares.

We believe that benchmarking the performance-based restricted stock performance goals to a broader market index like the Russell 2000 Index aligns the interest of management and stockholders because executives are rewarded only to the extent that our stock price performs relative to the stock prices of companies with similar market capitalizations.

A participant cannot transfer the restricted stock during the restricted period. In addition, during the restricted period, restricted stock generally will be forfeited upon a participant’s termination of employment. A description of the treatment of performance-based restricted stock awards upon termination of employment in cases of death, disability or retirement can be found under the heading “Potential Payments Upon Termination or a Change in Control” beginning on page 63 of this Proxy Statement. Upon expiration of the restricted period, absent any forfeiture, we will deliver to the recipient certificates for the appropriate number of shares of common stock, as determined by the Committee based on achievement of the specified performance objectives, free of the restrictive legend.

We granted performance-based restricted stock to key employees on January 24, 2012, January 25, 2011, January 19, 2010, January 20, 2009 and January 22, 2008. Restrictions on 81.1% of January 22, 2008 award lapsed on January 22, 2011, and participants forfeited shares representing 18.9% of the January 22, 2008 award. Restrictions on 84.1% of January 20, 2009 award lapsed on January 20, 2012, and participants forfeited shares representing 15.9% of the January 20, 2009 award. Our stock performance was 81.1% and 84.1% of the Russell 2000 Index for the measurement periods associated with the 2008 and 2009 restricted stock grants, respectively.

For purposes of the Summary Compensation Table, performance-based restricted stock awards are valued at fair value on the date of grant as calculated in accordance with FASB ASC Topic 718 (formerly FAS 123(R)) and this value is reported in the Stock Awards column.

The potential payouts under January 25, 2011 restricted stock award can be found in the table headed “Grants of Plan-Based Awards” on page 55 of this Proxy Statement. The maximum number of shares that the named executive could retain under the performance-based restricted stock awards granted on January 20, 2009, January 19, 2010 and January 25, 2011, can be found in the table headed “Outstanding Equity Awards at Fiscal Year End” beginning on page 56 of this Proxy Statement.

Stock Ownership Policies

Our Personnel and Compensation Committee believes stock-based compensation is an important element of compensation and, as discussed above, stock-based compensation figures prominently in our mix of compensa-

tion. In 2008, our Board adopted stock ownership guidelines that require key executives and non-employee directors to maintain ownership of a specified amount of Teledyne common stock. Key executives are required to own shares of Teledyne common stock equal in market value to the amount set forth below:

Position	Value of Shares Owned
Chairman, President and Chief Executive Officer	5 x base salary
Corporate Senior Vice Presidents or Higher	3 x base salary
Segment Presidents or Senior Vice Presidents	2 x base salary
Corporate Vice Presidents or General Managers	1 x base salary

A key executive who is defined as a recipient of a performance-based restricted stock award is expected to attain the minimum level of target ownership within a period of five years from the date of hire or promotion, and is expected to own continuously sufficient shares to meet the guideline once attained.

Each non-employee director is required to own shares of Teledyne common stock equal in market value to three times the amount of the annual retainer. A new director is expected to attain the minimum level of target ownership within a period of five years from the date he or she is first becomes a director of the Company. Once achieved, the guideline amount must be maintained for so long as the non-employee director retains his or her seat on the Board.

In determining the value of common stock the Nominating and Governance Committee uses the average price of Teledyne common stock during the most recent calendar year. Performance-based restricted stock and vested in-the-money options are included in the definition of common stock.

Our Nominating and Governance Committee reviews compliance with the stock ownership guidelines annually at its January meeting. As of the end of our 2011 fiscal year, all of our key executives and non-employee directors owned sufficient shares to comply with the guidelines with the exception of four executives, all of whom have additional time to achieve compliance pursuant to the terms of the guidelines. All of our named executives owned sufficient shares as of the end of 2011 to comply with the guidelines. The full text of our stock ownership guidelines is available on our website at www.teledyne.com.

Change in Control Severance Agreements

Each of our named executives, as well as 13 other executives, is a party to a change in control severance agreement with us. A description of the terms of the agreements can be found under the heading “Potential Payments Upon Termination or a Change in Control” beginning on page 63 of this Proxy Statement. In entering into these agreements, the Personnel and Compensation Committee desired to assure that we would have the continued dedication of certain executives and the availability of their advice and counsel, notwithstanding the possibility of a change in control, and to induce such executives to remain in our employ. The Committee believes that, should the possibility of a change in control arise, it is imperative that we be able to receive and rely upon our executives’ advice, if requested, as to the best interests of our Company and stockholders without the concern that he or she might be distracted by the personal uncertainties and risks created by the possibility of a change in control. The Committee also considered arrangements offered to similarly situated executives of comparable companies.

We chose the specific amounts and triggers contained in the change in control severance agreements because we believe such terms provide reasonable assurances that our executive officers will remain with us during an acquisition or change of control event, should one occur, and assist in the assessment of a possible acquisition or change in control event and advise management and the Board as to whether such acquisition or change in control event would be in the best interests of our Company and stockholders.

In 2010, the Personnel and Compensation Committee, with assistance from Exequity LLP, undertook a review of its change in control severance agreements and identified areas where Teledyne’s agreements may have deviated from current best practices. In December 2010, the Committee authorized management to prepare a revised form of change in control severance agreement so that it conforms to prevailing best practices and asked each of our senior executives that have agreements already in place to voluntarily agree to amend and restate those agreements so that they contain these revised terms. Of the named executives, Robert Mehrabian, Aldo Pichelli and Rex D. Geveden each agreed to modify their original agreements and consequently entered into amended and restated agreements effective as of January 31, 2011.

As compared to the original agreements, the amended and restated change in control severance agreements:

•

Eliminate a “gross up payment” to hold the executive harmless against the impact, if any, of federal excise taxes imposed on executive as a result of “excess parachute” payments as defined in Section 280G of the Internal Revenue Code. Instead, the executive will receive the better of, on an after-tax basis, (a) the unreduced excess parachute payment with no tax gross up, or (b) a parachute payment reduced to a level below which an excise tax is imposed.

•	Change the “single trigger” vesting of stock options upon a change of control to a “double trigger”.

•

Change the formula for calculating the amount of severance: instead of the severance payment being a multiple of base salary plus bonus, with bonus being the higher of target or the most recent bonus payout, the severance payment will be a multiple of base salary plus bonus, with bonus being the higher of target or the prior three year average bonus.

•	Reduce the amount of short year bonus: instead of a short year bonus being calculated at maximum (i.e., two times target), short year bonus will be calculated at target.

The amended and restated change in control severance agreements do not contain any new benefits for the executives.

On January 31, 2011, Teledyne also provided notice to the two named executives (Mr. Kuelbs and Mr. Schnittjer) that did not agree to sign the amended and restated change in control agreement that it would not extend the term of their agreements, which action results in the termination of their existing change in control severance agreement three years from the date of such notice (January 31, 2014).

The Personnel and Compensation Committee has reviewed the potential aggregate costs to a potential acquirer associated with the change in control severance agreements. The Committee considers it unlikely that the employment of all 18 applicable employees would be terminated following a change in control. The Committee did not adjust the compensation of the applicable employees as a result of the employees entering into or agreeing to modify these change of control severance agreements.

Employment Agreement

In 1999, we entered into an employment agreement with Dr. Mehrabian, which agreement was amended and restated on April 25, 2001, to update Dr. Mehrabian’s titles and the types and rates of compensation to which he was entitled, on January 24, 2006, primarily to assure compliance with Section 409A of the Internal Revenue Code, and on September 1, 2007, to reflect an increase in Dr. Mehrabian’s base salary and, per Dr. Mehrabian’s request, to reflect that his eligibility to receive country club and city club membership and related tax gross-ups was discontinued. The agreement was further amended and restated on January 22, 2009, principally to amend the termination and renewal provisions as described below. The employment agreement was initially entered into in order to memorialize compensation-related agreements made by Dr. Mehrabian and ATI prior to our spin-off from ATI. The amended and restated employment agreement provides that we shall employ Dr. Mehrabian as our Chairman, President and Chief Executive Officer. The agreement automatically renews for a successive one year unless either party gives the other written notice of its election not to renew at least 12 months before the expiration of the current term or any successive renewal terms. If notice is given, Dr. Mehrabian would then retire on December 31st of the year following the 12th month after receipt of the notice. Under the agreement, we will employ Dr. Mehrabian as the Chairman, President and Chief Executive Officer through at least December 31, 2013, because 12 months’ notice of nonrenewal had not been given prior to the expiration of December 31, 2011.

Under the current agreement, Dr. Mehrabian has an annual base salary of $884,678. The agreement provides that Dr. Mehrabian is entitled to participate in our annual incentive bonus plan and other executive compensation and benefit programs. The agreement provides Dr. Mehrabian with a supplemental non-qualified pension arrangement, which we will pay to Dr. Mehrabian starting six months following his retirement for a period of ten years. Effective July 31, 2007, the number of years of credited service under this supplemental pension equalization plan reached the maximum number of ten years; as a result, no additional years of service will be credited under this plan.

Perquisites and Other Benefits

All of our named executives receive car allowances and/or leased vehicles. We provide car allowances and leased vehicles in cases where the named executive typically travels for business and also for retention of senior executives. In 2007, at the request of our Chairman, President and Chief Executive Officer, we discontinued making club memberships available.

Deferred Compensation

Our named executives are eligible to participate in our executive deferred compensation plan. The deferred compensation plan is a voluntary, non-tax qualified, unfunded deferred compensation plan available to all members of management and certain other highly-compensated employees for the purpose of providing deferred compensation, and thus potential tax benefits, to these employees. The deferred compensation plan was initially established to provide benefits to our employees who participated in the ATI executive deferred compensation plan prior to our spin-off. A description of the terms of the deferred compensation plan can be found under the heading “Nonqualified Deferred Compensation” beginning on page 59 of this Proxy Statement. In addition, the Nonqualified Deferred Compensation Table on page 59 of this Proxy Statement sets forth information about the account balances, contributions and withdrawals of each named executive that participates in the deferred compensation plan.

Pension Plans

In connection with the spin-off of Teledyne from ATI, we adopted a defined benefit pension plan on terms substantially similar to the parts of the ATI pension plan applicable to all of our employees, both active and inactive, at our operations that perform government contract work and for our active employees at our commercial operations. All of the named executives other than Mr. Geveden participate in the pension plan. The annual benefits payable under the pension plan to participating salaried employees retiring at or after age 65 is calculated under a formula which takes into account the participant’s compensation and years of service. The Internal Revenue Code limits the amounts payable to participants under a qualified pension plan. We have also adopted a benefit restoration/pension equalization plan, which is designed to restore benefits that would be payable under the pension plan provisions but for the limits imposed by the Internal Revenue Code, to the levels calculated pursuant to the formulas contained in the pension plan provisions or for any monies deferred under our deferred compensation plan.

Our pension plan was initially established to provide benefits to employees who participated in the ATI pension plan prior to our spin-off. Effective January 1, 2004, in order to limit our future obligations under our pension plan, new non-union employees do not participate in the pension plan, and effective February 20, 2007, all new employees do not participate in the pension plan. Instead such new hires are eligible to receive an enhanced Company match under a 401(k) plan.

A description of the terms of our pension plan can be found under the heading “Pension Benefits” beginning on page 58 of this Proxy Statement. In addition, the Pension Benefits Table on page 58 of this Proxy Statement sets forth information about each named executive’s years of credited service and the actuarial present value of each named executive’s accumulated benefit under our pension plan.

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction for annual compensation paid to a chief executive officer and certain other highly compensated officers in excess of $1 million unless the compensation qualifies as “performance-based” or is otherwise exempt under the law. Our stock incentive plans are intended to meet the deductibility requirements of the regulations promulgated under Section 162(m). However, the Committee may determine in any year that it would be in our best interest for awards to be paid under stock incentive plans, or for other compensation to be paid, that would not satisfy the requirements for deductibility under Section 162(m). In making such determination, the Committee would consider the net cost to us and our ability to effectively administer executive compensation in the long-term interests of shareholders.

Financial Restatements

Our Personnel and Compensation Committee will determine whether to seek recovery of incentive compensation in the event of a financial restatement or similar event based on the facts and circumstances surrounding a financial restatement or similar event, should one occur. Among the key factors that the Committee will consider is whether the executive officer engaged in fraud or willful misconduct that resulted in need for a restatement. Since the time of our spin-off, we have not had such a restatement of our financial statements. We do not have in place formal policies related to the “clawback” of incentive compensation in the event of financial restatements and similar events, but the Personnel and Compensation Committee has discussed adopting such a policy and intends to do so once the Securities and Exchange Commission adopts final rules implementing Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act related to the recovery of erroneously awarded compensation.

In addition, individual performance objectives for executive officers under our Annual Incentive Plan program include compliance with laws and Company policies and procedures. As a result, an executive’s bonus may be adversely affected to the extent a financial restatement or similar event involved a violation of law or Company policy.

Policies Relating to the Timing and Pricing of Stock Option Awards and Stock Awards

Stock Options    Stock options may be granted under our 2008 Incentive Award Plan by the Personnel and Compensation Committee, which is the administrator of the plan. The Committee has delegated authority to our Chief Executive Officer to grant a specified number of options to employees under the 2008 Incentive Award Plan. This authority is used to make grants to new hires, upon promotion of certain employees, to retain certain employees, and in connection with acquisitions. Of these shares, 42,750 remained available for grant by our Chief Executive Officer under this delegated authority as of February 28, 2012. Stock options may also be granted to non-employee directors pursuant to administrative rules under our 2008 Incentive Award Plan. Our Nominating and Governance Committee administers these administrative rules related to non-employee director equity awards.

Stock options are generally granted to employees by the Personnel and Compensation Committee in January of each year at its regularly scheduled committee meeting. At this meeting the Committee finalizes annual bonuses for the previous fiscal year and sets the terms of our annual incentive plan for the current fiscal year. We typically issue our press release containing financial results for the fourth quarter and year end shortly following this meeting date. Grants by our Chief Executive Officer under his delegated authority may be made at any time, but primarily have been made to new hires (including new hires resulting from acquisitions) or following the successful completion of special projects. In 2011, 3,750 options were granted to employees by our Chief Executive Officer under his delegated authority. Under administrative rules relating to non-employee director equity compensation under the 2008 Incentive Award Plan, an annual grant of options to purchase 4,000 shares is made to each non-employee director after our annual meeting of stockholders. In addition, directors may elect to receive all or a part of their board and committee meeting fees and annual retainer fee in the form of stock options.

Pursuant to the terms of the 2008 Incentive Award Plan, the exercise price for new stock option grants must equal the fair market value of our common stock, which for purposes of the Plan is defined as the closing sales price of a share of our common stock on the New York Stock Exchange on the date of grant. New grants made by our Personnel and Compensation Committee have exercise prices equal to the fair market value of our common stock on the date of the meeting at which the grant was approved by the Committee. Grants made by the Chief Executive Officer have exercise prices equal to the fair market value of our common stock on the date of grant. Stock options granted to non-employee directors as part of the annual grant have exercise prices equal to the fair market value of our common stock on the date of grant. For a non-employee director that elects to have all or a portion of his or her retainer or meeting fees paid in the form of stock options, the number of shares to be subject to the stock option is determined by dividing the applicable portion of the non-employee director’s fees elected to be received as stock options by an amount equal to the fair market value of a share of common stock on the date of grant multiplied by 0.3333, and the exercise price for such non-employee director’s stock options is equal to the fair market value of our common stock on the date of grant multiplied by 0.6666.

Stock Awards    Performance-based restricted stock awards and the stock portion of PSP awards may be granted under our 2008 Incentive Award Plan by the Personnel and Compensation Committee, which is the administrator of the Plan.

Performance-based restricted stock awards are generally granted each year by the Personnel and Compensation Committee at the same January meeting that the Personnel and Compensation Committee makes stock option award grants. The number of shares is determined by dividing an amount generally equal in value to 30% of a participating executive’s base salary by the average of the high and low stock prices for 20 trading days preceding the date of grant.

Performance cycles under the PSP are generally established once every three years, at the same January meeting that the Personnel and Compensation Committee makes performance-based restricted stock award grants and stock option award grants. Under the 2008 Incentive Award Plan, the number of shares for the stock portion of the award is determined by dividing one half of the value of the award by an amount equal to the fair market value of a share of our common stock on the New York Stock Exchange on the date that the performance cycle is established by the Personnel and Compensation Committee.

For non-employee directors that elect to receive meeting fees or annual retainer fees in the form of a stock award the number of shares to be subject to the stock award is determined by dividing the applicable portion of the non-employee director’s fees elected to be received as stock by an amount equal to the closing sales price of a share of our common stock on the New York Stock Exchange on the meeting date. For annual retainer fees, which are paid semi-annually, the grant date is the first business day of January and July.

Our proposed Amended and Restated 2008 Incentive Award Plan contains the same policies with respect timing and pricing of stock option and stock awards.

Personnel and Compensation Committee Report

The following report of the Personnel and Compensation Committee is included in accordance with the rules and regulations of the Securities and Exchange Commission. It is not incorporated by reference into any of our registration statements under the Securities Act of 1933.

Report of the Personnel and Compensation Committee

We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussion with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in Teledyne Technologies Incorporated’s Annual Report on Form 10-K for the year ended January 1, 2012.

Submitted by the Personnel and Compensation Committee of the Board of Directors:

Charles Crocker, Chair

Roxanne S. Austin

Kenneth C. Dahlberg

Wesley W. von Schack

February 28, 2012

Compensation Committee Interlocks and Insider Participation

No member of the Personnel and Compensation Committee of our Board of Directors is an officer or employee of the Company. During 2011, no member of the Committee had a current or prior relationship and no officer who was a statutory insider had a relationship to any other company, in each case that must be described under the Securities and Exchange Commission rules relating to disclosure of executive compensation.

Summary Compensation Table

The following Summary Compensation Table sets forth information about the compensation earned by certain of our executive officers during the 2011, 2010 and 2009 fiscal years. It sets forth information about compensation paid to: (1) our Chief Executive Officer, (2) our Chief Financial Officer and (3) the three other most highly compensated executive officers who were required to file reports under Section 16 of the Securities Exchange Act of 1934 for fiscal 2011 (collectively, the “named executives”).

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)		Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)		(j)
Robert Mehrabian	2011	$870,231	—	$212,850	$658,350	$2,480,000	$728,920	$12,100	(7)	$4,962,451
Chairman, President and Chief Executive Officer (Principal Executive Officer)	2010	$847,808	—	$188,180	$575,400	$1,765,100	$573,938	$12,000		$3,962,426
	2009	$856,154	—	$868,434	—	$993,000	$471,522	$12,231		$3,201,341

Dale A. Schnittjer	2011	$398,790	—	$97,548	$282,150	$717,717	$373,547	$18,326	(8)	$1,888,078
Senior Vice President and Chief Financial Officer (Principal Financial Officer)	2010	$388,565	—	$86,242	$246,600	$468,300	$335,704	$17,292		$1,542,703
	2009	$392,391	—	$346,021	—	$350,000	$574,578	$17,422		$1,680,412

John T. Kuelbs	2011	$445,393	—	$108,973	$282,150	$775,436	$204,908	$21,293	(9)	$1,838,153
Executive Vice President, General Counsel and Secretary	2010	$433,974	—	$96,311	$246,600	$507,200	$186,570	$20,289		$1,490,944
	2009	$438,246	—	$386,499	—	$348,000	$174,936	$19,908		$1,367,589
Aldo Pichelli	2011	$388,813	—	$95,018	$282,150	$659,877	$467,199	$15,940	(10)	$1,908,997
President and Chief Operating Officer, Instrumentation, and Aerospace and Defense Electronics Segments	2010	$378,489	—	$83,991	$197,280	$354,300	$462,315	$9,788		$1,486,163
	2009	$382,215	—	$337,061	—	$233,500	$370,545	$8,923		$1,332,244

Rex D. Geveden	2011	$325,978	—	$80,577	$225,720	$424,016	—	$20,860	(11)	$1,077,151
President, Engineered Systems Segment and Teledyne Scientific & Imaging LLC	2010	$320,782	—	$71,226	$131,520	$283,100	—	$21,305		$827,933
	2009	$324,148	—	$242,913	—	$206,500	—	$20,319		$793,880

(1)	2011 base salaries for the named executives, which took effect on September 1, 2011, were as follows: Dr. Mehrabian, $884,678; Mr. Schnittjer, $405,464; Mr. Kuelbs, $452,847; Mr. Pichelli, $395,909; and Mr. Geveden, $325,978.

(2)	The named executives were not entitled to receive any payments that would be characterized as “Bonus” payments for the 2011, 2010 and 2009 fiscal years. Amounts listed under the column “Non-Equity Incentive Plan Compensation” for 2011 include the AIP awards for 2011 performance. See footnote 5 for more information on these awards.

(3)	For 2011, represents the aggregate fair value on the date of grant of the named executive’s 2011 restricted stock award, based on the probable outcome of the performance conditions of those awards on the date of grant, as calculated in accordance with FASB ASC Topic 718. For a discussion of the assumptions made in the valuation, please see Note 8 (Stockholders’ Equity) to the financial statements in our Annual Report on Form 10-K under the heading “Restricted Stock Award Program”. The maximum value of these stock awards assuming the highest level of performance conditions is achieved, as calculated in accordance with FASB ASC Topic 718, is the same as the probable outcome on the date of grant. The stock portion of the PSP award for the 2009-2011 performance cycle is valued at fair value calculated in accordance with FAS 718 and included in the “Stock Award” column of the Summary Compensation Table in 2009, the year in which the performance cycle was established.

(4)	Represents the aggregate fair value on the date of grant of the named executive’s option grant in 2011, as calculated in accordance with FASB ASC Topic 718. For a discussion of the assumptions made in the valuation, please see Note 8 (Stockholders’ Equity) to the financial statements in our Annual Report on Form 10-K under the heading “Stock Incentive Plans”.

(5)	For 2011, consists of (A) the Annual Incentive Plan awards for 2011 performance, which were approved by the Personnel and Compensation Committee on January 24, 2012, and paid on February 10, 2012, plus (B) the aggregate cash portion of the 2009-2011 Performance Share Program, which is scheduled to be paid in three equal installments from 2012 through 2014. The amounts of the Annual Incentive Plan awards for 2011 for the named executive officers were as follows: Dr. Mehrabian, $1,850,000; Mr. Schnittjer, $477,100; Mr. Kuelbs, $506,700; Mr. Pichelli, $425,500; and Mr. Geveden: $265,000. Pursuant to the proxy disclosure rules of the Securities and Exchange Commission, cash awards under our PSP are deemed earned in the last year of the performance cycle, at the time when performance criteria are satisfied, even though they are paid to participants in three annual installments after the end of the performance cycle so long as the participants remain employed by Teledyne. Furthermore, the amounts listed under this column for 2011 do not include the following cash amounts paid in 2011, representing the third and final installment payment under the 2006-2008 Performance Share Plan: Dr. Mehrabian, $337,751; Mr. Schnittjer, $136,715; Mr. Kuelbs, $148,390; Mr. Pichelli, $86,462; and Mr. Geveden: $45,569.

(6)	For 2011, represents the aggregate change in the actuarial present value of the named executive’s accumulated benefit under the Teledyne Technologies Incorporated Pension Plan, the Teledyne Technologies Pension Equalization/Benefit Restoration Plan and, in the case of Dr. Mehrabian, the supplemental pension arrangement contained in his employment agreement, for 2011. In computing these amounts, we used the same assumptions as were used to compute the annual accruals for possible future payments under our pension plans for our 2011 financial statements.

(7)	Includes $12,000 in 2011 car allowances.

(8)	Includes $12,000 in car allowances, $5,076 in respect of a death benefit under the Teledyne Technologies Incorporated Executive Deferred Compensation Plan and $1,150 in respect of an employer matching contribution under the Employee Stock Purchase Plan.

(9)	Includes $12,000 in car allowances, $1,000 in Company contributions pursuant to the Teledyne Technologies Incorporated 401(k) Plan, $6,963 in respect of a death benefit under the Teledyne Technologies Incorporated Executive Deferred Compensation Plan and $1,150 in respect of an employer matching contribution under the Employee Stock Purchase Plan

(10)	Includes $12,000 in car allowances, $1,000 in Company contributions pursuant to the Teledyne Technologies Incorporated 401(k) Plan, $1,690 in respect of a death benefit under the Teledyne Technologies Incorporated Executive Deferred Compensation Plan and $1,150 in respect of an employer matching contribution under the Employee Stock Purchase Plan.

(11)	Includes $12,000 in car allowances, $8,250 in Company contributions pursuant to the Teledyne Technologies Incorporated 401(k) Plan and $460 in respect of an employer matching contribution under the Employee Stock Purchase Plan

Grants of Plan-Based Awards

The table below sets forth information on grants of plan-based awards to the named executives in fiscal year 2011.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards ($/Sh)	Closing Price on Grant Date	Grant Date Fair Value of Stock and Option Awards(1)
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Robert Mehrabian	1/25/11								35,000	$46.86	$46.86	$658,350
	1/25/11	(2)				2,002	5,719	5,719				$212,850
	3/28/11	(3)	—	$885,000	$1,770,000
Dale A. Schnittjer	1/25/11								15,000	$46.86	$46.86	$282,150
	1/25/11	(2)				917	2,621	2,621				$97,548
	3/28/11	(3)	—	$243,285	$486,570
John T. Kuelbs	1/25/11								15,000	$46.86	$46.86	$282,150
	1/25/11	(2)				1,024	2,927	2,927				$108,937
	3/28/11	(3)	—	$271,715	$543,430
Aldo Pichelli	1/25/11								15,000	$46.86	$46.86	$282,150
	1/25/11	(2)				894	2,553	2,553				$95,018
	3/28/11	(3)	—	$237,545	$475,090
Rex D. Geveden	1/25/11								12,000	$46.86	$46.86	$225,720
	1/25/11	(2)				758	2,165	2,165				$80,577
	3/28/11	(3)	—	$195,587	$391,174

(1)	Calculated in accordance with FASB ASC Topic 718 (formerly FAS 123(R)). For a discussion of the assumptions made in the valuation, please see Note 8 (Stockholders’ Equity) to the financial statements in our Annual Report on Form 10-K.

(2)	Represents the estimated future payouts under the performance-based restricted stock award granted on January 25, 2011.

(3)	Represents target and maximum amounts under the Annual Incentive Plan Awards for 2011. For the actual amounts paid under the 2011 Annual Incentive Plan (which were paid in February 2012), see the amounts listed under the column titled “Non-Equity Incentive Plan Award Compensation” and the related footnote in the Summary Compensation Table beginning on page 53. The maximum level does not take into effect discretionary adjustments that may be made by our Personnel and Compensation Committee.

The material terms of our Annual Incentive Plan, stock option awards, performance-based restricted stock award program and our employment agreement with Dr. Mehrabian are described in Compensation Discussion and Analysis.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the outstanding equity awards held by the named executives as of the last day of our 2011 fiscal year.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2) ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)		(h)	(i)		(j)
Robert Mehrabian	35,000	—	—	$26.99	1/25/15	17,289	(3)	$948,302	6,071	(4)	$332,994
	35,000	—	—	$32.35	1/24/16				6,354	(5)	$348,517
	35,000	—	—	$39.47	1/23/17				5,719	(6)	$313,687
	23,300	—	—	$50.79	1/22/18
	11,667	23,333	—	$42.09	1/19/20
	—	35,000	—	$46.86	1/25/21
Dale A. Schnittjer	7,300	—	—	$19.27	1/27/14	6,603	(3)	$362,175	2,782	(4)	$152,593
	22,000	—	—	$26.99	1/25/15				2,912	(5)	$159,723
	22,000	—	—	$32.35	1/24/16				2,621	(6)	$143,762
	22,000	—	—	$39.47	1/23/17
	14,650	—	—	$50.79	1/22/18
	5,000	10,000	—	$42.09	1/19/20
	—	15,000	—	$46.86	1/25/21
John T. Kuelbs	20,000	—	—	$32.35	1/24/16	7,375	(3)	$404,519	3,108	(4)	$170,474
	20,000	—	—	$39.47	1/23/17				3,252	(5)	$178,372
	13,300	—	—	$50.79	1/22/18				2,927	(6)	$160,546
	5,000	10,000	—	$42.09	1/19/20
	—	15,000	—	$46.86	1/25/21
Aldo Pichelli	6,375	—	—	$13.45	2/04/13	6,432	(3)	$352,795	2,710	(4)	$148,644
	10,000	—	—	$19.27	1/27/14				2,836	(5)	$155,555
	9,000	—	—	$26.99	1/25/15				2,553	(6)	$140,032
	10,000	—	—	$32.35	1/24/16
	10,000	—	—	$39.47	1/23/17
	6,600	—	—	$50.79	1/22/18
	4,000	8,000	—	$42.09	1/19/20
	—	15,000	—	$46.86	1/25/21
Rex D. Geveden	6,660	—	—	$50.79	1/22/18	4,364	(3)	$239,365	2,298	(4)	$126,045
	2,667	5,333	—	$42.09	1/19/20				2,405	(5)	$131,914
	—	12,000	—	$46.86	1/25/21				2,165	(6)	$118,750

(1)	Stock options within each annual grant vest incrementally at a rate of one-third per year, with full vesting at the end of three years.

(2)	Based on a closing share price of $54.85 on December 30, 2011.

(3)	Represents stock awards under the Performance Share Program for the 2009-2011 performance cycle that will be paid in one-third increments in 2012, 2013 and 2014 to executives who at the time of the payout are employed by us or who have retired. The first installment was paid on January 30, 2012; due to lack of availability of shares under our 2008 Incentive Award Plan, the first installment was paid entirely in cash.

(4)	Represents the maximum number of shares that the named executive could retain under the restricted stock award granted on January 20, 2009, if our three-year aggregate return to stockholders (as measured by its stock price) equals 100% or more of the Russell 2000 Index for the three-year performance period. 84.1% of shares fully vested on January 24, 2012.

(5)	Represents the maximum number of shares that the named executive could retain under the restricted stock award granted on January 19, 2010, if our three-year aggregate return to stockholders (as measured by its stock price) equals 100% or more of the Russell 2000 Index for the three-year performance period.

(6)	Represents the maximum number of shares that the named executive could retain under the restricted stock award granted on January 25, 2011, if our three-year aggregate return to stockholders (as measured by its stock price) equals 100% or more of the Russell 2000 Index for the three-year performance period.

Option Exercises and Stock Vested

The following table sets forth information about stock options exercised by the named executives in fiscal year 2011 and stock awards that vested or were paid in fiscal year 2011 to the named executives.

	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise (#)		Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
(a)	(b)		(c)	(d)		(e)
Robert Mehrabian	—		—	3,646	(2)	$172,930	(3)
				10,440	(4)	$509,994	(5)
Dale A. Schnittjer	—		—	1,684	(2)	$79,872	(3)
				4,225	(4)	$206,391	(5)
John T. Kuelbs	127,500	(6)	$4,121,315	1,887	(2)	$89,500	(3)
				4,586	(4)	$224,026	(5)
Aldo Pichelli	12,500		$421,964	1,595	(2)	$75,651	(3)
	—		—	2,673	(4)	$130,576	(5)
Rex D. Geveden	—		—	1,367	(2)	$64,837	(3)
				1,408	(4)	$68,781	(5)

(1)	The value realized upon exercise of options reflects the price at which shares acquired upon exercise of the options were sold or valued for income tax purposes, net of the exercise price for acquiring the shares.

(2)	Represents restricted stock granted on January 28, 2008 that vested on January 28, 2011, with restrictions on 81.1% of the original award lapsing.

(3)	Based on a closing share price of $47.43 on January 28, 2011.

(4)	Represents the third installment of the 2006-2008 performance cycle under the PSP paid on February 4, 2011, the date the shares were issued.

(5)	Based on a closing share price of $48.85 on February 4, 2011.

(6)	All of the options exercised by Mr. Kuelbs were exercised pursuant to a pre-established trading plan established in accordance with the guidelines of Rule 10b5-1 under Securities Exchange Act of 1934 with the exception of options to acquire 30,000 shares exercised on January 12, 2011.

Pension Benefits

The following table describes pension benefits provided to the named executives as of the end of our 2011 fiscal year. Since Mr. Geveden was hired after January 1, 2004, he does not participate in any defined benefit pension plan sponsored by us and is not included as a named executive for purposes of this Pension Benefits discussion.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
(a)	(b)	(c)	(d)	(e)
Robert Mehrabian	Teledyne Pension Plan	12.17	$404,368	—
	Pension Equalization/	12.17	$3,572,188	—
	Benefit Restoration Plan
	Supplemental Pension	10	$3,433,954	—
	(Employment Agreement)

Dale A. Schnittjer	Teledyne Pension Plan	41.00	$1,431,580	—
	Benefit Restoration/
	Pension Equalization Plan	41.00	$3,590,862	—

John T. Kuelbs	Teledyne Pension Plan	12.25	$423,288	—
	Benefit Restoration/
	Pension Equalization Plan	12.25	$1,210,593	—

Aldo Pichelli	Teledyne Pension Plan	30.00	$893,989	—
	Benefit Restoration/
	Pension Equalization Plan	30.00	$1,636,529	—

Teledyne Technologies Incorporated Pension Plan

In connection with the spin-off of Teledyne from ATI, we adopted the Teledyne Technologies Incorporated Pension Plan on terms substantially similar to the parts of the defined benefit ATI Pension Plan applicable to our employees, both active and inactive, at our operations that perform government contract work and for our active employees at our commercial operations. Effective January 1, 2004, new non-union employee hires, and effective February 20, 2007, all new union employee hires, do not participate in the Pension Plan, but are eligible to receive an enhanced Company match under a 401(k) plan. The annual benefits payable under these parts of the pension plan to participating salaried employees retiring at or after age 65 is calculated under a formula which takes into account the participant’s compensation and years of service. The Internal Revenue Code limits the amounts payable to participants under a qualified pension plan.

The normal retirement age under the qualified Pension Plan is generally age 65. Participants that have satisfied the Pension Plan’s eligibility requirements and terminate employment on or after their normal retirement date will be eligible to receive a lifetime monthly income following termination of employment. Generally, the basic retirement benefit is equal to one percent of a participant’s average monthly compensation up to monthly Social Security covered compensation, plus 1.65% of average monthly salary in excess of monthly Social Security covered compensation. This amount is then multiplied by the years of credited service completed by the participant, up to 30 years, but with some grandfathered exceptions, such as in the case of Mr. Schnittjer. In general, a participant that has achieved the age of 55 and has completed five years of service or has a vested accrued benefit is eligible for early retirement benefits under the Pension Plan. Early retirement benefits are reduced by an amount equal to 3 percent for each year that a participant’s early retirement date precedes his or her normal retirement date. Participants in the Pension Plan have the choice of different annuity types. Participants are prohibited from changing the annuity type elected once monthly benefit payments begin.

All of the named executives who participate in our pension plans are currently eligible for either normal retirement or early retirement. For named executives, a year of credited service is any year in which the named executive has performed 1,000 or more service hours. None of the named executives have been granted extra years of credited service and it is our policy not to grant participants, including named executives, with extra years of credited service.

Pension Equalization/Benefit Restoration Plan

We have also adopted a Pension Equalization/Benefit Restoration Plan, which is designed to restore benefits which would be payable under the pension plan provisions but for the limits imposed by the Internal Revenue Code, to the levels calculated pursuant to the formulas contained in the pension plan provisions or for any monies deferred under the Teledyne Technologies Incorporated Executive Deferred Compensation Plan. The Pension Equalization/Benefit Restoration Plan provides that Teledyne will pay to the participant, without requirement for participant contribution upon his retirement, a retirement benefit equal to the difference between the maximum life annuity to which the participant would be entitled under the qualified Pension Plan upon his or her retirement and the life annuity which is actually paid to the participant under the qualified Pension Plan after giving effect to the limitations imposed by the Internal Revenue Code.

Employment Agreement with Dr. Mehrabian

The agreement with Dr. Mehrabian provides him with a non-qualified supplemental pension arrangement under which we will pay annually to Dr. Mehrabian starting six months following his retirement and for a period of ten years, as payments supplemental to any accrued pension under our qualified pension plan, an amount equal to 50 percent of his base compensation as in effect at retirement. Effective July 31, 2007, the number of years of credited service under this supplemental pension equalization plan reached the maximum number of ten years; as a result, no additional years of service will be credited under this plan.

Nonqualified Deferred Compensation

The following table sets forth information about the participation of named executives in the Executive Deferred Compensation Plan in 2011.

Name	Executive Contributions in 2011 ($)	Registrant Contributions in 2011 ($)	Aggregate Earnings (Losses) in 2011 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at 12/31/11 ($)
(a)	(b)	(c)	(d)	(e)	(f)
Robert Mehrabian	—	—	—	—	—
Dale A. Schnittjer	—	—	($56,892)	—	$1,483,776
John T. Kuelbs	—	—	($56,236)	—	$1,743,151
Aldo Pichelli	—	—	($18,281)	—	$1,016,161
Rex D. Geveden	—	—	($1,914)	—	$15,975

The Teledyne Executive Deferred Compensation plan is a voluntary, non-tax qualified, unfunded deferred compensation plan available to all employees earning $100,000 or more per year for the purpose of providing deferred compensation, and thus potential tax benefits, to these employees.

A participant in the Deferred Compensation Plan may elect to defer up to 100% of his or her salary and up to 100% of his or her bonus for a calendar year. As participants defer funds into the Deferred Compensation Plan, premiums in the amount of the deferrals are deposited in life insurance contracts. Participants make deemed investment choices in funds underlying life insurance contracts. Upon retirement or termination, a participant receives his or her account balance. A participant can also receive his or her benefits prior to retirement or termination by pre-selecting a distribution date that is no less than three calendar years after the end of the year for which the election is made. A participant may elect to receive an amount equal to 90% of his or her account balance prior to his or her payment eligibility date. A participant may change daily his or her investment designations. Deferral elections with respect to annual salaries are irrevocable, except that a participant may elect to increase, decrease or terminate his or her salary deferral earned during a calendar year by filing a new election on or before December 1 of the preceding calendar year. Deferral elections with respect to bonuses are irrevocable and must be made each calendar year.

Director Compensation

Directors who are our employees do not receive any compensation for their services on our Board or its committees. Directors who are not our employees were paid an annual retainer fee of $80,000 in 2011. Directors are also paid $1,500 for each Board meeting, Audit Committee meeting, Personnel and Compensation Committee meeting and Nominating and Governance Committee meeting attended. The chair of the Audit Committee is paid an annual fee of $12,000 and each chair of the Personnel and Compensation Committee and Nominating and Governance Committee is paid an annual fee of $7,500.

The non-employee directors also are eligible to receive equity compensation pursuant to administrative rules adopted under the 2008 Incentive Award Plan. In lieu of cash annual retainer fees, cash Committee chair fees and cash meeting fees, this plan permits non-employee directors to elect to receive shares of our common stock and/or stock options or to defer compensation under the Teledyne Technologies Incorporated Executive Deferred Compensation Plan (including a phantom share fund); provided, however, that at least 25% of the annual retainer fee must be paid in the form of our common stock and/or options to acquire our common stock. It also provides for certain automatic stock option grants for 4,000 shares of our common stock at the end of each Annual Meeting of Stockholders. If a non-employee director is first elected other than at an annual meeting, such non-employee director would receive an automatic option grant for 2,000 shares of our common stock.

The following table sets forth a summary of the compensation we paid to our non-employee directors in 2011.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Roxanne S. Austin	$102,553	—	$75,240	—	—	—	$177,793
Frank V. Cahouet	$93,000	—	$125,665	—	—	—	$218,665
Charles Crocker	$110,034	—	$75,240	—	—	—	$185,274
Kenneth C. Dahlberg	$80,056	—	$132,241	—	—	—	$212,297
Simon M. Lorne	—	—	$300,527	—	—	—	$300,527
Paul D. Miller	$82,556	—	$118,903	—	—	—	$201,459
Michael T. Smith	$111,534	—	$75,240	—	—	—	$186,774
Wesley W. von Schack	$99,726	—	$75,240	—	—	—	$174,966

(1)	The amounts under the column headed “Fees Earned or Paid in Cash” include the cash value of meeting and/or retainer fees that the following directors elected to receive in the form of fully vested stock awards, as detailed below:

Name	Grant Date	Stock Award (#)	Fees Paid in Stock ($)
Roxanne S. Austin	1/3/11	445	$20,000
	7/1/11	392	$20,000
Charles Crocker	1/3/11	529	$23,750
	7/1/11	392	$20,000
Kenneth C. Dahlberg	1/3/11	668	$30,000
	7/1/11	588	$30,000
Paul D. Miller	1/3/11	668	$30,000
	7/1/11	588	$30,000
Michael T. Smith	1/3/11	529	$23,750
	7/1/11	392	$20,000
Wesley W. von Schack	1/3/11	891	$40,000
	1/25/11	96	$4,500
	2/22/11	58	$3,000
	4/26/11	94	$4,500
	4/27/11	30	$1,500
	7/1/11	784	$40,000
	10/25/11	26	$1,500
	12/20/11	80	$4,500

The amounts under the column headed “Fees Earned or Paid in Cash” include the cash value of meeting and/or retainer fees that the following director elected to receive in the form of fully vested phantom stock awards, as detailed below:

Name	Grant Date	Phantom Stock Award (#)	Fees Paid in Phantom Stock ($)
Frank V. Cahouet	1/3/11	869	$39,000
	1/25/11	96	$4,500
	2/22/11	58	$3,000
	4/26/11	95	$4,500
	4/27/11	30	$1,500
	7/1/11	589	$30,000
	7/26/11	59	$3,000
	10/25/11	54	$3,000
	12/20/11	81	$4,500

(2)	Represents the fair value of the directors’ stock option grants in fiscal year 2011, as calculated in accordance with FASB ASC Topic 718. For a discussion of the assumptions made in the valuation, please see Note 8 (Stockholders’ Equity) to the financial statements in our Annual Report on Form 10-K under the heading “Stock Incentive Plans”. The following table sets forth the grant date fair value as calculated in accordance with FASB ASC Topic 718 of each option grant made to a director in fiscal year 2011:

Name	Grant Date	Option Award (#)		Grant Date Fair Value ($)
Roxanne S. Austin	4/27/11	4,000	*	$75,240
Frank V. Cahouet	1/03/11	869		$29,346
	4/27/11	4,000	*	$75,240
	7/01/11	589		$21,079
Charles Crocker	4/27/11	4,000	*	$75,240
Kenneth C. Dahlberg	1/25/11	288		$9,917
	2/22/11	263		$9,447
	4/26/11	284		$9,842
	4/27/11	91		$3,212
	4/27/11	4,000	*	$75,240
	7/26/11	266		$9,503
	10/25/11	161		$6,028
	12/20/11	242		$9,052
Simon M. Lorne	1/3/11	2,675		$90,317
	1/25/11	288		$9,917
	2/22/11	175		$6,292
	4/26/11	284		$9,842
	4/27/11	91		$3,212
	4/27/11	4,000	*	$75,240
	7/1/11	2,355		$84,298
	7/26/11	177		$6,329
	10/25/11	161		$6,028
	12/20/11	242		$9,052
Paul D. Miller	1/3/11	669		$22,584
	4/27/11	4,000	*	$75,240
	7/1/11	589		$21,079
Michael T. Smith	4/27/11	4,000	*	$75,240
Wesley W. von Schack	4/27/11	4,000	*	$75,240

*	Represents annual option grant. All others represent stock options received in lieu of cash meeting fees or retainer fees, as elected by the director.

The following table sets forth the aggregate number of option awards and aggregate number of stock awards held by our directors as of January 1, 2012.

Name	Option Awards	Stock Awards
Roxanne S. Austin	22,000	1,831
Frank V. Cahouet	44,126	—	(1)
Charles Crocker	36,518	6,575	(2)
Kenneth C. Dahlberg	38,643	4,878
Simon M. Lorne	69,260	—	(3)
Paul D. Miller	57,717	4,364	(4)
Michael T. Smith	53,505	4,784	(5)
Wesley W. von Schack	23,390	7,235

(1)	Holds 8,093 phantom shares as of January 1, 2012.

(2)	Does not include 451 phantom shares as of January 1, 2012.

(3)	Holds 1,049 phantom shares as of January 1, 2012.

(4)	Does not include 3,606 phantom shares as of January 1, 2012.

(5)	Does not include 781 phantom shares as of January 1, 2012.

Potential Payments Upon Termination or a Change in Control

Change in Control Severance Agreements

Each of the currently employed named executives, as well as 13 other executives, is a party to a Change in Control Severance Agreement with the Company. The Agreements have a three-year, automatically renewing term. The executive is entitled to severance benefits if (1) there is a change in control of the Company and (2) within three months before or 24 months after the change in control, either we terminate the executive’s employment for reasons other than cause or the executive terminates the employment for good reason. “Severance benefits” currently consist of:

•

A cash payment equal to three times (in the case of Dr. Mehrabian, Messrs. Kuelbs and Schnittjer) or two times (in the case of Mr. Pichelli and Mr. Geveden) the sum of (i) the executive’s highest annual base salary within the year preceding the change in control and (ii) the Annual Incentive Plan bonus target for the year in which the change in control occurs or the average actual bonus payout for the three years immediately preceding the change in control, whichever is higher (in the case of Dr. Mehrabian, Mr. Pichelli and Mr. Geveden) or the Annual Incentive Plan bonus target for the year in which the change in control occurs or the actual bonus payout for the year immediately preceding the change in control, whichever is higher (in the case of Mr. Kuelbs and Mr. Schnittjer).

•

A cash payment for the current Annual Incentive Plan bonus cycle based on the fraction of the year worked times the Annual Incentive Plan target objectives at 100% (in the case of Dr. Mehrabian, Mr. Pichelli and Mr. Geveden) or 120% (in the case of Mr. Kuelbs and Mr. Schnittjer), (with payment of the prior year bonus if not yet paid).

•	Payment in cash for unpaid PSP awards, assuming applicable goals are met at 120% of performance targets.

•

Continued equivalent health and welfare (e.g., medical, dental, vision, life insurance and disability) benefits at our expense for a period of up to 36 months (24 months in some agreements) after termination (with the executive bearing any portion of the cost the executive bore prior to the change in control); provided, however, such benefits would be discontinued to the extent the executive receives similar benefits from a subsequent employer.

•	Removal of restrictions on performance-based restricted stock issued under our restricted stock award programs.

•

Full vesting under the Company’s pension plans (within legal parameters) such that the executive shall be entitled to receive the full accrued benefit under all such plans in effect as of the date of the change in control, without any actuarial reduction for early payment.

•	Up to $25,000 ($15,000 in some agreements) reimbursement for actual professional outplacement services.

•

Immediate vesting of all stock options, with options being exercisable for the full remainder of the term (in the case of Mr. Kuelbs and Mr. Schnittjer, this immediate vesting of options takes place upon a change of control).

•

In the case of Mr. Kuelbs and Mr. Schnittjer, a “gross-up-payment” to hold the executive harmless against the impact, if any, of federal excise taxes imposed on the executive as a result of the payments constituting a “excess parachute” as defined in Section 280G of the Internal Revenue Code. In the case of Dr. Mehrabian, Mr. Pichelli and Mr. Geveden, the executive will receive the better of, on an after-tax basis, (a) the unreduced excess parachute payment with no tax gross up payment, or (b) an parachute payment reduced to a level below which an excise tax is imposed.

For the purposes of the Change in Control Severance Agreement, a “change in control” will generally be deemed to occur if (1) the Company acquires actual knowledge that any person or group of persons acting together has acquired the beneficial ownership of securities of the Company entitling such person to 20% or more of the voting power of the Company, (2) a tender offer to acquire 20% or more of the voting power of the Company is completed, (3) a successful third party proxy solicitation is made relating to the election or removal of 50% or more of the members of the Board or any class of the Board, or (4) a merger, consolidation, share exchange, division or sale or other disposition of assets of the Company occurs as a result of which the stockholders of the Company immediately prior to such transaction do not hold, immediately following such transaction, a majority of the voting power of the surviving, acquiring or resulting corporation.

The paragraphs below explain the impact on our executive compensation programs for named executive officers of various change in control and termination scenarios other than a termination that would trigger the benefits under the Change in Control Severance Agreements.

Annual Incentive Plan

The following is a summary of the terms of awards under our Annual Incentive Plan related to the treatment of awards upon termination of employment:

If a participant’s employment is terminated before the end of a plan year for reason of death, permanent disability, or normal or early retirement, the award will be calculated at the end of the plan year, based on their actual salary earned during the plan year, provided they were with the Company for at least six months during the plan year.

If a participant’s employment is terminated during the plan year for any other reason, no award will be paid for the plan year.

Stock Options

The following table summarizes the terms of awards under our incentive plans related to the treatment of stock options upon termination of employment or upon a change in control:

Change in Control or Termination Event	Treatment of Unvested Awards	Time to Exercise Vested Awards
Change in Control	Awards Fully Vest*	Remainder of Term
Death	Awards Fully Vest	12 Months
Disability	Continued Vesting	Remainder of Term
Retirement (options granted prior to 2006)	Continued Vesting	Remainder of Term
Retirement (options granted after January 1, 2006)	Forfeiture	Remainder of Term
Other	Forfeiture	30 Days

*	Unless options are assumed or replaced by the successor company.

Performance Share Program

In the event of a change in control not followed by termination, or a participant terminates employment because of retirement, his or her performance share plan participation will be pro-rated based on the number of full months of employment during the cycle, divided by 36. Awards for retired participants are paid at the same time as awards are paid to active participants. On a change in control not followed by termination, awards are paid thirty days following the change in control event. If a participant terminates employment for any other reason, the current cycle’s incentive and any prior cycle’s incentive will be forfeited unless deemed otherwise by the Personnel and Compensation Committee.

Restricted Stock Award Program

During the restricted period, performance-based restricted stock will be forfeited upon a participant’s termination of employment. However, if the participant dies, becomes disabled or retires prior to the expiration of the applicable performance cycle, the amount of the participant’s restricted stock that is not subject to forfeiture at the end of the performance cycle will be pro-rated for the portion of the performance cycle completed by the participant prior to his death, disability or retirement and that amount will become vested at the end of the performance cycle. In the event of a change in control, all restrictions applicable to the restricted stock award will terminate fully.

Potential Termination Payments

The following table sets forth the potential payments upon a change in control and termination following a change of control, retirement, resignation or termination of the named executives as of December 30, 2011, the last business day of our 2011 fiscal year, assuming the change in control or termination event had taken place on December 30, 2011. The amounts shown include amounts earned through December 30, 2011, other than pension benefits, and are estimates of the amounts which would be paid out to the executives upon their termination following a termination event. The actual amounts to be paid out can only be determined at the time of such executive’s separation from the Company, and such amounts may be subject to re-negotiation at the time of actual termination. Estimated monthly pension benefits for named executives upon retirement or termination following a change in control are described at the end of this section. Any amounts paid following termination or a change in control may be delayed for up to six months to comply with provisions of Section 409A of the Internal Revenue Code.

Robert Mehrabian

Type of Benefit	Change in Control (followed by termination)		Change in Control (no termination)		Retirement or Voluntary Termination(1)
Cash Severance	$6,613,100		—		—
Prorata Bonus Payment	$885,000		—		$1,850,000
Value of Unvested Stock Options	$576,329	(2)	—		$576,329	(2)
Value of Unvested Restricted Stock	$995,198	(3)	$995,198	(3)	$335,846	(4)
Value of Unpaid Performance Share Program Amounts	$1,578,302	(5)	$1,578,302	(5)	$1,570,731	(6)
Welfare Benefit Values	$34,536		—		—
Outplacement	$25,000		—		—
Reduction to Avoid Excise Tax	—		—		—
Payments Net of Pension Benefit	$10,707,465		$2,573,500		$4,332,905

John T. Kuelbs

Type of Benefit	Change in Control (followed by termination)		Change in Control (no termination)		Retirement or Voluntary Termination(1)
Cash Severance	$2,880,174		—		—
Prorata Bonus Payment	$543,430		—		$506,700
Value of Unvested Stock Options	$247,000	(2)	$247,000	(2)	$247,000	(2)
Value of Unvested Restricted Stock	$509,392	(3)	$509,392	(3)	$171,887	(4)
Value of Unpaid Performance Share Program Amounts	$673,255	(5)	$673,255	(5)	$670,025	(6)
Welfare Benefit Values	$34,179		—		—
Outplacement	$25,000		—		—
Excise Tax and Gross-Up Reimbursement(7)	—		—		—
Payments Net of Pension Benefit	$4,912,429		$1,429,647		$1,595,612

Dale A. Schnittjer

Type of Benefit	Change in Control (followed by termination)		Change in Control (no termination)		Retirement or Voluntary Termination(1)
Cash Severance	$2,621,325		—		—
Prorata Bonus Payment	$486,570		—		$477,100
Value of Unvested Stock Options	$247,000	(2)	$247,000	(2)	$247,000	(2)
Value of Unvested Restricted Stock	$456,078	(3)	$456,078	(3)	$153,916	(4)
Value of Unpaid Performance Share Program Amounts	$602,792	(5)	$602,792	(5)	$599,900	(6)
Welfare Benefit Values	$33,876		—		—
Outplacement	$25,000		—		—
Excise Tax and Gross-Up Reimbursement(7)	—		—		—
Payments Net of Pension Benefit	$4,472,640		$1,305,869		$1,477,916

Aldo Pichelli

Type of Benefit	Change in Control (followed by termination)		Change in Control (no termination)		Retirement or Voluntary Termination(1)
Cash Severance	$1,381,051		—		—
Prorata Bonus Payment	$237,544		—		$425,500
Value of Unvested Stock Options	$221,480	(2)	—		$221,480	(2)
Value of Unvested Restricted Stock	$444,230	(3)	$444,230	(3)	$149,907	(4)
Value of Unpaid Performance Share Program Amounts	$587,172	(5)	$587,172	(5)	$584,356	(6)
Welfare Benefit Values	$23,452		—		—
Outplacement	$15,000		—		—
Reduction to Avoid Excise Tax	—		—		—
Payments Net of Pension Benefit	$2,909,929		$1,031,402		$1,381,242

Rex D. Geveden

Type of Benefit	Change in Control (followed by termination)		Change in Control (no termination)		Retirement or Voluntary Termination(8)
Cash Severance	$1,145,023		—		—
Prorata Bonus Payment	$195,587		—		—
Value of Unvested Stock Options	$163,569	(2)	—		—
Value of Unvested Restricted Stock	$376,710	(3)	$376,710	(3)	—
Value of Unpaid Performance Share Program Amounts	$398,381	(5)	$398,381	(5)	—
Welfare Benefit Values	$19,564		—		—
Outplacement	$15,000		—		—
Reduction to Avoid Excise Tax	$(17,560)		—		—
Payments	$2,296,274		$775,091		—

(1)	The payouts under retirement and voluntary termination scenarios are the same because Dr. Mehrabian, Mr. Kuelbs, Mr. Schnittjer and Mr. Pichelli are retirement eligible on December 30, 2011.

(2)	Represents the number of all unvested stock options as of December 30, 2011, multiplied by $54.85, the closing price of our common stock on December 30, 2011, less the aggregate exercise price of the unvested stock options.

(3)	Represents the number of shares of restricted stock granted in 2009, 2010 and 2011 multiplied by $54.85, the closing price of our common stock on December 30, 2011.

(4)	Represents the present value of unvested restricted stock granted in 2010 and 2011 (based on the closing price of our common stock on December 30, 2011) pro-rated for the portion of the performance period completed by the named executive prior to retirement or termination. Assumes goals are met at 100% of performance targets. Actual payment of the stock award is not made until after the completion of the performance period.

(5)	Represents the cash and shares payable under the 2009-2011 PSP award based on actual performance. In each case shares are valued at $54.85, the closing price of our common stock on December 30, 2011.

(6)	Represents the present value of cash and shares payable under the 2009-2011 PSP award, based on actual performance. In each case shares are valued at $54.85, the closing price of our common stock on December 30, 2011. Actual payment of the PSP amounts is made at the same time payment is made to active participants.

(7)	No gross-up is triggered at current benefit levels assuming a change in control on December 30, 2011.

(8)	Mr. Geveden is not eligible for early retirement, if applicable, until he turns 55.

The following table sets forth each named executive’s monthly pension benefit under the Teledyne Pension Plan and the Teledyne Benefit Restoration/Pension Equalization Plan assuming a change of control had taken place on December 31, 2011 and assuming each named executive had elected payment in the form of a single life annuity. The table shows the monthly payment the named executive would receive without a change in control and the additional amounts, if any, that result from a change in control. Since he was hired after January 1, 2004, Mr. Geveden does not participate in Teledyne’s pension plan.

	Teledyne Pension Plan Benefit as of 12/31/11	Additional Amounts Resulting from Change in Control	Benefit Restoration/ Pension Equalization Plan Benefit as of 12/31/11	Additional Amounts Resulting from Change in Control	Total Monthly Payment following a Change in Control as of 12/31/11
Robert Mehrabian(1)	$3,574	—	$31,570	—	$35,144
Dale Schnittjer	$11,585	—	$29,058	—	$40,643
John Kuelbs	$3,598	—	$10,291	—	$13,889
Aldo Pichelli	$7,468	$1,344	$13,671	$2,460	$24,943

(1)	In addition, the annual pension benefit payable to Dr. Mehrabian under the supplemental pension arrangement contained in his employment agreement following termination from employment at December 31, 2011 (for reason other than for cause) would be $36,875 for 10 years, payable monthly.

CERTAIN TRANSACTIONS

Indemnification Agreements

Effective April 22, 2009, the Company entered into individual Indemnification Agreements with our directors and certain officers and executives of Teledyne, including the named executive officers. A total of 25 persons have such agreements. The Indemnification Agreements provide the directors and executives who are parties to the agreements with a stand-alone contractual right to indemnification and expense advancement to the greatest extent allowable under Delaware law. The agreements continue until the later of (i) 10 years after the indemnitee ceases to serve as a director or officer, and (ii) one year following the final termination of any proceeding subject to the agreement.

Certain Relationships

The Bank of New York Mellon Corporation.    Dr. von Schack is a director of The Bank of New York Mellon Corporation. Dr. Mehrabian was also a director of The Bank of New York Mellon Corporation until his retirement on April 12, 2011. The Bank of New York Mellon Corporation is the successor to Mellon Financial Corporation following its merger with The Bank of New York in 2007. Mr. Cahouet had served as Chairman, President and Chief Executive Officer of Mellon Financial Corporation and Mellon Bank, N.A., having retired on December 31, 1998. Mr. Cahouet ceased being a director of Mellon Financial Corporation on April 18, 2000. We maintain various arms-length banking relationships with The Bank of New York Mellon Corporation. On February 25, 2011, we entered into a new $550 million credit facility under which The Bank of New York Mellon Corporation is one of 12 lenders, having committed to lend up to $45 million. The Bank of New York Mellon Corporation also provides cash management services, serves as trustee for the Teledyne Technologies Incorporated Pension Plan and, through its subsidiaries and affiliates, provides asset management and transition management services for the Pension Plan. In 2011, Mellon Investor Services LLC, dba BNY Mellon Shareowner Services, served as our transfer agent and registrar and as a proxy solicitor for our 2011 Annual Meeting and also handled administration of our stock options. On January 1, 2012, BNY Mellon’s Shareowner Services business was acquired by Computershare. Notwithstanding these relationships, our Board of Directors has determined that Mr. Cahouet and Dr. von Schack are “independent,” within the meaning of the rules of the New York Stock Exchange, and are able to serve on Audit Committee and Nominating and Governance Committee of Teledyne’s Board of Directors, in the case of Mr. Cahouet, and on Personnel and Compensation Committee and Nominating and Governance Committee of Teledyne’s Board of Directors, in the case of Dr. von Schack.

The following relationships should not be deemed to include transactions requiring disclosure under Item 404 of Regulation S-K under the Securities Exchange Act of 1934.

Policies and Procedures for Reviewing Related Party Transactions

Our Board has adopted a Related Party Transaction Policy that applies to executive officers, directors, family members of executive officers and directors, stockholders owning in excess of five percent of the Company’s stock, and affiliates of the foregoing. Under this policy, any related party transaction requires the approval or ratification of the Nominating and Governance Committee. Related party transactions in which the aggregate amount involved is expected to be less than $3 million in any fiscal year can also be approved by Chair of the Nominating and Governance Committee and transactions in which the aggregate amount involved is expected to be less than $1 million in any fiscal year can be approved by the General Counsel of the Company. The Policy defines a related party transaction as a transaction between the Company and any related party in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) the Company or a subsidiary of the Company is a party or participant and (3) a related party has or will have a direct or indirect interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity).

In determining whether to approve or ratify a related party transaction, the Nominating and Governance Committee may take into account, among other factors it deems appropriate, whether the related party transaction involves products or services of a nature, quantity or quality that are not readily available from alternative sources, whether the related party transaction is on an arm’s length basis on terms comparable to those provided to unrelated third parties or on terms comparable to those provided to employees generally, and the extent of the related party’s interest in the transaction. The Nominating and Governance Committee has determined that certain types of transactions, to the extent they constitute related party transactions, shall be deemed to be pre-approved or ratified. These transactions include executive and director compensation, a transaction with another company at which a related party’s only relationship is as an employee (other than an executive officer), director or beneficial owner of less than 10 percent of that company’s stock, and any transaction with another company at which a related party is an executive officer or a beneficial owner of 10 percent or more of that company’s stock if the aggregate amount involved in any fiscal year does not exceed the greater of $1,000,000 or 2 percent of that company’s total annual revenues, and any charitable contribution, grant or endowment by the company to a charitable organization, foundation or university at which a related party’s only relationship is an employee or a director if the aggregate amount involved does not exceed the lesser of $100,000 or 2 percent of the charitable organization’s total annual receipts.

The full text of the Related Party Transaction Policy can be viewed on our website, www.teledyne.com under “Corporate Information — Governance”.

OTHER INFORMATION

Annual Report on Form 10-K

Copies of our Annual Report on Form 10-K, without exhibits, can be obtained without charge from the Executive Vice President, General Counsel and Secretary, at Teledyne Technologies Incorporated, 1049 Camino Dos Rios, Thousand Oaks, California 91360, or telephone (805) 373-4545. You also may view a copy of the Form 10-K electronically by accessing our website www.teledyne.com. Additionally, in accordance with rules issued by the Securities and Exchange Commission, you may access our 2011 Annual Report at www.teledyne.com/2012annualmeeting, which does not have “cookies” that identify visitors to the site.

2013 Annual Meeting and Stockholder Proposals

Under Rule 14a-8 of the Securities and Exchange Commission, proposals of stockholders intended to be presented at the 2013 Annual Meeting of Stockholders must be received no later than November 17, 2012, for inclusion in the Proxy Statement and proxy card for that meeting. In addition, our Restated Certificate of Incorporation provides that in order for nominations or other business to be properly brought before an Annual Meeting by a stockholder, the stockholder must give timely notice thereof in writing to the Secretary. To be timely, a stockholder’s notice must be delivered to the Secretary not less than 75 days and not more than 90 days prior to the first anniversary of the preceding year’s Annual Meeting which, in the case of the 2013 Annual Meeting of Stockholders, would be no earlier than January 26, 2013 and no later than February 10, 2013. If, however, the date of the Annual Meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, to be timely, notice by the stockholder must be so delivered not earlier than the 90th day prior to such Annual Meeting and not later than the later of the 60th day prior to such Annual Meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Our Restated Certificate of Incorporation also requires that such notice contain certain additional information. Copies of the Restated Certificate of Incorporation can be obtained without charge from the Executive Vice President, General Counsel and Secretary.

Proxy Solicitation

We pay the cost of preparing, assembling and mailing this proxy-soliciting material and soliciting proxies. We will reimburse banks, brokers and other nominee holders for reasonable expenses they incur in sending these proxy materials to our beneficial stockholders whose stock is registered in the nominee’s name.

We have engaged Georgeson, Inc., to help solicit proxies at a cost of $7,500, plus expenses. Our employees may solicit proxies for no additional compensation.

Householding of Proxy Material

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single Proxy Statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single Proxy Statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the impacted stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Proxy Statement and annual report, please notify your broker or direct your written request to John T. Kuelbs, Executive Vice President, General Counsel and Secretary, Teledyne Technologies Incorporated, 1049 Camino Dos Rios, Thousand Oaks, California 91360. Any stockholder who currently receives multiple copies of the Proxy Statement at his, her or its address and would like to request “householding” of any communications should contact his, her or its broker.

Electronic Access to Proxy Materials and Annual Report

Stockholders can elect to view future Proxy Statements and annual reports over the Internet instead of receiving paper copies in the mail and thus can save us the cost of producing and mailing these documents. You will be responsible for any costs normally associated with electronic access, such as usage and telephonic charges.

Registered stockholders who have access to the Internet and agree to receive future annual reports and other proxy materials by accessing our web site (www.teledyne.com) should provide their valid email addresses to our transfer agent, Computershare, at the agent’s website www.computershare.com. If you hold your common stock in nominee name (such as through a broker), check the information provided by your nominee for instructions on how to elect to view future Proxy Statements and annual reports over the Internet. Stockholders who choose to view future Proxy Statements and annual reports over the Internet will receive instructions containing the Internet address of those materials, as well as voting instructions, approximately four weeks before future meetings. Additionally, in accordance with rules issued by the Securities and Exchange Commission, you may access our 2011 Annual Report and this Proxy Statement at www.teledyne.com/2012annualmeeting, which does not have “cookies” that identify visitors to the site.

If you enroll to view our future annual report and Proxy Statement electronically and vote your proxy over the Internet, your enrollment will remain in effect for all future stockholders’ meetings unless you cancel it. To cancel, registered stockholders should access www.melloninvestor.com/isd and follow the instructions to cancel your enrollment. If you hold your stock in nominee name, check the information provided by your nominee holder for instructions on how to cancel your enrollment.

If at any time you would like to receive a paper copy of the annual report or Proxy Statement, please write to John T. Kuelbs, Executive Vice President, General Counsel and Secretary, Teledyne Technologies Incorporated, 1049 Camino Dos Rios, Thousand Oaks, California 91360.

By Order of the Board of Directors,

John T. Kuelbs

Executive Vice President, General Counsel

and Secretary

March 8, 2012

Annex A

TELEDYNE TECHNOLOGIES INCORPORATED

AMENDED AND RESTATED 2008 INCENTIVE AWARD PLAN

ARTICLE 1.

PURPOSE

The purpose of the Teledyne Technologies Incorporated Amended and Restated 2008 Incentive Award Plan (the “Plan”) is to promote the success and enhance the value of Teledyne Technologies Incorporated (the “Company”) by linking the personal interests of the members of the Board, Employees, and Consultants to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board, Employees, and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent. This Plan constitutes an amendment and restatement of the Teledyne Technologies Incorporated 2008 Incentive Award Plan (the “Original 2008 Plan”), which was approved by the Company’s stockholders on April 23, 2008. In the event that the Company’s stockholders do not approve the Plan, the Original 2008 Plan will continue in full force and effect on its terms and conditions as in effect immediately prior to the date the Plan is approved by the Board.

ARTICLE 2.

DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

2.1 “Administrator” shall mean the entity that conducts the general administration of the Plan as provided in Article 12. With reference to the duties of the Committee under the Plan which have been delegated to one or more persons pursuant to Section 12.6, or as to which the Board has assumed, the term “Administrator” shall refer to such person(s) unless the Committee or the Board has revoked such delegation or the Board has terminated the assumption of such duties.

2.2 “Award” shall mean an Option, a Restricted Stock award, a Restricted Stock Unit award, a Performance Award, a Dividend Equivalents award, a Deferred Stock award, a Stock Payment award or a Stock Appreciation Right, which may be awarded or granted under the Plan (collectively, “Awards”).

2.3 “Award Agreement” shall mean any written notice, agreement, terms and conditions, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine consistent with the Plan.

2.4 “Award Limit” shall mean with respect to Awards that shall be payable in shares of Common Stock or in cash, as the case may be, the respective limit set forth in Section 3.3

2.5 “Board” shall mean the Board of Directors of the Company.

2.6 “Change in Control” shall mean and includes each of the following:

(a) A transaction or series of transactions (other than an offering of Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its subsidiaries, an employee benefit plan maintained by the Company or any of its subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 30% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

(b) During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new Director(s) (other than a Director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 2.6(a) or Section 2.6(c)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(c) The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

(i) Which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(ii) After which no person or group beneficially owns voting securities representing 30% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 2.6(c)(ii) as beneficially owning 30% or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

(d) The Company’s stockholders approve a liquidation or dissolution of the Company.

In addition, if a Change in Control constitutes a payment event with respect to any Award which provides for the deferral of compensation and is subject to Section 409A of the Code, the transaction or event described in subsection (a), (b), (c) or (d) with respect to such Award also constitutes a “change in control event,” as defined in Treasury Regulation §1.409A-3(i)(5) to the extent required by Section 409A.

The Committee shall have full and final authority, which shall be exercised in its sole discretion, to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto.

2.7 “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

2.8 “Committee” shall mean the Personnel and Compensation Committee of the Board, or another committee or subcommittee of the Board, appointed as provided in Section 13.1.

2.9 “Common Stock” shall mean the common stock of the Company, par value $0.01 per share.

2.10 “Company” shall mean Teledyne Technologies Incorporated, a Delaware corporation.

2.11 “Consultant” shall mean any consultant or adviser that qualifies as a consultant under the applicable rules of the Securities and Exchange Commission for registration of shares on a Form S-8 Registration Statement.

2.12 “Covered Employee” shall mean any Employee who is, or could be, a “covered employee” within the meaning of Section 162(m) of the Code.

2.13 “Deferred Stock” shall mean a right to receive Common Stock awarded under Section 9.4.

2.14 “Director” shall mean a member of the Board, or as applicable, a member of the board of directors of a Subsidiary.

2.15 “Disability” shall mean that the Holder is either (a) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve months, or (b) by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company. For purposes of this Plan, a Holder shall be deemed to have incurred a Disability if the Holder is determined to be totally disabled by the Social Security Administration or in accordance with the applicable disability insurance program of the Company’s, provided that the definition of “disability” applied under such disability insurance program complies with the requirements of this definition.

2.16 “Dividend Equivalent” shall mean a right to receive the equivalent value (in cash or Common Stock) of dividends paid on Common Stock, awarded under Section 9.2.

2.17 “DRO” shall mean a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time, or the rules thereunder.

2.18 “Effective Date” shall mean the date the Plan is approved by the Board, subject to approval of the Plan by the Company’s stockholders.

2.19 “Eligible Individual” shall mean any person who is an Employee, a Consultant or a Non-Employee Director, as determined by the Committee.

2.20 “Employee” shall mean any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company or of any Subsidiary.

2.21 “Equity Restructuring” shall mean a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of shares of Common Stock (or other securities of the Company) or the share price of Common Stock (or other securities) and causes a change in the per share value of the Common Stock underlying outstanding Awards.

2.22 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

2.23 “Fair Market Value” shall mean, as of any given date, the value of a share of Common Stock determined as follows:

(a) If the Common Stock is listed on any established stock exchange (such as the New York Stock Exchange, the NASDAQ Global Market and the NASDAQ Global Select Market) or national market system, its Fair Market Value shall be the closing sales price for a share of Common Stock as quoted on such exchange or system for such date or, if there is no closing sales price for a share of Common Stock on the date in question, the closing sales price for a share of Common Stock on the last preceding date for which such quotation exists, as reported in on the New York Stock Exchange or such other source as the Administrator deems reliable, such as The Wall Street Journal;

(b) If the Common Stock is regularly quoted by a recognized securities dealer but closing sales prices are not reported, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a share of Common Stock on such date, the high bid and low asked prices for a share of Common Stock on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(c) If the Common Stock is neither listed on an established stock exchange or a national market system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Administrator in good faith

2.24 “Full Value Award” means any Award other than an Option, Stock Appreciation Right or other Award for which the Holder pays the intrinsic value existing as of the date of grant (whether directly or by forgoing a right to receive a payment from the Company or any Subsidiary).

2.25 “Greater Than 10% Stockholder” shall mean an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation thereof (as defined in Section 424(e) of the Code).

2.26 “Holder” shall mean a person who has been granted an Award.

2.27 “Incentive Stock Option” shall mean an option that is intended to qualify as an incentive stock option and conforms to the applicable provisions of Section 422 of the Code.

2.28 “Non-Employee Director” shall mean a Director of the Company who is not an Employee.

2.29 “Non-Qualified Stock Option” shall mean an Option that is not intended to be an Incentive Stock Option.

2.30 “Option” shall mean a right to purchase shares of Common Stock at a specified exercise price, granted under Article 6. An Option shall be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Non-Employee Directors and Consultants shall be Non-Qualified Stock Options.

2.31 “Original 2008 Plan” shall have the meaning set forth in Article 1.

2.32 “Performance Award” shall mean a cash bonus award, stock bonus award, performance award, performance share, performance stock unit, performance bonus award or incentive award that is paid in cash, Common Stock or a combination of both, awarded under Section 9.1.

2.33 “Performance-Based Compensation” shall mean any compensation that is intended to qualify as “performance-based compensation” as described in Section 162(m)(4)(C) of the Code.

2.34 “Performance Criteria” shall mean the criteria (and adjustments) that the Committee selects for an Award for purposes of establishing the Performance Goal or Performance Goals for a Performance Period, determined as follows:

(a) The Performance Criteria that shall be used to establish Performance Goals are limited to the following: (i) net earnings (either before or after (A) interest, (B) taxes, (C) depreciation and (D) amortization), (ii) gross or net sales or revenue, (iii) net income (either before or after taxes), (iv) operating income or profit (earnings from continuing operations before interest and taxes), (v) cash flow (including, but not limited to, operating cash flow and free cash flow), (vi) return on assets, (vii) return on investment or working capital, (viii) return on stockholders’ equity, (ix) return on sales, (x) gross or net profit or operating margin, (xi) costs, (xii) funds from operations, (xiii) expense, (xiv) working capital, (xv) earnings per share, (xvi) price per share of Common Stock, (xvii) regulatory body approval for commercialization of a product, (xviii) implementation or completion of critical projects, (xix) market share, (xx) reductions in inventory, (xxi) inventory turns and on-time delivery performance, (xxii) levels of accounts receivable and inventory and (xxiii) economic value added (the amount, if any by which net operating profit after tax exceeds a reference cost of capital), any of which may be measured with respect to any one or more of its Subsidiaries and divisions and either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or a business plan.

(b) The Administrator may, in its sole discretion, provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals. Such adjustments may include one or more of the following: (i) items related to a change in accounting principle; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (vii) items related to the disposal of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under United States generally accepted accounting principles (“GAAP”); (ix) items attributable to any stock dividend, stock split, combination or exchange of shares occurring during the Performance Period; or (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments, (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company’s core, on-going business activities; or (xiv) items relating to any other unusual or nonrecurring events or changes in applicable laws, accounting principles or business conditions. For all Awards intended to qualify as Performance-Based Compensation, such determinations shall be made within the time prescribed by, and otherwise in compliance with, Section 162(m) of the Code.

2.35 “Performance Goals” shall mean, for a Performance Period, one or more goals established in writing by the Administrator for the Performance Period based upon one or more Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual.

2.36 “Performance Period” shall mean one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Holder’s right to, and the payment of, a Performance Award.

2.37 “Plan” shall mean this Teledyne Technologies Incorporated Amended and Restated 2008 Incentive Award Plan, as it may be amended or restated from time to time.

2.38 “Restricted Stock” shall mean Common Stock awarded under Article 8 that is subject to certain restrictions and may be subject to risk of forfeiture or repurchase.

2.39 “Restricted Stock Units” shall mean the right to receive Common Stock awarded under Section 9.5.

2.40 “Securities Act” shall mean the Securities Act of 1933, as amended.

2.41 “Stock Appreciation Right” shall mean a stock appreciation right granted under Article 10.

2.42 “Stock Payment” shall mean (a) a payment in the form of shares of Common Stock, or (b) an option or other right to purchase shares of Common Stock, as part of a bonus, deferred compensation or other arrangement, awarded under Section 9.3.

2.43 “Subsidiary” means any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing more than fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

2.44 “Substitute Award” shall mean an Award granted under the Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or Stock Appreciation Right.

2.45 “Termination of Service” shall mean,

(a) As to a Consultant, the time when the engagement of a Holder as a Consultant to the Company or a Subsidiary is terminated for any reason, with or without cause, including, without limitation, by resignation, discharge, death or retirement, but excluding terminations where there is a simultaneous commencement of employment with the Company or any Subsidiary or service as a Non-Employee Director.

(b) As to a Non-Employee Director, the time when a Holder who is a Non-Employee Director ceases to be a Director for any reason, including, without limitation, a termination by resignation, failure to be elected, death or retirement, but excluding any Termination of Service where there is simultaneous employment by the Company (or a Subsidiary) of such person.

(c) As to an Employee, the time when the employee-employer relationship between a Holder and the Company or any Subsidiary is terminated for any reason, including, without limitation, a termination by resignation, discharge, death, disability or retirement; but excluding: (i) terminations where there is a simultaneous reemployment or continuing employment of a Holder by the Company or any Subsidiary, (ii) terminations which are followed by the simultaneous establishment of a consulting relationship by the Company or a Subsidiary with the former employee, (iii) a termination where the former employee continues as a Non-Employee Director and (iv) at the sole discretion of the Administrator, terminations which result in a temporary severance of the employee-employer relationship.

2.46 The Administrator, in its sole discretion, shall determine the effect of all matters and questions relating to Termination of Service, including, without limitation, the question of whether a Termination of Service resulted from a discharge for cause. and all questions of whether particular leaves of absence constitute Termination of Service; provided, however, that, with respect to Incentive Stock Options, unless the Administrator otherwise provides in the terms of the Award Agreement or otherwise, a leave of absence, change in status from an employee to an independent contractor or Non-Employee Director or other change in the employee-employer relationship shall constitute a Termination of Service if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section. For purposes of the Plan, a Holder’s employee-employer relationship or consultancy relations shall be deemed to be terminated in the event that the Subsidiary employing or contracting with such Holder ceases to remain a Subsidiary following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off).

ARTICLE 3.

SHARES SUBJECT TO THE PLAN

3.1 Number of Shares.

(a) Subject to Section 13.2 and Section 3.1(b) the aggregate number of shares of Common Stock which may be issued or transferred pursuant to Awards under the Plan is 4,237,000; provided, however, that such aggregate number of shares of Common Stock available for issuance under the Plan shall be reduced by 1.83 shares for each share of Common Stock delivered in settlement of any Full Value Award.

(b) To the extent that an Award terminates, expires, or lapses for any reason or an Award is settled in cash without the delivery of shares to the Holder, then any shares of Common Stock subject to the Award shall again be available for the grant of an Award pursuant to the Plan. The following shares, however, may not again be made available for issuance as Awards under this Plan: (i) shares not issued or delivered as a result of the net settlement of an outstanding Option or Stock Appreciation Right, (ii) issued shares used to pay the exercise price or withholding taxes related to an outstanding Award or (iii) shares repurchased on the open market with the proceeds of the option exercise price. To the extent permitted by applicable law or any exchange rule, shares of Common Stock issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Subsidiary shall not be counted against shares of Common

Stock available for grant pursuant to the Plan. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the shares available for issuance under the Plan. Notwithstanding the provisions of this Section 3.1(b), no shares of Common Stock may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

(c) Substitute Awards shall not reduce the shares of Common Stock authorized for grant under the Plan. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the shares of Common Stock authorized for grant under the Plan; provided that Awards using such available shares of Common Stock shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by or providing services to the Company or its Affiliates immediately prior to such acquisition or combination.

3.2 Stock Distributed. Any Common Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Common Stock, treasury Common Stock or Common Stock purchased on the open market.

3.3 Limitation on Number of Shares Subject to Awards. Notwithstanding any provision in the Plan to the contrary, and subject to Section 13.2, the maximum aggregate number of shares of Common Stock with respect to one or more Awards that may be granted to any one person during any calendar year shall be 750,000 and the maximum aggregate amount of cash that may be paid in cash during any calendar year with respect to one or more Awards payable in cash shall be $5,000,000.

ARTICLE 4.

GRANTING OF AWARD

4.1 Participation. The Administrator may, from time to time, select from among all Eligible Individuals, those to whom an Award shall be granted and shall determine the nature and amount of each Award, consistent with the requirements of the Plan. No Eligible Individual shall have any right to be granted an Award pursuant to the Plan.

4.2 Award Agreement. Each Award shall be evidenced by an Award Agreement. Award Agreements evidencing Awards intended to qualify as Performance-Based Compensation shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code. Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.

4.3 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

4.4 At-Will Employment. Nothing in the Plan or in any Award Agreement hereunder shall confer upon any Holder any right to continue in the employ of, or as a Director or Consultant for, the Company or any Subsidiary, or shall interfere with or restrict in any way the rights of the Company and any Subsidiary, which rights are hereby expressly reserved, to discharge any Holder at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Holder and the Company or any Subsidiary.

4.5 Foreign Holders. In order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have Employees, Non-Employee Directors or Consultants, or facilitate compliance with the requirements of any foreign stock exchange or local laws, or qualify Awards for preferable tax treatment, the Administrator, in its sole discretion, shall have the power and authority to: (a) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (b) set different terms and conditions of any Award granted to Eligible Individuals outside the United States provided such terms are not contrary to any provision of the Plan; (c) establish subplans to the extent necessary or advisable (any such subplans shall be attached to the Plan as appendices); provided, however, that no such subplans shall increase the share limitations contained in Sections 3.1 and 3.3 nor be contrary to any other provision of the Plan; and (d) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any such foreign stock exchange. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Code, the Exchange Act, the Securities Act or any other securities law or governing statute or any other applicable law.

4.6 Stand-Alone and Tandem Awards. Awards granted pursuant to the Plan may, in the sole discretion of the Administrator, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

ARTICLE 5.

PROVISIONS APPLICABLE TO AWARDS INTENDED TO QUALIFY AS PERFORMANCE-BASED COMPENSATION.

5.1 Purpose. The Committee, in its sole discretion, may determine whether an Award is to qualify as Performance-Based Compensation. If the Committee, in its discretion, decides to grant such an Award to a Covered Employee that is intended to qualify as Performance-Based Compensation, then the provisions of this Article 5 shall control over any contrary provision contained in the Plan. The Administrator may in its sole discretion grant Awards to Covered Employees and other Eligible Individuals that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Article 5 and that are not intended to qualify as Performance-Based Compensation.

5.2 Applicability. The designation of a Covered Employee as a Holder for a Performance Period shall not in any manner entitle the Holder to receive an Award for the period. Moreover, designation of a Covered Employee as a Holder for a particular Performance Period shall not require designation of such Covered Employee as a Holder in any subsequent Performance Period and designation of one Covered Employee as a Holder shall not require designation of any other Covered Employees as a Holder in such period or in any other period.

5.3 Types of Awards. Notwithstanding anything in the Plan to the contrary, the Committee may grant any Award to a Covered Employee intended to qualify as Performance-Based Compensation, including, without limitation, Restricted Stock the restrictions with respect to which lapse upon the attainment of specified Performance Goals and any performance or incentive Awards described in Article 9 that vest or become exercisable or payable upon the attainment of one or more specified Performance Goals.

5.4 Procedures with Respect to Performance-Based Awards. To the extent necessary to comply with the requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted under Articles 7 or 8 to one or more Covered Employees and which is intended to qualify as Performance-Based Compensation, no later than 90 days following the commencement of any Performance Period or any designated fiscal period or period of service (or such earlier time as may be required under Section 162(m) of the Code), the Committee shall, in writing, (a) designate one or more Holders, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period based on the Performance Criteria, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Committee shall certify in writing whether and the extent to which the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned under such Awards, the Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period.

5.5 Payment of Performance-Based Awards. Unless otherwise provided in the applicable Award Agreement and only to the extent otherwise permitted by Section 162(m)(4)(C) of the Code, as to an Award that is intended to qualify as Performance-Based Compensation, the Holder must be employed by the Company or a Subsidiary throughout the Performance Period. Furthermore, a Holder shall be eligible to receive payment pursuant to such Awards for a Performance Period only if and to the extent the Performance Goals for such period are achieved.

5.6 Additional Limitations. Notwithstanding any other provision of the Plan, any Award which is granted to a Covered Employee and is intended to qualify as Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code or any regulations or rulings issued thereunder that are requirements for qualification as Performance-Based Compensation, and the Plan and the Award Agreement shall be deemed amended to the extent necessary to conform to such requirements.

ARTICLE 6.

GRANTING OF OPTIONS

6.1 Granting of Options to Eligible Individuals.

(a) The Administrator shall from time to time, in its sole discretion, and, subject to applicable limitations of the Plan:

(i) Select from among the Eligible Individuals (including Eligible Individuals who have previously received Awards under the Plan) such of them as in its opinion should be granted Options;

(ii) Determine the number of shares to be subject to such Options granted to the selected Eligible Individuals (subject to the Award Limit);

(iii) Subject to Section 6.2, determine whether such Options are to be Incentive Stock Options or Non-Qualified Stock Options; and

(iv) Determine the terms and conditions of such Options, consistent with the Plan;

(b) Upon the selection of an Eligible Individual to be granted an Option, the Administrator shall instruct the Secretary of the Company to issue the Option and may impose such conditions on the grant of the Option as it deems appropriate.

6.2 Qualification of Incentive Stock Options. No Incentive Stock Option shall be granted to any person who is not an Employee. No person who qualifies as a Greater Than 10% Stockholder may be granted an Incentive Stock Option unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the

Code. Any Incentive Stock Option granted under the Plan may be modified by the Administrator, with the consent of the Holder, to disqualify such Option from treatment as an “incentive stock option” under Section 422 of the Code. To the extent that the aggregate fair market value of stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by a Holder during any calendar year under the Plan, and all other plans of the Company and any Subsidiary or parent corporation thereof (each as defined in Section 424(f) and 424(e) of the Code, respectively), exceeds $100,000, the Options shall be treated as Non-Qualified Stock Options to the extent required by Section 422 of the Code. The rule set forth in the preceding sentence shall be applied by taking Options and other “incentive stock options” into account in the order in which they were granted and the fair market value of stock shall be determined as of the time the respective options were granted.

6.3 Option Exercise Price. The exercise price per share of Common Stock subject to each Option shall be set by the Administrator, but shall be based on a price that shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted (or, as to Incentive Stock Options, on the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code). In addition, in the case of Incentive Stock Options granted to a Greater Than 10% Stockholder, such price shall not be less than 110% of the Fair Market Value of a share of Common Stock on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code).

6.4 Option Term. The term of each Option shall be set by the Administrator in its sole discretion; provided, however, that the term shall not be more than ten (10) years from the date the Option is granted, or five (5) years from the date an Incentive Stock Option is granted to a Greater Than 10% Stockholder. The Administrator shall determine the time period, including the time period following a Termination of Service, during which the Holder has the right to exercise the vested Options, which time period may not extend beyond the term of the Option term. Except as limited by requirements of Section 409A or Section 422 of the Code and regulations and rulings thereunder, the Administrator may extend the term of any outstanding Option, and may extend the time period during which vested Options may be exercised, in connection with any Termination of Service of the Holder, and may amend any other term or condition of such Option relating to such a Termination of Service.

6.5 Option Vesting.

(a) The period during which the right to exercise, in whole or in part, an Option vests in the Holder shall be set by the Administrator and the Administrator may determine that an Option may not be exercised in whole or in part for a specified period after it is granted. Such vesting may be based on service with the Company or any Subsidiary, any of the Performance Criteria, or any other criteria selected by the Administrator. At any time after grant of an Option, the Administrator may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the period during which an Option vests.

(b) No portion of an Option which is unexercisable at a Holder’s Termination of Service shall thereafter become exercisable, except as may be otherwise provided by the Administrator either in the Award Agreement or by action of the Administrator following the grant of the Option.

6.6 Substitute Awards. Notwithstanding the foregoing provisions of this Article 6 to the contrary, in the case of an Option that is a Substitute Award, the price per share of the shares subject to such Option may be less than the Fair Market Value per share on the date of grant, provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate exercise price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Administrator) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares.

6.7 Substitution of Stock Appreciation Rights. The Administrator may provide in the Award Agreement evidencing the grant of an Option that the Administrator, in its sole discretion, shall have the right to substitute a Stock Appreciation Right for such Option at any time prior to or upon exercise of such Option; provided, that such Stock Appreciation Right shall be exercisable with respect to the same number of shares of Common Stock for which such substituted Option would have been exercisable and shall also have the same exercise price, vesting schedule and remaining term as the substituted Option.

ARTICLE 7.

EXERCISE OF OPTIONS

7.1 Partial Exercise. An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional shares and the Administrator may require that, by the terms of the Option, a partial exercise be with respect to a minimum number of shares.

7.2 Manner of Exercise. All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company, or such other person or entity designated by the Administrator, or his, her or its office, as applicable:

(a) A notice (including notice through electronic medium) complying with the applicable rules established by the Administrator stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Holder or other person then entitled to exercise the Option or such portion of the Option (unless the exercise is made through an electronic medium);

(b) Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal, state or foreign securities laws or regulations. The Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;

(c) In the event that the Option shall be exercised pursuant to Section 12.3 by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Option; and

(d) Full payment of the exercise price and applicable withholding taxes to the Secretary of the Company for the shares with respect to which the Option, or portion thereof, is exercised, in a manner permitted by Section 11.1 and 11.2.

7.3 Notification Regarding Disposition. The Holder shall give the Company prompt notice of any disposition of shares of Common Stock acquired by exercise of an Incentive Stock Option which occurs within (a) two years from the date of granting (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) such Option to such Holder, or (b) one year after the transfer of such shares to such Holder.

ARTICLE 8.

AWARD OF RESTRICTED STOCK

8.1 Award of Restricted Stock.

(a) The Administrator is authorized to grant Restricted Stock to Eligible Individuals, and shall determine the terms and conditions, including the restrictions applicable to each award of Restricted Stock, consistent with the Plan, and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate.

(b) The Administrator shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that such purchase price shall be no less than the par value of the Common Stock to be purchased, unless otherwise permitted by applicable state law. In all cases, legal consideration shall be required for each issuance of Restricted Stock.

8.2 Rights as Stockholders. Subject to Section 8.4, upon issuance of Restricted Stock, the Holder shall have, unless otherwise provided by the Administrator, all the rights of a stockholder with respect to said shares, subject to the restrictions in his or her Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to the shares; provided, however, that, in the sole discretion of the Administrator, any extraordinary distributions with respect to the Common Stock shall be subject to the restrictions set forth in Section 8.3. In addition, with respect to a share of Restricted Stock with performance-based vesting, dividends that are paid prior to vesting shall be paid out to the Holder only to the extent that the performance-based vesting conditions are subsequently satisfied and the share of Restricted Stock vests.

8.3 Restrictions. All shares of Restricted Stock (including any shares received by Holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall, in the terms of each individual Award Agreement, be subject to such restrictions and vesting requirements as the Administrator shall provide. Such restrictions may include, without limitation, restrictions concerning voting rights and transferability and such restrictions may lapse separately or in combination at such times and pursuant to such circumstances or based on such criteria as selected by the Administrator, including, without limitation, criteria based on the Holder’s duration of employment, directorship or consultancy with the Company, the Performance Criteria, Company performance, individual performance or other criteria selected by the Administrator. By action taken after the Restricted Stock is issued, the Administrator may, on such terms and conditions as it may determine to be appropriate, accelerate the vesting of such Restricted Stock by removing any or all of the restrictions imposed by the terms of the Award Agreement. Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire.

8.4 Repurchase or Forfeiture of Restricted Stock. If no price was paid by the Holder for the Restricted Stock, upon a Termination of Service during the applicable restriction period, the Holder’s rights in unvested Restricted Stock then subject to restrictions shall lapse, and such Restricted Stock shall be surrendered to the Company and cancelled without consideration. If a price was paid by the Holder for the Restricted Stock, upon a Termination of Service during the applicable restriction period, the Company shall have the right to repurchase from the Holder the unvested Restricted Stock then subject to restrictions at a cash price per share equal to the price paid by the Holder for such Restricted Stock or such other amount as may be specified in the Award Agreement. The Administrator in its sole discretion may provide that upon certain events, including a Change in Control, the Holder’s death, retirement or disability or any other specified Termination of Service or any other event, the Holder’s rights in unvested Restricted Stock shall not lapse, such Restricted Stock shall vest and, if applicable, the Company shall not have a right of repurchase.

8.5 Certificates for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Administrator shall determine. Certificates or book entries evidencing shares of Restricted Stock must include an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, in its sole discretion, retain physical possession of any stock certificate until such time as all applicable restrictions lapse.

8.6 Section 83(b) Election. If a Holder makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Holder would otherwise be taxable under Section 83(a) of the Code, the Holder shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service along with proof of the timing filing thereof with the Internal Revenue Service.

ARTICLE 9.

AWARD OF PERFORMANCE AWARDS, DIVIDEND EQUIVALENTS, DEFERRED STOCK, STOCK PAYMENTS, RESTRICTED STOCK UNITS

9.1 Performance Awards.

(a) The Administrator is authorized to grant Performance Awards to any Eligible Individual and to determine whether such Performance Awards shall be Performance-Based Compensation. The value of Performance Awards may be linked to any one or more of the Performance Criteria or other specific criteria determined by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. In making such determinations, the Administrator shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Eligible Individual. Performance Awards may be paid in cash, shares of Common Stock, or both, as determined by the Administrator.

(b) Without limiting Section 9.1(a), the Administrator may grant Performance Awards to any Holder in the form of a cash bonus payable upon the attainment of objective Performance Goals which are established by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. Any such bonuses paid to a Holder shall be based upon objectively determinable bonus formulas established in accordance with the provisions of Article 5. Unless otherwise specified by the Administrator at the time of grant, the Performance Criteria with respect to a Performance Award payable to a Covered Employee shall be determined on the basis of GAAP.

9.2 Dividend Equivalents.

(a) Dividend Equivalents may be granted by the Administrator based on dividends declared on the Common Stock, to be credited as of dividend payment dates during the period between the date an Award is granted to a Holder and the date such Award vests, is exercised, is distributed or expires, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional shares of Common Stock by such formula and at such time and subject to such limitations as may be determined by the Administrator. In addition, Dividend Equivalents with respect to an Award with performance-based vesting that are based on dividends paid prior to the vesting of such Award shall be paid out to the Holder only to the extent that the performance-based vesting conditions are subsequently satisfied and the Award vests.

(b) Notwithstanding the foregoing, no Dividend Equivalents shall be payable with respect to Options or Stock Appreciation Rights.

9.3 Stock Payments. The Administrator is authorized to make Stock Payments to any Eligible Individual. The number or value of shares of any Stock Payment shall be determined by the Administrator and may be based upon one or more Performance Criteria or any other specific criteria, including service to the Company or any Subsidiary, determined by the Administrator. Shares of Common Stock underlying a Stock Payment that is subject to a vesting schedule or other conditions or criteria set by the Administrator shall not be issued until those conditions have been satisfied. Unless otherwise provided by the Administrator, a Holder of a Stock Payment shall have no rights as a Company stockholder with respect to such Stock Payment until such time as the Stock Payment has vested and the shares of Common Stock underlying the Award have been issued to the Holder. Stock Payments may, but are not required to be made in lieu of base salary, bonus, fees or other cash compensation otherwise payable to such Eligible Individual.

9.4 Deferred Stock. The Administrator is authorized to grant Deferred Stock to any Eligible Individual. The number of shares of Deferred Stock shall be determined by the Administrator and may be based on one or more Performance Criteria or other specific criteria, including service to the Company or any Subsidiary, as the Administrator determines, in each case on a specified date or dates or over any period or periods determined by the Administrator. Common Stock underlying a Deferred Stock award will not be issued until the Deferred Stock award has vested, pursuant to a vesting schedule or other conditions or criteria set by the Administrator. Unless otherwise provided by the Administrator, a Holder of Deferred Stock shall have no rights as a Company stockholder with respect to such Deferred Stock until such time as the Award has vested and the Common Stock underlying the Award has been issued to the Holder.

9.5 Restricted Stock Units. The Administrator is authorized to grant Restricted Stock Units to any Eligible Individual. The number and terms and conditions of Restricted Stock Units shall be determined by the Administrator. The Administrator shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including conditions based on one or more Performance Criteria or other specific criteria, including service to the Company or any Subsidiary, in each case on a specified date or dates or over any period or periods, as the Administrator determines. The Administrator shall specify, or permit the Holder to elect, the conditions and dates upon which the shares of Common Stock underlying the Restricted Stock Units which shall be issued, which dates shall not be earlier than the date as of which the Restricted Stock Units vest and become nonforfeitable and which conditions and dates shall be subject to compliance with Section 409A of the Code. On the distribution dates, the Company shall issue to the Holder one unrestricted, fully transferable share of Common Stock for each vested and nonforfeitable Restricted Stock Unit.

9.6 Term. The term of a Performance Award, Dividend Equivalent award, Deferred Stock award, Stock Payment award and/or Restricted Stock Unit award shall be set by the Administrator in its sole discretion.

9.7 Exercise or Purchase Price. The Administrator may establish the exercise or purchase price of a Performance Award, shares of Deferred Stock, shares distributed as a Stock Payment award or shares distributed pursuant to a Restricted Stock Unit award; provided, however, that value of the consideration shall not be less than the par value of a share of Common Stock, unless otherwise permitted by applicable law.

9.8 Exercise upon Termination of Service. A Performance Award, Dividend Equivalent award, Deferred Stock award, Stock Payment award and/or Restricted Stock Unit award is exercisable or distributable only while the Holder is an Employee, Director or Consultant, as applicable. The Administrator, however, in its sole discretion may provide that the Performance Award, Dividend Equivalent award, Deferred Stock award, Stock Payment award and/or Restricted Stock Unit award may be exercised or distributed subsequent to a Termination of Service in certain events, including a Change in Control, the Holder’s death, retirement or disability or any other specified Termination of Service.

ARTICLE 10.

AWARD OF STOCK APPRECIATION RIGHTS

10.1 Grant of Stock Appreciation Rights. A Stock Appreciation Right may be granted: (a) in connection and simultaneously with the grant of an Option, or (b) independent of an Option. A Stock Appreciation Right shall be subject to such terms and conditions not inconsistent with the Plan as the Administrator shall impose; provided, that the term of any Stock Appreciation Right shall not exceed ten (10) years.

10.2 Coupled Stock Appreciation Rights.

(a) A Coupled Stock Appreciation Right (“CSAR”) shall be related to a particular Option and shall be exercisable only when and to the extent the related Option is exercisable.

(b) A CSAR may be granted to the Holder for no more than the number of shares subject to the simultaneously granted Option to which it is coupled.

(c) A CSAR shall entitle the Holder (or other person entitled to exercise the Option pursuant to the Plan) to surrender to the Company unexercised a portion of the Option to which the CSAR relates (to the extent then exercisable pursuant to its terms) and to receive from the Company in exchange therefor an amount determined by multiplying (i) the difference obtained by subtracting the exercise price per share of the CSAR from (ii) the Fair Market Value of a share of Common Stock on the date of exercise of the CSAR by the number of shares of Common Stock with respect to which the CSAR shall have been exercised, subject to any limitations the Administrator may impose.

10.3 Independent Stock Appreciation Rights.

(a) An Independent Stock Appreciation Right (“ISAR”) shall be unrelated to any Option and shall have a term set by the Administrator in its sole discretion, which term shall not be more than ten years following the date of grant of the ISAR. An ISAR shall be exercisable in such installments as the Administrator may determine. An ISAR shall cover such number of shares of Common Stock as the Administrator may determine. The exercise price per share of Common Stock subject to each ISAR shall be set by the Administrator, but shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date the ISAR is granted. An ISAR is exercisable only while the Holder is an Employee, Non-Employee Director or Consultant; provided, that the Administrator may determine that the ISAR may be exercised subsequent to Termination of Service or following a Change in Control, or because of the Holder’s retirement, death or disability, or termination without cause, or otherwise to the extent not inconsistent with the terms of any employment agreement or other commitments made by the Company.

(b) An ISAR shall entitle the Holder (or other person entitled to exercise the ISAR pursuant to the Plan) to exercise all or a specified portion of the ISAR (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying (i) the difference obtained by subtracting the exercise price per share of the ISAR from the Fair Market Value of a share of Common Stock on the date of exercise of the ISAR by (ii) the number of shares of Common Stock with respect to which the ISAR shall have been exercised, subject to any limitations the Administrator may impose.

10.4 Payment. Payment of the amounts determined under Section 10.2(c) and 10.3(b) above shall be in cash, shares of Common Stock (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised), or a combination of both, as determined by the Administrator.

ARTICLE 11.

ADDITIONAL TERMS OF AWARDS

11.1 Payment. The Administrator shall determine the methods by which payments by any Holder with respect to any Awards granted under the Plan shall be made, including, without limitation: (a) cash or check, (b) shares of Common Stock (including, in the case of payment of the exercise price of an Award, shares of Common Stock issuable pursuant to the exercise of the Award) or shares of Common Stock held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences, in each case, having a Fair Market Value on the date of delivery equal to the aggregate payments required, (c) delivery of a notice that the Holder has placed a market sell order with a broker with respect to shares of Common Stock then issuable upon exercise or vesting of an Award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required, provided, that payment of such proceeds is then made to the Company upon settlement of such sale, or (d) other property acceptable to the Administrator. The Administrator shall also determine the methods by which shares of Common Stock shall be delivered or deemed to be delivered to Holders. Notwithstanding any other provision of the Plan to the contrary, no Holder who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under the Plan, or continue any extension of credit with respect to such payment with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

11.2 Tax Withholding. The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Holder to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Holder’s FICA or employment tax obligation) required by law to be withheld with respect to any taxable event concerning a Holder arising as a result of the Plan. The Administrator may in its sole discretion and in satisfaction of the foregoing requirement allow a Holder to elect to have the Company withhold shares of Common Stock otherwise issuable under an Award (or allow the surrender of shares of Common Stock). The number of shares of Common Stock which may be so withheld or surrendered shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income. The Administrator shall determine the fair market value of the Common Stock, consistent with applicable provisions of the Code, for tax withholding obligations due in connection with a broker-assisted cashless Option or Stock Appreciation Right exercise involving the sale of shares to pay the Option or Stock Appreciation Right exercise price or any tax withholding obligation.

11.3 Transferability of Awards.

(a) Except as otherwise provided in Section 11.3(b):

(i) No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than: (A) by will or the laws of descent and distribution, (B) subject to the consent of the Administrator, pursuant to a DRO, unless and until such Award has been exercised, (C) to an inter vivos trust with respect to which the Holder is treated as the owner under Sections 671 through 677 of the Code (except to the extent that Section 16 of the Exchange Act limits a Holder’s right to make such transfers) or (D) the shares underlying such Award have been issued, and all restrictions applicable to such shares have lapsed;

(ii) No Award or interest or right therein shall be liable for the debts, contracts or engagements of the Holder or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by Section 11.3(a)(i); and

(iii) During the lifetime of the Holder, only the Holder may exercise an Award (or any portion thereof) granted to him under the Plan, unless it has been disposed of pursuant to a DRO; after the death of the Holder, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Award Agreement, be exercised by his personal representative or by any person empowered to do so under the deceased Holder’s will or under the then applicable laws of descent and distribution.

(b) Notwithstanding Section 11.3(a), the Administrator, in its sole discretion, may determine to permit a Holder to transfer an Award other than an Incentive Stock Option to any one or more Permitted Transferees (as defined below), subject to the following terms and conditions: (i) an Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than by will or the laws of descent and distribution; (ii) an Award which is transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Holder (other than the ability to further transfer the Award); and (iii) the Holder and the Permitted Transferee shall execute any and all documents requested by the Administrator, including, without limitation documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under applicable federal, state and foreign securities laws and (C) evidence the transfer. For purposes of this Section 11.3(b), “Permitted Transferee” shall mean, with respect to a Holder, any “family member” of the Holder, as defined in the instructions to Form S-8 under the Securities Act, or to trusts or partnerships for such family members.

(c) Notwithstanding Section 11.3(a), a Holder may, in the manner determined by the Administrator, designate a beneficiary to exercise the rights of the Holder and to receive any distribution with respect to any Award upon the Holder’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Holder, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Administrator. If the Holder is married and resides in a community property state, a designation of a person other than the Holder’s spouse as his or her beneficiary with respect to more than 50% of the Holder’s interest in the Award shall not be effective without the prior written consent of the Holder’s spouse. If no beneficiary has been designated or survives the Holder, payment shall be made to the person entitled thereto pursuant to the Holder’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Holder at any time provided the change or revocation is filed with the Administrator.

11.4 Conditions to Issuance of Shares.

(a) Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing shares of Common Stock pursuant to the exercise of any Award, unless and until the Board has determined, with advice of counsel, that the issuance of such shares is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Common Stock are listed or traded, and the shares of Common Stock are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Board or the Committee may require that a Holder make such reasonable covenants, agreements, and representations as the Board, in their sole discretion, deems advisable in order to comply with any such laws, regulations, or requirements.

(b) All Common Stock certificates delivered pursuant to the Plan and all shares issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state, or foreign securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Common Stock is listed, quoted, or traded. The Administrator may place legends on any Common Stock certificate or book entry to reference restrictions applicable to the Common Stock.

(c) The Administrator shall have the right to require any Holder to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Award, including a window-period limitation, as may be imposed in the sole discretion of the Administrator.

(d) No fractional shares of Common Stock shall be issued and the Administrator shall determine, in its sole discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding down.

(e) Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by any applicable law, rule or regulation, the Company shall not deliver to any Holder certificates evidencing shares of Common Stock issued in connection with any Award and instead such shares of Common Stock shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

11.5 Forfeiture and Claw-Back Provisions. Pursuant to its general authority to determine the terms and conditions applicable to Awards under the Plan, the Administrator shall have the right to provide, in an Award Agreement or otherwise, or to require a Holder to agree by separate written or electronic instrument, that:

(a) (i) any proceeds, gains or other economic benefit actually or constructively received by the Holder upon any receipt or exercise of the Award, or upon the receipt or resale of any Common Stock underlying the Award, must be paid to the Company, and (ii) the Award shall terminate and any unexercised portion of the Award (whether or not vested) shall be forfeited, if (x) a Termination of Service occurs prior to a specified date, or within a specified time period following receipt or exercise of the Award, or (y) the Holder at any time, or during a specified time period, engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the Company, as further defined by the Administrator or (z) the Holder incurs a Termination of Service for “cause” (as such term is defined in the sole discretion of the Administrator, or as set forth in a written agreement relating to such Award between the Company and the Holder); and

(b) All Awards (including any proceeds, gains or other economic benefit actually or constructively received by the Holder upon any receipt or exercise of any Award or upon the receipt or resale of any shares of Common Stock underlying the Award) shall be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with the requirements of applicable law, including without limitation the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, to the extent set forth in such claw-back policy and/or in the applicable Award Agreement

11.6 Prohibition on Repricing. Subject to Section 13.2, the Administrator shall not, without the approval of the stockholders of the Company, authorize the amendment of any outstanding Award to reduce its price per share. Furthermore, subject to Section 13.2, no Award shall be canceled and replaced with the grant of an Award having a lesser price per share without the further approval of stockholders of the Company. Subject to Section 13.2, the Administrator shall have the authority, without the approval of the stockholders of the Company, to amend any outstanding award to increase the price per share or to cancel and replace an Award with the grant of an Award having a price per share that is greater than or equal to the price per share of the original Award. Furthermore, for purposes of this Section 11.6, except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price per share of outstanding Options or Stock Appreciation Rights or cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other Awards or Options or Stock Appreciation Rights with an exercise price per share that is less than the exercise price per share of the original Options or Stock Appreciation Rights without the approval of the stockholders of the Company.

11.7 Full Value Award Vesting Limitations. Notwithstanding any other provision of this Plan to the contrary, Full Value Awards made to Employees or Consultants shall become vested over a period of not less than three years (or, in the case of vesting based upon the attainment of Performance Goals or other performance-based objectives, over a period of not less than one year measured from the commencement of the period over which performance is evaluated) following the date the Award is made; provided, however, that, notwithstanding the foregoing, the Administrator may provide that such vesting restrictions may lapse or be waived upon the Holder’s death, disability, retirement, any other specified Termination of Service or the consummation of a Change in Control.

ARTICLE 12.

ADMINISTRATION

12.1 Administrator. The Committee (or another committee or a subcommittee of the Board assuming the functions of the Committee under the Plan) shall administer the Plan (except as otherwise permitted herein) and shall consist solely of two or more Non-Employee Directors appointed by and holding office at the pleasure of the Board, each of whom is intended to qualify as both a “non-employee director” as defined by Rule 16b-3 of the Exchange Act or any successor rule, an “outside director” for purposes of Section 162(m) of the Code and an “independent director” under the rules of the New York Stock Exchange (or other securities exchange or automated quotation system on which shares of Common Stock are listed, quoted or traded); provided, that any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 12.l or otherwise provided in any charter of the Committee. Except as may otherwise be provided in any charter of the Committee, appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may only be filled by the Board. Notwithstanding the foregoing, (a) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Awards granted to Non-Employee Directors and, with respect to such Awards, the terms “Administrator” and “Committee” as used in the Plan shall be deemed to refer to the Board, and (b) the Board or Committee may delegate its authority hereunder to the extent permitted by Section 12.6.

12.2 Duties and Powers of Committee. It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan and the Award Agreement, and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith, to interpret, amend or revoke any such rules and to amend any Award Agreement provided that the rights or obligations of the holder of the Award that is the subject of any such Award Agreement are not affected adversely by such amendment, unless the consent of the Holder is obtained or such amendment is otherwise permitted under Section 11.5 or Section 13.10. Any such grant or award under the Plan need not be the same with respect to each Holder. Any such interpretations and rules with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Act or any successor rule, or Section 162(m) of the Code, or any regulations or rules issued thereunder, or the rules of the New York Stock Exchange or any securities exchange or automated quotation system on which the shares of Common Stock are listed, quoted or traded are required to be determined in the sole discretion of the Committee.

12.3 Action by the Committee. Unless otherwise established by the Board or in any charter of the Committee, a majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by all members of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

12.4 Authority of Administrator. Subject to any specific designation in the Plan, the Administrator has the exclusive power, authority and sole discretion to:

(a) Designate Eligible Individuals to receive Awards;

(b) Determine the type or types of Awards to be granted to each Holder;

(c) Determine the number of Awards to be granted and the number of shares of Common Stock to which an Award will relate;

(d) Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, purchase price, any Performance Criteria, any reload provision, any restrictions or limitations on the Award, any schedule for vesting, lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, and any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Administrator in its sole discretion determines;

(e) Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in cash, Common Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f) Prescribe the form of each Award Agreement, which need not be identical for each Holder;

(g) Decide all other matters that must be determined in connection with an Award;

(h) Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(i) Interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement;

(j) Make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan; and

(k) Accelerate wholly or partially the vesting or lapse of restrictions of any Award or portion thereof at any time after the grant of an Award, subject to whatever terms and conditions it selects and Section 11.7 and Section 13.2.

12.5 Decisions Binding. The Administrator’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Award Agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding, and conclusive on all parties.

12.6 Delegation of Authority. To the extent permitted by applicable law, the Board or Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to this Article 12; provided, however, that in no event shall an officer be delegated the authority to grant awards to, or amend awards held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act, (b) Covered Employees, or (c) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder; provided further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under Section 162(m) of the Code and other applicable law. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation, and the Board may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 12.6 shall serve in such capacity at the pleasure of the Board and the Committee.

ARTICLE 13.

MISCELLANEOUS PROVISIONS

13.1 Amendment, Suspension or Termination of the Plan. Except as otherwise provided in this Section 13.1, the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board of Directors or the Personnel or the Committee. However, without approval of the Company’s stockholders given within twelve (12) months before or after the action by the Administrator, no action of the Administrator may, except as provided in Section 13.2, (i) increase the limits imposed in Section 3.1 on the maximum number of shares which may be issued under the Plan, or (ii) decrease the exercise price of any outstanding Option or Stock Appreciation Right granted under the Plan or take any action prohibited under Section 11.6. Except as provided in Section 11.5 and Section 13.10, no amendment, suspension or termination of the Plan shall, without the consent of the Holder, impair any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides. No Awards may be granted or awarded during any period of suspension or after termination of the Plan, and in no event may any Award be granted under the Plan after the tenth (10th) anniversary of the Effective Date (the “Expiration Date”). Any Awards that are outstanding on the Expiration Date shall remain in force according to the terms of the Plan and the applicable Award Agreement.

13.2 Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.

(a) In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of the Company’s stock or the share price of the Company’s stock other than an Equity Restructuring, the Administrator shall make equitable adjustments, if any, to reflect such change with respect to (i) the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 on the maximum number and kind of shares which may be issued under the Plan, adjustments of the Award Limit, and adjustments of the manner in which shares subject to Full Value Awards will be counted); (ii) the number and kind of shares of Common Stock (or other securities or property) subject to outstanding Awards; (iii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (iv) the grant or exercise price per share for any outstanding Awards under the Plan. Any adjustment affecting an Award intended as Performance-Based Compensation shall be made consistent with the requirements of Section 162(m) of the Code.

(b) In the event of any transaction or event described in Section 13.2(a) or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations or accounting principles, the Administrator, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Holder’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles.

(i) To provide for either (A) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Holder’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 13.2 the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Holder’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion having an aggregate value not exceeding the amount that could have been attained upon the exercise of such Award or realization of the Holder’s rights had such Award been currently exercisable or payable or fully vested;

(ii) To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(iii) To make adjustments in the number and type of shares of the Company’s stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Stock or Deferred Stock and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards and Awards which may be granted in the future;

(iv) To provide that such Award shall be exercisable or payable or fully vested with respect to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Award Notice; and

(v) To provide that the Award cannot vest, be exercised or become payable after such event.

(c) In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 13.2(a) and 13.2(b):

(i) The number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, shall be equitably adjusted. The adjustments provided under this Section 13.2(c) shall be nondiscretionary and shall be final and binding on the affected Holder and the Company.

(ii) The Administrator shall make such equitable adjustments, if any, as the Administrator in its sole discretion may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 on the maximum number and kind of shares which may be issued under the Plan, adjustments of the Award Limit, and adjustments of the manner in which shares subject to Full Value Awards will be counted).

(d) Notwithstanding any other provision of the Plan, in the event of a Change in Control, each outstanding Award shall continue in effect or be assumed or an equivalent Award substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Award, the Administrator may cause any or all of such Awards to become fully exercisable immediately prior to the consummation of such transaction and all forfeiture restrictions on any or all of such Awards to lapse. If an Award is exercisable in lieu of assumption or substitution in the event of a Change in Control, the Administrator shall notify the Holder that the Award shall be fully exercisable beginning prior to the Change in Control contingent on the occurrence of the Change in Control, and the Award shall terminate on the Change in Control. For the purposes of this Section 13.2(c), an Award shall be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each share of Common Stock subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Change in Control was not solely common stock of the successor corporation or its parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Award, for each share of Common Stock subject to an Award, to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

(e) The Administrator may, in its sole discretion, include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company that are not inconsistent with the provisions of the Plan.

(f) With respect to Awards which are granted to Covered Employees and are intended to qualify as Performance-Based Compensation, no adjustment or action described in this Section 13.2 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause such Award to fail to so qualify as Performance-Based Compensation, unless the Administrator determines that the Award should not so qualify. No adjustment or action described in this Section 13.2 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate Section 422(b)(1) of the Code. Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 or violate the exemptive conditions of Rule 16b-3 unless the Administrator determines that the Award is not to comply with such exemptive conditions.

(g) The existence of the Plan, the Award Agreement and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(h) No action shall be taken under this Section 13.2 which shall cause an Award to fail to comply with Section 409A of the Code or the Treasury Regulations thereunder, to the extent applicable to such Award.

(i) In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Common Stock or the share price of the Common Stock including any Equity Restructuring, for reasons of administrative convenience, the Company in its sole discretion may refuse to permit the exercise of any Award during a period of 30 days prior to the consummation of any such transaction.

13.3 Approval of Plan by Stockholders. The Plan shall be submitted for the approval of the Company’s stockholders within twelve (12) months after the date of the Board’s initial adoption of the Plan. If the Plan is not approved by the Company’s stockholders, (i) it will not become effective, (ii) no Awards shall be granted thereunder, and (iii) the Original 2008 Plan will continue in full force and effect in accordance with its terms. Upon the approval of the Plan by the Company’s stockholders, any awards outstanding under the Original 2008 Plan as of the date of such approval shall remain outstanding and, if applicable, exercisable pursuant to the terms of such individual grants.

13.4 No Stockholders Rights. Except as otherwise provided herein, a Holder shall have none of the rights of a stockholder with respect to shares of the Company’s stock covered by any Award until the Holder becomes the record owner of such shares of the Company’s stock.

13.5 Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Holder may be permitted through the use of such an automated system.

13.6 Effect of Plan upon Other Compensation Plans. Except as set forth in Section 13.3, the adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in the Plan shall be construed to limit the right of the Company or any Subsidiary: (a) to establish any other forms of incentives or compensation for Employees, Directors or Consultants of the Company or any Subsidiary, or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

13.7 Compliance with Laws. The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of shares of Common Stock and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all applicable federal, state, local and foreign laws, rules and regulations (including but not limited to state, federal and foreign securities law and margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

13.8 Titles and Headings, References to Sections of the Code and the Exchange Act. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code and the Exchange Act shall include any amendment or successor thereto.

13.9 Governing Law. The Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof.

13.10 Section 409A. To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Administrator determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Administrator may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section.

13.11 No Rights to Awards. No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Administrator is obligated to treat Eligible Individuals, Holders or any other persons uniformly.

13.12 Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Holder pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Holder any rights that are greater than those of a general creditor of the Company or any Subsidiary.

13.13 Indemnification. To the extent allowable pursuant to applicable law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

13.14 Relationship to other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

13.15 Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

* * * * *

I hereby certify that the foregoing Plan was duly adopted by the Board of Directors of Teledyne Technologies Incorporated on February 28, 2012.

* * * * *

I hereby certify that the foregoing Plan was approved by the stockholders of Teledyne Technologies Incorporated on [ ● ], [2012].

Executed on this [ ● ] day of [ ● ], [2012].

Corporate Secretary

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting. Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the annual meeting date.

INTERNET

http://www.proxyvoting.com/tdy

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR

TELEDYNE TECHNOLOGIES INCORPORATED

TELEPHONE 1-866-540-5760

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

19592

FOLD AND DETACH HERE

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR ALL” DIRECTOR NOMINEES AND “FOR” PROPOSALS 2, 3 AND 4.

Please mark your votes as indicated in this example

ITEM 1. ELECTION OF 3 CLASS I DIRECTORS

FOR ALL

WITHHOLD FOR ALL

*EXCEPTIONS

Nominees:

01 Simon M. Lorne

02 Paul D. Miller

03 Wesley W. von Schack

ITEM 2. APPROVAL OF THE TELEDYNE TECHNOLOGIES INCORPORATED AMENDED AND RESTATED 2008 INCENTIVE AWARD PLAN

ITEM 3. RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

ITEM 4. APPROVAL OF NON-BINDING RESOLUTION ON EXECUTIVE COMPENSATION

FOR

AGAINST

ABSTAIN

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.)

*Exceptions

If you plan to attend the Annual Meeting, please mark the WILL ATTEND box.

WILL ATTEND

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Mark Here for Address Change or Comments

SEE REVERSE

Signature

Signature

Date

You can now access your Teledyne Technologies Incorporated account online.

Access your Teledyne Technologies Incorporated account online via Investor ServiceDirect® (ISD).

The transfer agent for Teledyne Technologies Incorporated now makes it easy and convenient to get current information on your shareholder account.

View account status

View payment history for dividends

View certificate history

Make address changes

View book-entry information

Obtain a duplicate 1099 tax form

Visit us on the web at http://www.bnymellon.com/shareowner/equityaccess For Technical Assistance Call 1-877-978-7778 between 9am-7pm Monday-Friday Eastern Time

Investor ServiceDirect®

Available 24 hours per day, 7 days per week

TOLL FREE NUMBER: 1-800-370-1163

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The Proxy Statement and the 2011 Annual Report to Stockholders are available at: http://www.teledyne.com/2012annualmeeting

FOLD AND DETACH HERE

PROXY

TELEDYNE TECHNOLOGIES INCORPORATED

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS ON APRIL 25, 2012

The undersigned hereby appoints Dale A. Schnittjer, John T. Kuelbs and Melanie S. Cibik and each of them, proxies and attorneys-in-fact, with power of substitution in each of them, to vote for and on behalf of the undersigned at the Annual Meeting of Stockholders of Teledyne Technologies Incorporated to be held on April 25, 2012, and at any adjournments thereof, upon matters properly coming before the meeting, as set forth in the Notice of Meeting and Proxy Statement, both of which have been received by the undersigned, and upon all such other matters that may properly be brought before the meeting, as to which the undersigned hereby confers discretionary authority to vote upon said proxies. Without otherwise limiting the general authorization given hereby, said proxies and attorneys-in-fact are instructed to vote as follows:

Address Change/Comments

(Mark the corresponding box on the reverse side)

SHAREOWNER SERVICES P.O. BOX 3550

SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side)

19592

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting. Both are available 24 hours a day, 7 days a week.

For Plan shares, internet and telephone voting is available through 11:59 PM Eastern Time on April 20, 2012.

TELEDYNE TECHNOLOGIES INCORPORATED

INTERNET http://www.proxyvoting.com/tdy-401k

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR

TELEPHONE 1-866-540-5760

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

19594-gr

FOLD AND DETACH HERE

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR ALL” DIRECTOR NOMINEES AND “FOR” PROPOSALS 2, 3 AND 4.

Please mark your votes as indicated in this example

ITEM 1. ELECTION OF 3 CLASS I DIRECTORS

FOR ALL

WITHHOLD FOR ALL

*EXCEPTIONS

Nominees:

01 Simon M. Lorne

02 Paul D. Miller

03 Wesley W. von Schack

ITEM 2. APPROVAL OF THE TELEDYNE TECHNOLOGIES INCORPORATED AMENDED AND RESTATED 2008 INCENTIVE AWARD PLAN

ITEM 3. RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

ITEM 4. APPROVAL OF NON-BINDING RESOLUTION ON EXECUTIVE COMPENSATION

FOR

AGAINST

ABSTAIN

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.)

*Exceptions

If you plan to attend the Annual Meeting, please mark the WILL ATTEND box.

WILL ATTEND

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Mark Here for Address Change or Comments

SEE REVERSE

Signature

Signature

Date

TELEDYNE TECHNOLOGIES

1049 Camino Dos Rios

Thousand Oaks, California 91360

TELEDYNE TECHNOLOGIES INCORPORATED 401(k) PLAN

As a Plan participant, you have the right to direct the Plan Trustee how to vote the shares of Teledyne Technologies Incorporated Common Stock that are allocated to your Plan account and shown on the attached voting instruction card. The Trustee will hold your instructions in complete confidence except as may be necessary to meet legal requirements.

You may vote by telephone, by Internet or by completing, signing and returning the voting instruction card (below). A postage-paid return envelope is enclosed.

The Trustee must receive your voting instructions by April 20, 2012. If the Trustee does not receive your instructions by April 20, 2012, your shares will not be voted.

You will receive a separate set of proxy solicitation materials for any shares of Common Stock you own other than your Plan shares. Your non-plan shares must be voted separately from your Plan Shares.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The Proxy Statement and the 2011 Annual Report to Stockholders are available at: http://www.teledyne.com/2012annualmeeting

FOLD AND DETACH HERE

TELEDYNE TECHNOLOGIES INCORPORATED VOTING INSTRUCTION CARD FOR 2012 ANNUAL MEETING

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF TELEDYNE TECHNOLOGIES INCORPORATED TELEDYNE TECHNOLOGIES INCORPORATED 401(k) PLAN

The undersigned hereby directs the Trustee of the above Plan to vote the full number of shares of Common Stock allocated to the account of the undersigned under the Plan at the Annual Meeting of Stockholders of Teledyne Technologies Incorporated on April 25, 2012, and at any adjournments thereof, upon the matters set forth on the reverse of this care and, in its discretion, upon such other matters as may properly come before the meeting.

PLAN PARTICIPANTS MAY VOTE BY TOLL-FREE TELEPHONE OR INTERNET BY FOLLOWING THE INSTRUCTIONS ON THE REVERSE SIDE. ALTERNATIVELY, PARTICIPANTS MAY VOTE BY COMPLETING, DATING AND SIGNING THIS CARD AND RETURNING IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

IF YOU WISH TO USE THIS CARD TO VOTE YOUR SHARES, PLEASE COMPLETE, DATE AND SIGN ON THE REVERSE SIDE.

Address Change/Comments

(Mark the corresponding box on the reverse side)

SHAREOWNER SERVICES P.O. BOX 3550

SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side)

19594-gr